Filed Pursuant to Rule 424(b)(3)

Registration No. 333-298609

Prospectus Supplement No. 4

(to Prospectus dated August 28, 2026)

UP TO 154,623,867 ORDINARY SHARES

OF

AIR GLOBAL PLC

This prospectus supplement amends and supplements the prospectus dated August 28, 2026 (the “Prospectus”), which forms part of our registration statement on Form F-1 (No. 333-298609). This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Report on Form 6-K, furnished to the Securities and Exchange Commission (the “SEC”) on October 1, 2026 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “AIIR.” On September 30, 2026, the last reported sale price of our ordinary shares as reported on Nasdaq was $7.64 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 1, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October, 2026

Commission File Number: 001-43297

AIR Global PLC

(Translation of registrant’s name into English)

Festival Office Tower

Dubai Festival City, 7th Floor

Dubai

United Arab Emirates

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

On October 1, 2026, AIR Limited, a direct, wholly owned subsidiary of AIR Global PLC (the “Company”), closed its previously announced offering of senior unsecured notes (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. In connection with the closing, the Company is filing as Exhibit 4.1 hereto the indenture, dated as of October 1, 2026, among AIR Limited, AIR Global PLC and Citibank, N.A., London Branch, as trustee, relating to the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2026

AIR Global PLC

By: /s/ Stuart Brazier

Name: Stuart Brazier

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Description

4.1	Indenture, dated as of October 1, 2026, among AIR Limited, AIR Global PLC and Citibank, N.A., London Branch, as trustee.

Exhibit 4.1

Execution Version

AIR LIMITED

as Issuer,

AIR Global PLC, AIR Group Ventures Limited, Al Fakher Tobacco Factory FZE, Al Fakher Tobacco FZE, Al Fakher Pioneers for Trading, AIR Distribution USA, Inc., emtrada GmbH and AIR Global Brands Limited as Guarantors,

Citibank, N.A., London Branch

as Trustee, Paying Agent and Transfer Agent,

and

Citibank Europe Plc

as Registrar

Indenture

Dated as October 1, 2026

For the initial issuance of:

$425,000,000 7.875% Senior Notes due 2031

i

Exhibits

Exhibit A	Form of Note

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

INDENTURE dated as of October 1, 2026, among AIR Limited, a registered private company with limited liability incorporated under the laws of Jersey (the “Issuer”), the Guarantors (as defined herein) and such other Persons as may from time to time become a party to this Indenture upon Incurring a Guarantee (as provided herein), Citibank, N.A., London Branch, as Trustee, Paying Agent and Transfer Agent, and Citibank Europe Plc, as Registrar (as such terms are defined below).

RECITALS OF THE ISSUER AND THE GUARANTORS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 7.875% Senior Notes due 2031 issued on the date hereof (the “Initial Notes”) and (ii) any Additional Notes (as defined herein) that may be issued after the Issue Date (as defined herein) (the Initial Notes and any Additional Notes, the “Notes”). The Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of their Guarantees (as defined herein). The Issuer and the Guarantors have received good and valuable consideration for the execution and delivery of this Indenture and the Guarantees, as the case may be. The Guarantors will derive substantial direct and indirect benefits from the issuance of the Notes. All necessary acts and things have been done to make: (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer; and (ii) this Indenture a legal, valid and binding agreement of the Issuer and the Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by the parties hereto, for the benefit of each other and for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions

“2025 Senior Facilities Agreement” means that certain senior facilities agreement, dated March 5, 2025 among AIR, AIR Group Ventures Limited as borrower and the arrangers thereto which provides for an aggregate principal amount of $480.2 million in senior secured credit facilities denominated in U.S. dollars.

“Acquired Debt” means Debt of a Person:

(a)
existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; or
(b)
assumed in connection with the acquisition of assets from any such Person,

provided that, in each case, such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary, as the case may be) or the date of the related acquisition of assets from any Person.

“Affiliate” means, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Paying Agent, the Registrar and the Transfer Agent.

“Applicable Redemption Premium” means,

(a)
with respect to any Note on any redemption date, the greater of:
(i)
1.0% of the principal amount of such Note; and
(ii)
the excess of
(A)
the present value at such redemption date of: (x) the redemption price of such Note at October 1, 2028 such redemption price being set forth in the table appearing in Paragraph 6 of the Form of Note plus (y) all required interest payments that would otherwise be due to be paid on such Note during the period between the redemption date and October 1, 2028 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over
(B)
the outstanding principal amount of such Note.

For the avoidance of doubt, calculation of the Applicable Redemption Premium shall be made by or on behalf of the Issuer and shall not be a duty or obligation of the Trustee or any Agent.

“Applicable Reporting Date” means, as at any date of determination, at the Company’s election (which election the Company may revoke and re-make at any time and from time to time):

(a)
the last day of the most recent fiscal half or fiscal year in respect of which any report or financial statements have been delivered pursuant to Sections 4.14(1)(a) or 4.14(1)(b); or
(b)
the last day of the most recently completed fiscal half or four fiscal quarters for which internal financial statements are available.

“Applicable Testing Period” means, as at any date of determination, at the Company’s election (which election the Company may revoke and re-make at any time and from time to time):

(a)
the period of the four consecutive fiscal quarters ending on the Applicable Reporting Date; or
(b)
the period of the two consecutive fiscal halves ending on the Applicable Reporting Date.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than leases that would have been operating leases prior to IFRS 16) or other disposition (including, without limitation, by way of merger, consolidation, amalgamation or other combination or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(a)
any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary); or
(b)
any of the Company’s or any Restricted Subsidiary’s properties or assets.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)
any single transaction or series of related transactions that involves assets or Capital Stock having a Fair Market Value of less than the greater of $18.0 million and 12.5% of Consolidated Adjusted EBITDA;
(ii)
any transfer or disposition of assets (including Capital Stock of any Subsidiary) by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(iii)
any transfer or disposition of obsolete, damaged, surplus, worn out or permanently retired equipment or facilities or other assets that are no longer useful in the conduct of the Company’s or Restricted Subsidiary’s business;
(iv)
sales, discounts or dispositions of receivables (a) on commercially reasonable terms in the ordinary course of business or consistent with past practice, (b) in any factoring or supply chain financing transaction or similar transaction in the ordinary course of business or consistent with past practice or (c) in connection with any Qualified Receivables Financing;
(v)
any transfer or disposition of assets that is governed by the provisions of this Indenture described under Section 5.01 or Section 4.09;
(vi)
any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;
(vii)
transfers of Capital Stock in a Restricted Subsidiary to a Person making contributions to such Restricted Subsidiary to fund its capital expenditure, to the extent the Company or the Issuer determines in good faith appropriate to reflect the level of such contribution compared to the contribution, if any, made by the Company or any Restricted Subsidiary;
(viii)
the sale, lease, sublease, assignment or other disposition of any real or personal property or any equipment, inventory, trading stock or other assets in the ordinary course of business or consistent with past practice, including, without limitation, pursuant to agreements entered into in the ordinary course of business or consistent with past practice, including any disposition of surplus, discontinued, obsolete or worn-out equipment or immaterial assets that are no longer used or useful in the ongoing business of the Company and the Restricted Subsidiaries taken as a whole;
(ix)
(a) an issuance or transfer of Capital Stock by a Restricted Subsidiary (i) to the Company or to another Restricted Subsidiary or (ii) as part of, or pursuant to, an equity incentive or compensation plan approved by the Board of Directors of the Company or the Issuer or (b) the issuance of directors’ qualifying shares and shares issued to individuals as required by applicable law;
(x)
any issuance, sale or disposition of Capital Stock, Debt or other securities of an Unrestricted Subsidiary;
(xi)
any making of a Restricted Payment that does not violate Section 4.06 and the making of any Permitted Investment;
(xii)
any transfer, termination, unwinding or other disposition of Hedging Agreements in the ordinary course of business and not for speculative purposes;
(xiii)
sales of assets received by the Company or any Restricted Subsidiary upon the foreclosure on a Lien granted in favor of the Company or any Restricted Subsidiary or any other transfer of title with respect to any secured investment in default;
(xiv)
any disposition in connection with a Permitted Lien;
(xv)
subject to, for the avoidance of doubt, Section 4.06(6), the licensing, sub-licensing, lease, sublease, conveyance or assignment of intellectual property or other general intangibles and licenses, sub-licenses, leases, subleases, conveyances or assignments of other property, in each case, in the ordinary course of business or consistent with past practice;

(xvi)
the abandonment or disposition of patents, trademarks or other intellectual property that are, in the good faith opinion of the Company or the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole;
(xvii)
any disposition arising from foreclosure, condemnation or any similar action with respect to any property or other assets;
(xviii)
the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(xix)
any disposition with respect to property, whether tangible or intangible, built by or on behalf of, or developed or otherwise acquired by, the Company or any Restricted Subsidiary on or after the Issue Date (a) pursuant to a customary sale and leaseback transaction, asset securitizations and other similar financings permitted by this Indenture or (b) on behalf of, or for the benefit of, a customer, or with the intention to transfer such property to a customer, in connection with a transaction or series of transactions under which the Company or any Restricted Subsidiary earns a fee for, or derives a benefit from, participating in such transaction or series of transactions;
(xx)
a disposition of cash or Cash Equivalents;
(xxi)
sales, transfers or other disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such sale, transfer or disposition is applied in accordance with Section 4.07;
(xxii)
any sale or other disposition made pursuant to, or as a result of, a final judgment or court order related to a liquidation or unpaid claim;
(xxiii)
any disposition in connection with a Tax Sharing Agreement or otherwise undertaken in good faith for tax planning purposes;
(xxiv)
discount or disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(xxv)
any sale or disposition of assets to any governmental authority or agency pursuant to state asset acquisition laws, regulations or rules or that is a result of a relinquishment to, or a compulsory or involuntary acquisition by, such governmental authority or agency;
(xxvi)
any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any Restricted Subsidiary to such Person; provided, however, that the Company shall certify that in its opinion, the transaction will be economically beneficial to the Company and its Restricted Subsidiaries; or
(xxvii)
any liquidation or dissolution of a Restricted Subsidiary (other than the Issuer), provided that such Restricted Subsidiary’s assets are transferred to the Company or another Restricted Subsidiary.

“Bankruptcy Law” means (a) Title 11, United States Bankruptcy Code of 1978, as amended, or any successor thereto, (b) any other law of the United States, Jersey, the European Union or its member states or the United Kingdom (or, in each case, any political subdivision thereof) or (c) any other law of any other jurisdiction (or any political subdivision thereof) in which a Guarantor is incorporated or organized, in each case relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors (or such other analogous procedure in any applicable jurisdiction) or any amendment to, succession to or change in any such law.

“Board of Directors” means:

(a)
with respect to any corporation, the board of directors or managers of the corporation (which, in the case of any corporation having both a supervisory board and an executive or management board, shall be the executive or management board) or any duly authorized committee thereof;
(b)
with respect to any partnership, the board of directors of the general partner of the partnership or any duly authorized committee thereof;
(c)
with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and
(d)
with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function.

“Business Combination” shall have the meaning assigned to such term in the Offering Memorandum.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by a Depositary.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, the United Kingdom, New York, the United States, the UAE, the DIFC, Jersey or a place of payment under this Indenture are authorized or required by law to close and other than a day which is not a TARGET Settlement Day.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for, or convertible into, such Capital Stock, whether now outstanding or issued after the Issue Date.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease or capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS; provided, however, that for purposes of determining whether a finance lease or capital lease is required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto), such determination will be made using IFRS as in effect on the Issue Date. The amount of Debt represented by such obligation will be the capitalized amount of such finance lease or capital lease obligation at the time any determination thereof is to be made as determined in accordance with IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided further that for the avoidance of doubt, any lease, concession or license of property that was accounted for, or would have been accounted for, by any Person as an operating lease prior to the adoption of IFRS 16 and any similar lease entered into subsequent to the adoption of IFRS 16 by any Person may, in the sole discretion of the Company, be accounted for as an operating lease and shall not constitute a Capitalized Lease Obligation or Debt for purposes of this Indenture; provided that for the avoidance of doubt, in connection with any determination or calculation under this Indenture which is based upon the calculation of more than one component, including any determination in respect of the Fixed Charge Coverage Ratio, the Consolidated Net Leverage Ratio or any other ratio-based basket, all such components shall be calculated on a consistent basis, applying the same accounting standard.

At any date after the Issue Date, the Issuer may, by written notice to the Trustee, make an election to establish that a Capitalized Lease Obligation is an obligation that is required to be classified and accounted for as a capital lease in accordance with IFRS as in effect from time to time; provided that for the avoidance of doubt, in connection with any determination or calculation under this Indenture which is based upon the calculation of more than one component, including any determination in respect of the Fixed Charge Coverage Ratio, the Consolidated Net Leverage Ratio or any other ratio-based basket, all such components shall be calculated on a consistent basis, applying the same accounting standard.

“Cash Equivalents” means any of the following:

(a)
Euros, Canadian dollars, Swiss Francs, British pounds sterling, U.S. dollars, Emirati dirham or any national currency of any member state of the European Union; or (b) any other currency held by the Issuer or the Company in the ordinary course of business or consistent with past practice, in each case for bona fide business purposes;
(b)
direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union, the United Kingdom, the United States of America, Norway, Switzerland, Canada or any province of Canada, Jersey, the UAE, the DIFC or the Kingdom of Saudi Arabia (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union, the United Kingdom or the United States of America, Norway, Switzerland, Canada or any province of Canada, Jersey, the UAE, the DIFC or the Kingdom of Saudi Arabia, as the case may be, and which are not callable or redeemable at the Company’s or any Restricted Subsidiary’s option;
(c)
overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of twelve months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union, the United Kingdom or of the United States of America or any state thereof, Norway, Switzerland, Canada or any province of Canada, Jersey, the UAE, the DIFC or the Kingdom of Saudi Arabia; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “BBB-” or higher by Fitch or “BBB-” or higher by S&P or the equivalent rating category of another internationally recognized rating agency;
(d)
commercial paper having one of the two highest ratings obtainable from Fitch or S&P and, in each case, maturing within one year after the date of acquisition;
(e)
repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clause (b) or (c) of this definition, entered into with any financial institution meeting the qualifications described in clause (c) of this definition;
(f)
any marketable securities, money market funds, bank deposits and bank accounts held by the Company or any Restricted Subsidiary on the Issue Date;
(g)
with respect to the Company, the Issuer or any Restricted Subsidiary that is not organized under the laws of the United States of America, other short-term investments or deposits made in the ordinary course of business or consistent with past practice for cash management purposes and denominated in the local currency of the jurisdiction in which such entity is organized or operates, to the extent issued, guaranteed or offered by any commercial bank or financial institution organized under the laws of such jurisdiction; or
(h)
interests in any investment company or money market fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (g) of this definition.

“Cash Management Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable in respect of Cash Management Services.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, cash pooling arrangements, automated clearing house transfers, overdraft, credit card processing or credit or debit card, purchase card, electronic funds transfer and other cash management and similar arrangements.

“CFC” means any entity that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following events:

(a)
the Issuer become aware of any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than by a Permitted Holder, becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided that any Voting Stock of which any Permitted Holder is the “beneficial owner” (other than deemed beneficial ownership derived from membership in a “group”) shall not be included in any Voting Stock of which any other “person” or “group” is the “beneficial owner”, unless such “person” or “group” is not an Affiliate of a Permitted Holder and has the sole voting power with respect to such Voting Stock; provided further that for the purposes of this clause (a), no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent; or
(b)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person other than a Restricted Subsidiary or one or more Permitted Holders.

Notwithstanding the foregoing: (A) no transaction shall be deemed to constitute a Change of Control if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii) either (x) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction or (y) immediately following such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of such holding company; (B) the right to acquire Voting Stock (whether by conversion, exchange, option, warrant or otherwise), so long as such Person does not have the right to direct the voting of such Voting Stock prior to the acquisition thereof, shall not cause such Person to be deemed the beneficial owner thereof; (C) any Voting Stock beneficially owned by any Permitted Holder shall not be included in determining whether any other person or group is the beneficial owner of such Voting Stock, so long as such other person or group does not have any voting power with respect to such Permitted Holder’s Voting Stock; (D) any transfer of assets between or among the Company and the Restricted Subsidiaries shall not, in and of itself, constitute a Change of Control; and (E) a Person or group shall not be deemed to beneficially own the Voting Stock of another Person solely as a result of its ownership of Voting Stock or other securities of, or contractual rights relating to, a parent entity of such other Person, unless such Person or group owns 50% or more of the total voting power of the Voting Stock of such parent entity entitled to vote for the election of directors having a majority of the votes on the Board of Directors (or equivalent governing body) of such parent entity.

“Clearing System Business Day” means Monday to Friday, inclusive, except December 25 and January 1.

“Clearstream” means Clearstream Banking, société anonyme, or any successor clearing agency thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodities Agreement” means any agreement or arrangement designed to protect the relevant Person against fluctuations in commodities prices.

“Common Depositary” means Citibank Europe Plc in its capacity as common depositary for Euroclear and Clearstream until a successor replaces it and thereafter means the successor serving hereunder.

“Company” means AIR Global PLC, a registered public company with limited liability incorporated under the laws of Jersey, and its successors and assigns.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

(a)
provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, and any charge for such taxes incurred and any charge for or in respect of any surrender of group relief by the Company or a Restricted Subsidiary pursuant to a Tax Sharing Agreement; plus
(b)
the Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period; plus
(c)
depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees), goodwill and other non-cash charges and expenses (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on the Company and its Restricted Subsidiaries for such period) of the Company and its Restricted Subsidiaries (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) for such period; plus
(d)
any expenses, fees, charges or other costs related to the issuance, offer, sale or listing of any Capital Stock, or any Permitted Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business and any expenses, charges or other costs related to deferred or contingent payments), disposition, recapitalization or listing or the Incurrence of Debt (including any refinancing thereof), in each case, whether or not successful, including (i) such costs, fees, expenses or charges related to any incurrence of Debt or issuance of Redeemable Capital Stock or preferred stock; (ii) such costs, fees, expenses or charges related to the offering of the Notes; (iii) such costs, fees, expenses or charges related to any amendment or other modification of any incurrence, in each case to the extent deducted in calculating such Consolidated Adjusted EBITDA and (iv) such costs, fees, expenses or charges related to the refinancing and any issuance of Capital Stock or Debt, any Public Offering, De-SPAC Transaction or other listing or public offering of Capital Stock of the Company or any Parent (including, in each case, any public company readiness activities); plus
(e)
the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Capital Stock held by such parties; plus
(f)
the proceeds of any business interruption insurance received or that become receivable during such period to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds, or such amount becoming payable, were included in computing Consolidated Net Income; plus

(g)
payments received or that become receivable with respect to, expenses that are covered by the indemnification provisions in any agreement entered into by the Company or any Restricted Subsidiary to the extent such expenses were included in computing Consolidated Net Income; plus
(h)
any income, charge or other expense attributable to post-employment benefit, pension, fund or similar obligation other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme; plus
(i)
any Receivables Fees and discounts on the sale of accounts receivables in connection with any Qualified Receivables Financing or any other receivables financing representing, in the Company’s reasonable determination, the implied interest component of such discount for such period; plus
(j)
any losses from foreign currency transactions and foreign currency translation (including losses related to currency remeasurements of Debt) of the Company and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus
(k)
Start-Up Costs; plus
(l)
to the extent not already otherwise included herein, adjustments and add-backs similar to those, or of the nature of those, made in calculating “Adjusted EBITDA” included in the Offering Memorandum; minus
(m)
non-cash items reducing such Consolidated Net Income for such period, other than the reversal of a reserve for cash charges in a future period in the ordinary course of business.

For the purposes of determining “Consolidated Adjusted EBITDA”, pro forma effect shall be given to Consolidated Adjusted EBITDA on the same basis as for calculating the Consolidated Net Leverage Ratio for the Company and its Restricted Subsidiaries.

“Consolidated Fixed Charges” means, for any period, without duplication and in each case determined in accordance with IFRS, the sum of:

(a)
combined interest expense of the Group to the extent deducted in calculating Consolidated Net Income for such period, plus, to the extent not otherwise included in combined interest expense:
(i)
amortization of original issue discount (but not including deferred financing fees, debt issuance costs and premium, commissions, fees and expenses owed or paid with respect to financings);
(ii)
the net payments made or received pursuant to Hedging Agreements (including amortization of fees and discounts);
(iii)
commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and similar transactions; and
(iv)
the interest portion of any deferred payment obligation and amortization of debt issuance costs; plus
(b)
the interest component of the Company’s and the Restricted Subsidiaries’ Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued during such period other than the interest component of Capitalized Lease Obligations between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; plus
(c)
the Company’s and the Restricted Subsidiaries’ non-cash interest expenses and interest that was capitalized during such period; plus

(d)
the interest expense on Debt of another Person to the extent such Debt is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on the Company’s or any Restricted Subsidiary’s assets, but only to the extent that such interest is actually paid by the Company or such Restricted Subsidiary; plus
(e)
cash and non-cash dividends due (whether or not declared) on the Company’s Redeemable Capital Stock and any Restricted Subsidiary’s Preferred Stock (to any Person other than the Company or any Restricted Subsidiary), in each case for such period, minus (i) accretion or accrual of discounted liabilities other than Debt; (ii) any expense resulting from the discounting of any Debt in connection with the application of purchase accounting in connection with any acquisition; (iii) any discounts, commissions, fees, interest, expenses and other charges associated with Qualified Receivables Financing; (iv) interest with respect to Debt of any Holding Company of any Person appearing upon the balance sheets of such Person solely by reason of push-down accounting under IFRS; (v) anything accounted for as an operating lease in accordance with IFRS prior to the adoption of IFRS 16; (vi) any Additional Amounts with respect to the Notes or other similar tax gross-up on any Debt (including, without limitation, under any Credit Facility), which is included in interest expenses under IFRS; (vii) any capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Debt; and (viii) any interest income of the Company and the Restricted Subsidiaries.

“Consolidated Net Debt” means, as of any date of determination, the sum of the total amount of Consolidated Total Debt of the Group, less cash and Cash Equivalents, in each case that would be stated on the balance sheet of the Group on a consolidated basis on such date. In respect of any applicable period, the exchange rate used to calculate Consolidated Net Debt will be either, at the Company’s option, (i) the weighted average exchange rate for the Applicable Testing Period or (ii) the exchange rate between U.S. dollars and local currency valid at the date of the balance sheet of the Group referenced for the measurement date; provided that, where applicable, any amount of Debt will be stated so as to take into account the hedging effect of any currency hedging entered into in respect of or by reference to that Debt.

“Consolidated Net Income” means, for any period, the Group’s combined net income (or loss) for such period as determined in accordance with IFRS, adjusted by excluding (to the extent included in such combined net income or loss), without duplication:

(a)
the portion of net income (and the loss unless and to the extent funded in cash by the Company or a Restricted Subsidiary) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an equity ownership interest, except that the Company’s or a Restricted Subsidiary’s equity in the net income of such Person for such period shall be included in such Consolidated Net Income to the extent of the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or other distributions during such period;
(b)
solely for the purpose of determining the amount available for Restricted Payments under Section 4.06(2)(c)(i), the net income (but not the loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its articles of incorporation, charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders (other than (i) restrictions that have been waived or otherwise released, (ii) restrictions pursuant to this Indenture, (iii) contractual restrictions in effect on the Issue Date with respect to a Restricted Subsidiary, and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Holders than such restrictions in effect on the Issue Date, and (iv) restrictions specified in Section 4.11) except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause (b));

(c)
net after-tax gains attributable to the termination of any employee pension benefit plan;
(d)
any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date;
(e)
any net gain or loss arising from the acquisition of any securities or extinguishment, under IFRS, of any Debt of such Person;
(f)
the net income attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
(g)
the cumulative effect of a change in accounting principles;
(h)
the net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiary (including pursuant to a sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Company or the Issuer);
(i)
any pre-tax special, extraordinary, one-off, irregular, exceptional, unusual or non-recurring gain, loss, expense or charge (including one-off investment in plant, property and equipment), or any charges in respect of any restructuring, redundancy, relocation, refinancing, reserve or integration cost, recapitalization, closure, reallocation or relocation, or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs (including, without limitation, costs, fees, expenses or charges related to the refinancing and any issuance of Capital Stock or Debt, any Public Offering, De-SPAC Transaction or other listing or public offering of Capital Stock of the Company or any Parent (including, in each case, any public company readiness activities) and any asset sales or investments whether or not successful), acquisition costs, business optimization, system establishment, software or information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or post-retirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);
(j)
any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;
(k)
any unrealized gains or losses in respect of Hedging Agreements or other derivative instruments or forward contracts or any ineffectiveness recognized in earnings related to a qualifying hedge transaction or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions or the net after-tax gains or losses attributable to the early termination of any Hedging Agreements, in each case, in respect of Hedging Agreements;
(l)
realized and unrealized gains or losses attributable to movements in exchange rates;
(m)
other non-cash gains and losses (including goodwill and fixed asset impairment);
(n)
the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Debt; and
(o)
expenses incurred by the Company or any Restricted Subsidiary to the extent reimbursed in cash by a third party.

“Consolidated Net Leverage Ratio” means, as at any date of determination, the ratio of: (1) the pro forma Consolidated Net Debt on such date, to (2) the pro forma Consolidated Adjusted EBITDA for the Applicable Testing Period; provided that:

(a)
if the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio is an Incurrence of Debt or both, Consolidated Adjusted EBITDA and Consolidated Net Debt for such period shall be calculated, without duplication, after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period;
(b)
if the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Debt (each, a “Discharge”) since the beginning of such period that is no longer outstanding or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio is a Discharge of Debt or both, Consolidated Adjusted EBITDA and Consolidated Net Debt for such period shall be calculated, without duplication, after giving effect on a pro forma basis to such Discharge as if such Discharge had occurred on the first day of such period;
(c)
if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale, Consolidated Adjusted EBITDA for such period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) directly attributable thereto, for such period and the Consolidated Net Debt for such period shall be reduced by an amount equal to the Consolidated Net Debt directly attributable to any Debt of the Company or of any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Net Debt for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);
(d)
if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation, amalgamation or other combination or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Adjusted EBITDA and Consolidated Net Debt for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period; and
(e)
if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) if made by the Company or a Restricted Subsidiary during such period, Consolidated Adjusted EBITDA and Consolidated Net Debt for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition occurred on the first day of such period, provided, however, the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (i) any Debt Incurred on the date of determination pursuant to Section 4.04(2) (other than with respect to clause (s) of such Section 4.04(2)) or (ii) the discharge on the date of determination of any Debt to the extent that such discharge results from the proceeds incurred pursuant to Section 4.04(2).

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

For purposes of this definition, without double counting, (1) pro forma effect may be given to any transaction referred to in clauses (a) through (e) of this definition, or the amount of income or earnings relating thereto, and the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such transaction (calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of the relevant period) net of the amounts of any actual benefits realized during the relevant period from such actions) shall be as determined in good faith by the Chief Financial Officer of the Company or any Restricted Subsidiary or an authorized responsible financial or accounting officer of the Company or any Restricted Subsidiary and (2) when determining pro forma Consolidated Adjusted EBITDA of the Company and the Restricted Subsidiaries, the Company may adjust Consolidated Adjusted EBITDA to add an amount equal to the cost savings or synergies projected to be realized as the result of actions taken or to be taken on or prior to the date that is 18 months after the consummation of any operational change (calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of the relevant period), net of the amount of any actual benefits realized during the relevant period from such actions, as determined in good faith by the Chief Financial Officer of the Company or any Restricted Subsidiary or an authorized responsible financial or accounting officer of the Company or any Restricted Subsidiary; provided that such adjustments in clause (2) of this paragraph shall not exceed 25.0% of Consolidated Adjusted EBITDA for the Applicable Testing Period prior to the date of determination.

“Consolidated Total Debt” means, as of any date of determination, with respect to any specified Person, the total amount of Debt of such Person and its Restricted Subsidiaries on a combined basis that is incurred in Section 4.04(1) or clauses (a), (b), (c), (f), (l) (but only to the extent such Debt refinances Debt that would otherwise constitute Consolidated Total Debt), (s), (u) and (v) of Section 4.04(2) and any Permitted Refinancing Debt in respect thereof.

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Debt pursuant to Section 4.04(2)(u).

“Contribution Debt” means Debt of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than 100% of the aggregate amount of net cash contributions (other than the proceeds from the issuance of Redeemable Capital Stock or Preferred Stock or contributions by the Company or any Restricted Subsidiary) made to the equity capital of the Company or such Restricted Subsidiary (in each case, other than by a Subsidiary of the Company) (whether through the issuance or sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) or Subordinated Shareholder Debt or otherwise contributed to equity (other than through Redeemable Capital Stock or Preferred Stock)) in each case after the Issue Date; provided that such Contribution Debt is so designated as “Contribution Debt” pursuant to an Officer’s Certificate no later than the date of Incurrence thereof.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities or indentures, as the case may be, (including the Revolving Credit Facility) or commercial paper facilities, arrangements, instruments, note purchase agreements or commercial paper facilities and overdraft facilities, in each case, with banks, insurance companies or other institutional lenders or investors providing for revolving credit loans, term loans, bankers acceptances, receivables or inventory financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, letters of credit or other Debt, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced, refinanced, repaid, or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks, institutions, entities or investors and whether provided under the Revolving Credit Facility or one or more other credit or other agreements, indentures, note purchase agreements, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, charges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (a) changing the maturity of any Debt Incurred thereunder or contemplated thereby, (b) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (c) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof.

“Currency Agreements” means, in respect of a Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect such Person against or manage exposure to fluctuations in foreign currency exchange rates.

“Custodian” means any receiver, trustee, administrative receiver, judicial manager, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Custom Bonds” means a guarantee or bond with respect to any custom duties, excise duties or other amounts payable to a custom authority or agency in the ordinary course of business or consistent with past practice.

“Debt” means, with respect to any Person on any date of determination, without duplication:

(a)
the principal of indebtedness of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities Incurred in the ordinary course of business or consistent with past practice;
(b)
the principal of obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;
(c)
all reimbursement obligations of such Person in connection with any letters of credit, bankers’ acceptances or other similar facilities (the amount of such obligation being equal at any time to the aggregate amount of drawings thereunder that have not then been reimbursed);
(d)
all debt of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), which is due more than one year after its incurrence but excluding trade payables arising in the ordinary course of business or consistent with past practice;
(e)
all Capitalized Lease Obligations of such Person;
(f)
all net obligations of such Person under or in respect of Hedging Agreements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);
(g)
all Debt referred to in (but not excluded from) the preceding clauses (a) through (f) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the obligation so secured);
(h)
all guarantees by such Person of Debt referred to in this definition of any other Person;
(i)
all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price; and
(j)
Preferred Stock of any Restricted Subsidiary,

in each case to the extent it appears as a liability on the balance sheet in accordance with IFRS; provided that the term “Debt” shall not include: (i) non-interest bearing instalment obligations and accrued liabilities Incurred in the ordinary course of business or consistent with past practice that are (a) not more than 180 days past due or (b) more than 180 days past due but with the consent of the payee or as the result of a bona fide ongoing negotiation over such liabilities; (ii) any pension obligations of the Company or a Restricted Subsidiary; (iii) Debt incurred by the Company or one of the Restricted Subsidiaries in connection with a transaction where (a) such Debt is borrowed from a bank or trust company organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union, the United Kingdom or of the United States of America or any state thereof, Norway, Switzerland, Canada or any province of Canada, Jersey, the UAE, the DIFC or the Kingdom of Saudi Arabia or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having a combined capital and surplus and undivided profits of not less than $250.0 million, whose long-term, unsecured, unsubordinated and unguaranteed debt has a rating immediately prior to the time such transaction is entered into, of “BBB-” or higher by S&P, “BBB-” or higher by Fitch or the equivalent rating category of another internationally recognized rating agency and (b) a substantially concurrent Investment is made by the Company or a Restricted Subsidiary in the form of cash deposited with the lender of such Debt, or a Subsidiary or affiliate thereof, in amount equal to such Debt; (iv) any liability for Taxes or any obligations under a Tax Sharing Agreement, up to an amount not to exceed, with respect to such obligations, the amount of such Taxes that the Company and its Restricted Subsidiaries would have been required to pay on a separate company basis, or on a combined basis if the Company and the Restricted Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Restricted Subsidiaries; (v) Subordinated Shareholder Debt; (vi) in connection with any previous or future purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not definitively determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter, (vii) obligations under or in respect of Qualified Receivables Financings, and (viii) indebtedness incurred by the Company or any Restricted Subsidiary in respect of standby letters of credit, indemnities, performance bonds, guarantees, excise guarantees, Custom Bonds, surety bonds or other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice to the extent such standby letters of credit, indemnities, performance bonds, guarantees, excise guarantees, Custom Bonds, surety bonds or other reimbursement obligations are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than 30 Business Days following receipt by such Person of a demand for reimbursement following payment on the standby letters of credit, indemnities, performance bonds, guarantees, excise guarantees, Custom Bonds, surety bonds or other reimbursement obligations.

For purposes of this definition, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the Board of Directors of the Company or the Issuer of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

“Default” means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or Section 2.07, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Principal Amount” attached thereto.

“Depositary” means DTC, Euroclear and Clearstream, as applicable, and their respective nominees and successors, in each case acting through itself or through the Common Depositary.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“De-SPAC Transaction” means the Business Combination and (a) all transactions, agreements, arrangements and documents related thereto or entered into, executed or delivered in connection therewith, including the execution, delivery and performance of all agreements, instruments, certificates and other documents contemplated thereby or ancillary thereto and (b) any mergers, amalgamations, consolidations, reorganizations, recapitalizations, equity or debt financings, redemptions or other corporate transactions undertaken in connection with, or in order to effect, the Business Combination.

“DIFC” means the Dubai International Financial Centre.

“Discharge” has the meaning given to such term in the definition of “Consolidated Net Leverage Ratio.”

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s or the Issuer’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions, provided that the ownership of Capital Stock in a Person that has a direct or indirect financial interest in or with respect to such transactions or series of related transactions will not in itself disqualify a member of the Company’s or the Issuer’s Board of Directors from being a Disinterested Member with respect to any transaction or series of related transactions.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published under “Currency Rates” in the section of the Financial Times entitled “Currencies, Bonds & Interest Rates” on the date that is two Business Days prior to such determination, or, if such rate is not available, from any other publicly available source of market exchange rates reasonably selected by the Company or the Issuer.

“DTC” means The Depository Trust Company or any successor thereof.

“Equity Offering” means an issuance or sale of Capital Stock (which is Qualified Capital Stock) of the Company, or any Holding Company of the Company, other than on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions; provided that the net proceeds of such issuance or sale are contributed to the equity capital of, or as Subordinated Shareholder Debt to, the Company or any of the Restricted Subsidiaries.

“Euroclear” means Euroclear Bank NA/NV or any successor clearing agency.

“Exchange” means The International Stock Exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Facilities” means the Existing Revolving Credit Facility and the Existing Term Loan each made available under the 2025 Senior Facilities Agreement.

“Existing Revolving Credit Facility” means the $75.0 million revolving facility provided under the 2025 Senior Facilities Agreement.

“Existing Term Loan Facility” means the amortizing term loan facility in a principal amount of $405.2 million made pursuant to the 2025 Senior Facilities Agreement.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or any Restricted Subsidiary, or the Chief Executive Officer or Chief Financial Officer of the Company or any Restricted Subsidiary, or a responsible financial or accounting officer of the Company or any Restricted Subsidiary, in each case whose determination will be conclusive.

“Fitch” means Fitch Ratings Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (1) pro forma Consolidated Adjusted EBITDA to (2) pro forma Consolidated Fixed Charges for the Applicable Testing Period prior to the date of determination; provided that:

(a)
if the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Incurrence of Debt or both, Consolidated Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated, without duplication, after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period;
(b)
if the Company or any Restricted Subsidiary has Discharged (as defined under the definition of “Consolidated Net Leverage Ratio”) any Debt since the beginning of such period that is no longer outstanding or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is a Discharge of Debt or both (in each case other than Debt Incurred under any revolving credit facility (including the Revolving Credit Facility) unless such Debt has been permanently repaid), Consolidated Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated, without duplication, after giving effect on a pro forma basis to such Discharge as if such Discharge had occurred on the first day of such period;
(c)
if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale, Consolidated Adjusted EBITDA for such period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) directly attributable thereto, for such period and the Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Debt of the Company or of any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);
(d)
if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation, amalgamation or other combination or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period; and
(e)
if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) of this definition if made by the Company or a

Restricted Subsidiary during such period, Consolidated Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition occurred on the first day of such period, provided, however, the pro forma calculation of the Fixed Charge Coverage Ratio shall not give effect to (i) any Debt Incurred on the date of determination pursuant to Section 4.04(2) (other than with respect to clause (s) of such paragraph) or (ii) the discharge on the date of determination of any Debt to the extent that such discharge results from the proceeds incurred pursuant to Section 4.04(2).

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

For purposes of this definition, without double counting, (1) pro forma effect may be given to any transaction referred to in clauses (a) through (e) of this definition, or the amount of income or earnings relating thereto, and the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such transaction (calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of the relevant period) net of the amounts of any actual benefits realized during the relevant period from such actions) shall be as determined in good faith by the Chief Financial Officer of the Company or any Restricted Subsidiary or an authorized responsible financial or accounting officer of the Company or any Restricted Subsidiary and (2) when determining pro forma Consolidated Adjusted EBITDA of the Company and the Restricted Subsidiaries, the Company may adjust Consolidated Adjusted EBITDA to add an amount equal to the cost savings or synergies projected to be realized as the result of actions taken or to be taken on or prior to the date that is 18 months after the consummation of any operational change (calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of the relevant period), net of the amount of any actual benefits realized during the relevant period from such actions, as determined in good faith by the Chief Financial Officer of the Company or any Restricted Subsidiary or an authorized responsible financial or accounting officer of the Company or any Restricted Subsidiary; provided that such adjustments in clause (2) of this paragraph shall not exceed 25.0% of Consolidated Adjusted EBITDA for the Applicable Testing Period prior to the date of determination.

“Global Note Legend” means the legend set forth in Exhibit A, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes.

“Group” means AIR Global PLC and its Restricted Subsidiaries and their respective successors and assigns.

“guarantee” means, as applied to any obligation:

(a)
a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business or consistent with past practice), direct or indirect, in any manner, of any part or all of such obligation; and
(b)
an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the Issuer’s obligations under this Indenture and the Notes by any Restricted Subsidiary or any other Person in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantors” means (a) as of the Issue Date, the Company, AIR Group Ventures Limited, Al Fakher Tobacco Factory FZE, Al Fakher Tobacco FZE, Al Fakher Pioneers for Trading, AIR Distribution USA, Inc., emtrada GmbH and AIR Global Brands Limited and (b) any other Person that executes a Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Agreements” means non-speculative Currency Agreements, Interest Rate Agreements and Commodities Agreements entered into in the ordinary course of business or consistent with past practice.

“Holder” means the Person in whose name a Note is recorded on the Registrar’s books.

“Holding Company” of a Person means any other Person (other than a natural person) of which the first Person is a Subsidiary.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board and its predecessors (the “IASB”) (or, at the option of the Company, as endorsed by the European Union or the United Kingdom) and as in effect from time to time.

At any time after the Issue Date, the Company may elect to apply U.S. GAAP accounting principles in lieu of IFRS and, upon any such election, references herein to IFRS shall thereafter be construed to mean U.S. GAAP (except as otherwise provided in this Indenture), including as to the ability of the Company to make the Election Option pursuant to the previous paragraph; provided that (a) any such election to apply U.S. GAAP, once made, shall be irrevocable and (b) any calculation or determination in this Indenture that require the application of IFRS for periods that include fiscal halves, fiscal quarters or months ended prior to the Company election to apply U.S. GAAP shall remain as previously calculated or determined in accordance with IFRS; provided further that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company in accordance with U.S. GAAP.

“Incur” has the meaning given to such term in Section 4.04(1); provided that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Debt, and the payment of dividends on Capital Stock constituting Debt in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Debt. Any Debt issued at a discount (including Debt on which interest is payable through the issuance of additional Debt) shall be deemed Incurred at the time of original issuance of the Debt at the initial accreted amount thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Investors” means (i) Kingsway Fund – Frontier Consumer Franchises, (ii) Kingsway FCF Overflow SPC – Segregated Portfolio One, (iii) Kingsway FCF Overflow SPC – Segregated Portfolio Two, (iv) Kingsway FCF Overflow SPC – Segregated Portfolio Five, (v) Kingsway FCF Overflow SPC – Segregated Portfolio Six, (vi) KIM AIR Limited, (vii) ACACIA Partners, L.P., (viii) ACACIA Conservation Fund, L.P., (ix) ACACIA II Partners, L.P., (x) ACACIA Conservation Master Fund (Offshore) L.P., (xi) Bank of Jordan plc, or (xii) any Affiliates of the foregoing.

“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Issuer or any Parent or any successor of the Issuer or any Parent (the “IPO Entity”) following which there is a public market and, as a result of which, the shares of common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market.

“Interest Payment Date” means the Stated Maturity of an instalment of interest in the Notes.

“Interest Rate Agreements” means, in respect of a Person, any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect such Person against or manage exposure to fluctuations in interest rates.

“Investment Grade Status” shall occur when all of the Notes receive two of the following:

(a)
a rating of “BBB-” or higher from S&P;
(b)
a rating of “Baa3” or higher from Moody’s; and/or
(c)
a rating of “BBB-” or higher from Fitch,

or the equivalent of such rating by any such rating organization or, if no rating of Moody’s, Fitch or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other similar obligations), advances or capital contributions (excluding advances or extension of credit to officers, customers, licensees, leases, suppliers, directors or employees made in the ordinary course of business or consistent with past practice), or purchases or other acquisitions in consideration of Debt, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the notes thereto) prepared in accordance with IFRS. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the definition of Fair Market Value. The acquisition by the Company or any Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final sentence of Section 4.06(1). If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the final sentence of Section 4.06(1). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“IPO Entity” has the meaning given to such term in the definition of “Initial Public Offering.”

“IPO Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (ii) the price per share at which such shares of common stock or common equity interests are sold in such Initial Public Offering.

“Issue Date” means October 1, 2026.

“Issuer Order” means a written order signed in the name of the Issuer by an authorized officer or director of the Issuer.

“Issuer” means AIR Limited, a registered private company with limited liability incorporated under the laws of Jersey, and any successor or assigns.

“Launch Date Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Company on September 18, 2026 multiplied by (ii) the closing price per share of such common stock or common equity interests on September 18, 2026.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for or by way of security or encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, or for the benefit of, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

(a)
(1) in respect of travel, entertainment, tax, payroll, benefits or moving related expenses Incurred in the ordinary course of business or consistent with past practice or (2) for purposes of funding any such person’s purchase of Capital Stock or Subordinated Shareholder Debt (or similar obligations) of the Company, its Subsidiaries or any Parent;
(b)
in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or
(c)
not exceeding $5.0 million outstanding at any time.

“Management Investors” means (1) current and former members of the management team, directors or employees of any Parent, the Company or any Restricted Subsidiary investing, or committing to invest, directly or indirectly, in any Parent, the Company or any Restricted Subsidiary as at the Issue Date or from time to time thereafter and (2) such entity or trust as may hold shares transferred by departing members of the management team, directors or employees of any Parent, the Company or any Restricted Subsidiary.

“Market Capitalization” means the greater of (x) an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Company on the relevant date (as determined by the Company in its sole discretion) of the declaration or announcement of the relevant dividend or share buyback program or purchase, repurchase or other acquisition or retirement of Capital Stock multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the relevant date (as determined by the Company in its sole discretion) of declaration or announcement of such dividend or share buyback program or purchase, repurchase or other acquisition or retirement of Capital Stock and (y) the Launch Date Market Capitalization.

“Material Intellectual Property” means any intellectual property owned by the Company or any Restricted Subsidiary as of the Issue Date that is, in the good faith determination of the Company, material to the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole.

“Maturity” means, with respect to any debt, the date on which any principal of such debt becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Net Cash Proceeds” means:

(a)
with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents actually received (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:
(i)
brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;
(ii)
provisions for all taxes paid or payable, or required to be accrued as a liability under IFRS as a result of such Asset Sale;
(iii)
all distributions and other payments required to be made to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and
(iv)
appropriate amounts required to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or potential purchase price adjustments associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; and
(b)
with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.06, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Offering Memorandum” means the offering memorandum relating to the Notes dated September 23, 2026.

“Officer” means (1) any member or director of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary of the Group or (2) any other individual designated as an “Officer,” “Manager” or “Authorized Signatory” for the purposes of this Indenture by any such individuals.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer.

“Parent” means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date and any holding companies established for purposes of holding an investment in any Parent.

“Parent Guarantor” means the Company.

“Pari Passu Debt” means Senior Debt including, without limitation, (a) any Debt of the Issuer that ranks equally in right of payment with the Notes or (b) with respect to any Guarantee, any Debt that ranks equally in right of payment to such Guarantee.

“Participant” means, with respect to a Depositary, a Person who has an account with such Depositary.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash and Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash and Cash Equivalents received must be applied pursuant to Section 4.07.

“Permitted Business” means any businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that is similar, related, complementary, enhancing, incidental, ancillary thereto or an extension, development or expansion thereof (each in the reasonable opinion of the Company or the Issuer).

“Permitted Debt” has the meaning given to such term in Section 4.04(2).

“Permitted Holders” means each and any of:

(a)
the Management Investors;
(b)
the Initial Investors;
(c)
any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of the Company or any Parent of the Company, acting in such capacity;
(d)
any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing or any Persons described in clause (e) below are members; provided that, in the case of such group described in this clause (d), and without giving effect to the existence of such group or any other group, the Initial Investors and Management Investors and such Persons described in clause (e) below, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any Parent owned by such group; and
(e)
for the avoidance of doubt, any Person or group, together with their Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture.

“Permitted Investments” means any of the following (in each case made by the Company or any of its Restricted Subsidiaries):

(a)
Investments in cash or Cash Equivalents;
(b)
intercompany Debt to the extent permitted under Section 4.04(2)(d);
(c)
Investments in: (i) the Company; (ii) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary); or (iii) another Person (including the Capital Stock of such Person) if as a result of such Investment such other Person becomes a Restricted Subsidiary or such other Person is merged or consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(d)
Investments as a result of or retained in connection with an Asset Sale permitted under or made in compliance with Section 4.07 to the extent such Investments are non-cash proceeds permitted thereunder;

(e)
Investments (i) in payroll, travel, entertainment, moving, other relocation and similar advances to cover matters that are expected at the time of such advances to be treated as expenses in accordance with IFRS and (ii) Investments in the ordinary course of business or consistent with past practice consisting of endorsements for collection or deposit and customary trade arrangement with customers;
(f)
Management Advances;
(g)
Investments in the Notes, any Additional Notes and other Debt of the Company or any Restricted Subsidiary;
(h)
Investments existing, or made pursuant to legally binding commitments in existence, at the Issue Date and any Investment that amends, extends, renews, replaces or refinances an Investment existing on the date of this Indenture; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise not prohibited under this Indenture;
(i)
Investments in Hedging Agreements permitted under Section 4.04(2)(h),
(j)
Investments in a Person to the extent that the consideration therefor consists of the Company’s Qualified Capital Stock or the net proceeds of the substantially concurrent issue and sale (other than to any Subsidiary) of shares of the Company’s Qualified Capital Stock or Subordinated Shareholder Debt;
(k)
any Investments received (i) in satisfaction of judgments, foreclosure, perfection or enforcement of any liens or settlement of debts, (ii) in compromise of obligations of such persons that were Incurred in the ordinary course of business or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (iii) in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with past practice of the Issuer or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (iv) litigation, arbitration or other disputes;
(l)
any transaction to the extent constituting an Investment that is permitted and made in accordance with clauses (a), (g), (h) and (i) in Section 4.08(2),
(m)
lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business or consistent with past practice;
(n)
Investments consisting of purchases and acquisitions of inventory, supplies, trading stock, materials and equipment or licenses or leases of intellectual property, in any case, either in the ordinary course of business or consistent with past practice or in furtherance of a Permitted Business and, in either case, as not prohibited by this Indenture;
(o)
guarantees permitted to be incurred under Section 4.04 and (other than with respect to, or given in connection with the incurrence of, Debt) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice;
(p)
pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practice or liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.05;
(q)
(x) a minority Investment in any Person engaged in a Permitted Business and (y) Investments by the Company or any Restricted Subsidiary in Qualified Joint Ventures or Unrestricted Subsidiaries, including a guarantee thereof or loans or letter of credit thereto, the amount of which, measured by reference to the Fair Market Value of each such Investment on the day it was made but net of any distributions, dividends payments or other returns in respect of such Investments, not to exceed the greater of $35.0 million and 25.0% of Consolidated Adjusted EBITDA in the aggregate outstanding at any one time; provided, that if an Investment is made pursuant to this clause (q) in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.06 such Investment shall thereafter be deemed to have been made pursuant to clause (c) of this definition and not this clause (q);
(r)
Investments acquired after the Issue Date as a result of the acquisition by the Company or any of the Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of the Restricted Subsidiaries in a transaction that is not prohibited by Article V to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(s)
(i) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice and (ii) advance payments made in relation to capital expenditures in the ordinary course of business or consistent with past practice;
(t)
any acquisition of assets or Capital Stock solely in exchange for the issuance of the Company’s Capital Stock (other than Redeemable Capital Stock);
(u)
(A) any Investments in any Person, so long as, immediately after giving pro forma effect to the payment of any such Investment, the Consolidated Net Leverage Ratio shall be no greater than 2.75:1.00, plus (B) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made but net of any distributions, dividends payments or other returns in respect of such Investments), when taken together with all other Investments made pursuant to this clause (u)(B) that are at the time outstanding, not to exceed the greater of $35.0 million or 25.0% of Consolidated Adjusted EBITDA; provided that, if an Investment is made pursuant to this clause (u) in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.06 such Investment shall thereafter be deemed to have been made pursuant to clause (c) of this definition and not this clause (u);
(v)
loans or advances to directors, officers, employees or consultants of any Parent, the Company or any of its Restricted Subsidiaries to fund the purchase of Capital Stock of the Company or any Parent not to exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried forward to the next two succeeding calendar years and amounts that will not be used in the succeeding calendar year being carried back, as applicable);
(w)
Investments in receivables made in connection with any Qualified Receivables Financing, including Investments held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Debt;
(x)
Investments made in connection with tax planning and reorganization activities;
(y)
Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits made in the ordinary course of business or consistent with past practice by the Company, or any Restricted Subsidiary;
(z)
Guarantees of performance or other obligations (other than Debt) arising in the ordinary course of business or consistent with past practice, including obligations under supply, manufacturing, development, joint operating and related agreements and licenses, concessions or operating leases;

(aa)
Investments made in Greentank Innovations Corp. in connection with the exercise of warrants or options existing on the Issue Date to acquire additional Capital Stock or other equity interests in Greentank Innovations Corp.; and
(bb)
Investments made by the Company or any Restricted Subsidiary in respect of standby letters of credit, indemnities, performance bonds, guarantees, excise guarantees, Custom Bonds, surety bonds or other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described above, or is otherwise entitled to be made pursuant to Section 4.06 the Company will be entitled to classify, or later reclassify (in whole or in part), such Investment in one or more of such categories as permitted at the time of such reclassification.

“Permitted Liens” means the following types of Liens:

(a)
Liens existing or contemplated by written arrangements as of the Issue Date;
(b)
Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;
(c)
Liens securing Debt (including Liens securing any obligations in respect thereof) consisting of the Notes or the Guarantees, as the case may be;
(d)
any interest or title of a lessor under any lease or any Capitalized Lease Obligation;
(e)
Liens to secure Debt (including Capitalized Lease Obligations) permitted by Section 4.04(2)(f) provided that the related Debt shall not exceed the cost of such property or assets and any such Lien may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property.
(f)
Liens arising out of conditional sale, title retention (including prolonged or extended title retention), consignment, deferred payment, supply agreements or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
(g)
statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of the Company’s or any Restricted Subsidiary’s business and with respect to amounts not yet delinquent for more than 60 days or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made;
(h)
Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights, remedies as to deposit accounts or other funds maintained with a creditor depositary institution and liens arising solely by virtue of banks’ standard terms and conditions;
(i)
Liens for Taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made;

(j)
Liens Incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory obligations, trade contracts, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business or consistent with past practice;
(k)
zoning restrictions, survey exceptions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects incurred in the ordinary course of business or consistent with past practice that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;
(l)
(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company or any Restricted Subsidiary and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;
(m)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(n)
Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(o)
Liens on property of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person is acquired by, merged with or into or consolidated with, the Company or any Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, Capital Stock or Debt); provided that such Liens: (i) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired or than those of the Person merged into or consolidated with the Company or Restricted Subsidiary; and (ii) were created prior to, and not in connection with or in contemplation of, such acquisition, merger, consolidation, amalgamation or other combination;
(p)
Liens securing the Company’s or any Restricted Subsidiary’s obligations under Hedging Agreements permitted under Section 4.04(2)(h) or any collateral for the Debt to which such Hedging Agreements relate;
(q)
Liens Incurred or deposits made in the ordinary course of business or consistent with past practice in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance (including, for the avoidance of doubt, any Lien given in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV));
(r)
Liens Incurred in connection with any cash management program established in the ordinary course of business or consistent with past practice for the Company’s or any Restricted Subsidiary’s benefit;
(s)
Liens made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and set-off;
(t)
Liens on assets of a Restricted Subsidiary that is not a Guarantor to secure Debt of such Restricted Subsidiary (or any other Restricted Subsidiary that is not a Guarantor) and that is otherwise not prohibited under this Indenture;

(u)
Liens required to be granted under mandatory law in favor of creditors as a consequence of a merger or conversion permitted under this Indenture due to sections 22 and 204 of the German Transformation Act (Umwandlungsgesetz);
(v)
any extension, renewal or replacement, in whole or in part, of any Lien (excluding any Liens pursuant to clause (x) of this definition); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets;
(w)
Liens securing Debt Incurred to refinance Debt that has been secured by a Lien (excluding any Liens pursuant to clause (x) of this definition) permitted by this Indenture; provided that: (i) any such Lien shall not extend to or cover any assets not securing the Debt so refinanced; and (ii) the Debt so refinanced shall have been permitted to be Incurred;
(x)
purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business or consistent with past practice; provided that: (i) the related purchase money Debt shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired; and (ii) the Lien securing such Debt shall be created within 90 days of any such acquisitions;
(y)
Liens in respect of standby letters of credit, indemnities, performance bonds, guarantees, excise guarantees, Custom Bonds, surety bonds or other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
(z)
Liens resulting from escrow arrangements, including in respect of software or other intangible assets, entered into in connection with any type of disposition, including by way of license, of assets;
(aa)
any right of refusal, right of first offer, option or other arrangement to sell or otherwise dispose of an asset of the Company or any Restricted Subsidiary;
(bb)
leases, subleases, licenses, sublicenses and other conveyances of assets (including real property) entered into in the ordinary course of business or consistent with past practice;
(cc)
any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(dd)
Liens (including put and call arrangements) on Capital Stock, Debt or other securities of an Unrestricted Subsidiary or a joint venture that is not a Subsidiary of the Company that secure Debt or other obligations of such Unrestricted Subsidiary or joint venture respectively;
(ee)
Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(ff)
Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Debt;
(gg)
Liens on receivables and other assets of the type described in the definition of “Qualified Receivables Financing” Incurred in connection with a Qualified Receivables Financing;
(hh)
Liens Incurred by the Company or any Restricted Subsidiary not otherwise permitted by clauses (a) through (ff) of this definition, securing Debt or other obligations in an aggregate principal amount at any one time outstanding not to exceed the greater of $35.0 million and 25.0% of Consolidated Adjusted EBITDA; and

(ii)
Liens on any proceeds loan made by the Company or any Restricted Subsidiary and securing Debt in connection with any incurrence of such Debt, so long as such Debt is secured by a Lien otherwise permitted under this Indenture.

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (iii) the principal amount of Debt secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Debt to refinance any such other Debt, (iv) any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt shall also be permitted to secure any increase in the amount of such Debt in connection with the accrual or capitalization of interest and the accretion of accreted value, (v) if any Debt or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Consolidated Adjusted EBITDA at the time of incurrence of such Debt or other obligations, and is refinanced by any Debt or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Consolidated Adjusted EBITDA to be exceeded if calculated based on the Consolidated Adjusted EBITDA on the date of such refinancing, such percentage of Consolidated Adjusted EBITDA shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Debt or other obligation does not exceed an amount equal to the principal amount of such Debt or other obligation being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, and (vi) if any Debt or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to an amount in U.S. dollars, and is refinanced by any Debt or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such U.S. dollar amount to be exceeded, such U.S. dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Debt or other obligation does not exceed an amount equal to the principal amount of such Debt being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.

“Permitted Parent Payments” means, without duplication as to amounts, payments to any Parent to permit such entity to pay:

(a)
customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its articles of incorporation, charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and/or its Subsidiaries;
(b)
obligations of any Parent in respect of directors’ fees, remuneration and expenses (including director and officer insurance (including premiums therefore)) to the extent relating to the Company and/or its Subsidiaries;
(c)
professional fees and expenses of any Parent related to the ownership of the Capital Stock of the Company and its Subsidiaries (including, without limitation, accounting, legal, audit corporate reporting, and administrative expenses and other reasonable and normal course expenses required to maintain such Parent’s corporate existence or its holding of the Capital Stock of the Company);
(d)
any income Taxes (including, for this purpose, penalties and interest and other similar liabilities related thereto) to the extent such income Taxes are attributable to the income of the Company and its Subsidiaries (reduced by any such income Taxes directly paid by the Company or any of its Subsidiaries) and, for the avoidance of doubt, including any payments (including under Section 965(h) of the Code) with respect to the liability for any income Taxes imposed on the Parent in respect of earnings of the Company or any of its Subsidiaries under Section 965 of the Code; and

(e)
expenses incurred by any Parent in connection with any public offering or other sale of Capital Stock or Debt, (i) where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Subsidiary of the Company or (ii) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed to the Company or a Subsidiary of the Company.

“Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings, exchanges or replacements (each, for purposes of this definition and Section 4.04(2) a “refinancing”) of any Debt of the Company or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, as long as:

(a)
such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced; and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;
(b)
if the Debt being refinanced is Subordinated Debt, the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced or, if shorter, the Stated Maturity of the Notes; and
(c)
if the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced is subordinated in right of payment to the Notes or the Guarantees (as applicable), such Permitted Refinancing Debt is subordinated in right of payment to, the Notes or the Guarantees (as applicable) on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced;

provided, that Permitted Refinancing Debt shall not include (i) Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary or (ii) Debt of a Restricted Subsidiary that is not a Guarantor that refinances Debt of the Issuer or a Guarantor.

Refinancing Debt in respect of any Credit Facility or any other Debt may be Incurred within six months after the termination, discharge or repayment of any such Credit Facility or other Debt.

“Permitted Reorganization” means any amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization, winding up or corporate reconstruction involving any Parent, the Company or any of its Restricted Subsidiaries (a “Reorganization”) that is made on a solvent basis; provided that:

(a)
any payments or assets distributed in connection with such Reorganization remain within the Company and its Restricted Subsidiaries;
(b)
if any of the Guarantees are released pursuant to Section 10.12, substantially equivalent Guarantees must be granted by a surviving entity, if any; and
(c)
in connection with any such amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization, winding up or corporate reconstruction resulting in the change of the Issuer, any successor entity will expressly assume, by a supplemental indenture, an accession agreement or one or more other documents or instruments, each in a form reasonably satisfactory to the Trustee, the Issuer’s obligations under the Notes and this Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person, whether now outstanding or issued after the Issue Date and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Private Placement Legend” means the legend set forth in Exhibit A, which is required to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the Notes, a calculation made in good faith by the Chief Financial Officer or responsible financial or accounting officer of the Company or any Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Public Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the U.S. Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the U.S. Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Debt” shall not include (i) the Notes, (ii) any Debt issued to institutional investors in a direct placement of such Debt that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not underwritten), (iii) any bank Debt, commercial bank or similar Debt, Capitalized Lease Obligation or recourse transfer of any financial asset or (iv) any other type of Debt Incurred in a manner not customarily viewed as a “securities offering.”

“Public Offering” means any offering of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include an offering pursuant to Rule 144A and/or Regulation S under the U.S. Securities Act to professional market investors or similar persons).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified Joint Venture” means a joint venture in which the Company or any of its Restricted Subsidiaries has a direct or indirect ownership interest and that is engaged in a Permitted Business and that is not a Subsidiary of (i) the Company or (ii) any of the Restricted Subsidiaries.

“Qualified Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary or (b) any other Person (each a “Receivables Entity”), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables, the bank accounts into which the proceeds of such receivables are collected and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with receivable sale facilities, factoring facilities or invoice discounting facilities involving receivables; provided that (1) the Board of Directors of the Company or the Issuer will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Restricted Subsidiary or Receivables Subsidiary, (2) all sales of accounts receivable to the Receivables Entity are made at fair market value (as determined in good faith by the Company), and (3) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Financing.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a wholly owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or the Issuer (as provided below) as a Receivables Subsidiary and:

(a)
no portion of the Debt or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings), (b) is subject to terms that are substantially equivalent in effect to a guarantee of any losses on securitized or sold receivables by the Company or any Restricted Subsidiary, (c) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (d) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)
with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Financing) other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and
(c)
to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any Interest Payment Date means the Business Day immediately preceding such Interest Payment Date.

“Recognized Stock Exchange” means a regulated market operated by any of Euronext, the New York Stock Exchange, NASDAQ, the London Stock Exchange (including, for the avoidance of , AIM and Main Market listings), the Deutsche Börse, Euronext Dublin, Luxembourg Stock Exchange, the Paris Stock Exchange Group, the Toronto Stock Exchange, TSX Venture Exchange, the Amsterdam Stock Exchange, the Hong Kong Stock Exchange, the

Singapore Exchange, Nasdaq Stockholm, the Oslo Stock Exchange, Abu Dhabi Securities Exchange, Dubai Financial Market, Nasdaq Dubai, any other nationally recognized stock exchange in the United States, Jersey, Guernsey, the United Kingdom, the UAE, the DIFC, any member of the European Union or the Exchange.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company or an asset sale in circumstances in which the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.07 and Section 4.09 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.07 and Section 4.09.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Regulation S Global Note” means (i) prior to the Global Notes Exchange, a Temporary Regulation S Global Note and (ii) after the Global Notes Exchange, a Permanent Regulation S Global Note, in each case, bearing the Private Placement Legend and the Global Note Legend deposited with and registered in the name of a nominee of Cede & Co. as nominee for DTC or the Common Depositary for Euroclear and Clearstream, as applicable, that will be issued in an initial amount equal to the principal amount of the Notes sold in reliance on Regulation S.

“Relevant Entity” has the meaning given to such term in the definition of “Subsidiary.”

“Reorganization” has the meaning given to such term in the definition of “Permitted Reorganization.”

“Replacement Assets” means (i) non-current properties and assets (including Capital Stock of a Person that is or becomes a Restricted Subsidiary and such Restricted Subsidiary’s property, business or assets are used or useful in a Permitted Business or any and all businesses that in the good faith judgment of the Board of Directors or responsible financial or accounting officer of the Company or any Restricted Subsidiary are reasonably related) that replace the properties and assets that were the subject of an Asset Sale, or (ii) non-current properties and assets that are used or useful in a Permitted Business or any and all businesses that in the good faith judgment of the Board of Directors or responsible financial or accounting officer of the Company or any Restricted Subsidiary are reasonably related.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Facility” means the revolving credit facilities provided for in the Revolving Credit Facility Agreement.

“Revolving Credit Facility Agreement” means the revolving credit facility agreement among, inter alios, AIR Limited, as borrower, and Global Loan Agency Services Limited, as agent, to be dated on or about the Issue Date, as the same may be amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means, with respect to the Notes, a global note, bearing the Global Note Legend and the Private Placement Legend and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with and registered in the name of the Common Depositary or its nominee, or Cede & Co. as nominee for DTC, as applicable, substantially in the form of Exhibit A hereto and that will be issued in an initial amount equal to the principal amount of Initial Notes initially resold in reliance on Rule 144A.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Debt” means (i) any Debt of the Issuer or any Guarantor that is either secured or not Subordinated Debt and (ii) any Debt of a Restricted Subsidiary that is not a Guarantor other than Debt Incurred pursuant to Section 4.04(2)(d).

“Significant Subsidiary” means, as of the date of determination, any Restricted Subsidiary that, together with its Subsidiaries that are Restricted Subsidiaries, (i) for the most recent fiscal year ended prior to such date of determination, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such most recent fiscal year, owned more than 10% of the consolidated total assets of the Company.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Restricted Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company or the Issuer has determined in good faith to be customary in a Qualified Receivables Financing, including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Start-up Costs” means all costs and expenses incurred in connection with either the entry into a new market, or the construction of a new plant or line or extension of an existing line in an existing market, commencing with identification of the potential opportunity until such plant or line has delivered commercial products to its customers; provided that trial costs which are capitalized shall not be included in Start-up Costs.

“Stated Maturity” means, when used with respect to any Note or any instalment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such instalment of interest, respectively, is due and payable, and, when used with respect to any other debt, means the date specified in the instrument governing such debt as the fixed date on which the principal of such debt, or any instalment of interest thereon, is due and payable.

“Subordinated Debt” means Debt of the Issuer or any of the Guarantors that is expressly subordinated in right of payment to the Notes or the Guarantees of such Guarantors, as the case may be.

“Subordinated Shareholder Debt” means, collectively, any funds provided to the Company by any direct or indirect Parent of the Company, or Affiliate of such Parent, pursuant to any security, instrument or agreement, other than Capital Stock, that pursuant to its terms:

(a)
does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior the first anniversary of the maturity of the Notes (other than through conversion or exchange of any such security or instrument for Qualified Capital Stock or for any other security or instrument meeting the requirements of the definition);

(b)
does not (including upon the happening of any event) require the payment in cash or otherwise, of interest or any other amounts prior to the first anniversary of the maturity of the Notes (provided that interest may accrete while such Subordinated Shareholder Debt is outstanding and accretion interest may become due upon maturity as permitted by clause (a) or acceleration of maturity as permitted by clause (c) below and any interest may be satisfied at any time by the issue to the holders thereof of additional Subordinated Shareholder Debt);
(c)
does not (including upon the happening of any event) provide for the acceleration of its maturity and its holders have no right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, prior to the first anniversary of the maturity of the Notes;
(d)
is not secured by a Lien or any assets of the Company or a Restricted Subsidiary and is not guaranteed by any Subsidiary of the Company;
(e)
is contractually subordinated and junior in right of payment to the prior payment in full in cash of all obligations (including principal, interest, premium (if any) and Additional Amounts (if any)) of the Issuer under the Notes and the Guarantors under the Guarantees; and
(f)
is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the Notes mature other than into or for Qualified Capital Stock of the Company;

provided that in any event or circumstance that results in such Debt ceasing to qualify as Subordinated Shareholder Debt, such Debt shall constitute an Incurrence of such Debt by the Company, and any and all Restricted Payments made through the use of the net proceeds from the Incurrence of such Debt since the date of the original issuance of such Subordinated Shareholder Debt shall constitute new Restricted Payments that are deemed to have been made after the date of the original issuance of such Subordinated Shareholder Debt.

“Subsidiary” means, with respect to any Person:

(a)
a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; and
(b)
any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions);

provided that any corporation, association, partnership, joint venture, limited liability company or other business entity (a “Relevant Entity”) may, at the election of the Company or the Issuer, also be considered a Subsidiary for the purposes of this Indenture if either:

(a)
(A) such Relevant Entity is organized under the laws of a jurisdiction applying limitations on ownership of shares of Capital Stock that may be held by such Person, (B) such Person owns an amount of shares of Capital Stock equal to the maximum percentage that such Person is permitted to hold under applicable law, and (C) such Relevant Entity is controlled by such Person where “control” for this purpose includes (without limitation) the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Indenture; or
(b)
such Relevant Entity is consolidated in the financial statements of such Person according to the full consolidation method in accordance with IFRS.

“Successor Parent” with respect to any Person means any other Person with more than 50% of the total voting power of the Voting Stock of which is, at the time the first Person becomes a Subsidiary of such other Person, “beneficially owned” (as defined below) by one or more Persons that “beneficially owned” (as defined below) more than 50% of the total voting power of the Voting Stock of the first Person immediately prior to the first Person becoming a Subsidiary of such other Person. For purposes hereof, “beneficially own” has the meaning correlative to the term “beneficial owner,” as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Settlement Day” means any day on which the T2 is open for the settlement of payments in Euro.

“Tax Sharing Agreement” means any tax consolidation agreement or any similar arrangements in respect of any consolidated, combined, affiliated or unitary tax group or an arrangement relating to the surrender of group relief or any other tax sharing or profit and loss pooling or similar agreement to which the Company, any Holding Company of the Company or any of the Restricted Subsidiaries is a party.

“Taxes” means all present and future taxes, duties, levies, imposts, assessments, withholdings, deductions or similar governmental charges, together with any related liabilities, penalties, surcharges, additions to tax and interest, that are imposed, levied, collected or assessed by any government or other taxing authority in any jurisdiction.

“Transactions” shall have the meaning assigned to such term in the Offering Memorandum.

“Treasury Rate” as selected by the Company or the Issuer, means as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to such redemption date (or, if the most recent Federal Reserve Statistical Release H.15 (519) is no longer published or otherwise available, any publicly available source of similar market data selected by the Company or the Issuer, in good faith)) most nearly equal to the period from such redemption date to October 1, 2028; provided, however, that if the period from the redemption date to October 1, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to October 1, 2028, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; and provided further, that in no case shall the Treasury Rate be less than zero.

“Trust Officer” means, when used with respect to the Trustee, any director, associate director, assistant secretary in the corporate trust administration of the Trustee or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means Citibank, N.A., London Branch, in such capacity, the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“U.S. dollars” means the lawful currency of the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect as from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“U.S. Government Securities” means any security that is (a) a direct obligation of the United States of America for the timely payment of which its full faith and credit is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case under the preceding clause (a) or (b), is not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“UAE” means the United Arab Emirates.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than the Issuer) that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company or the Issuer pursuant to Section 4.12) and any Subsidiary thereof.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section 1.02 Other Definitions

Term	Defined in Section
“Additional Amounts”	Exhibit A
“Additional Notes”	2.15(a)
“Applicable Law”	2.16(q)
“Authority”	2.16(q)
“Authorized Agent”	12.08
“Book-Entry Interests”	2.06
“Change of Control Offer”	4.09(1)
“Change of Control Purchase Date”	4.09(1)
“Change of Control Purchase Price”	4.09(1)
“Change in Tax Law”	Exhibit A
“covenant defeasance”	8.03
“Declaration of Insolvency”	10.11
“Defaulted Interest”	2.12
“Event of Default”	6.01(1)
“Excess Proceeds”	4.07(2)
“Excess Proceeds Offer”	4.07(3)
“FATCA Withholding”	2.16(q)
“fixed permission”	4.16(3)
“Global Notes Exchange”	2.01(c)(ii)
“Grower Tested Committed Amount”	4.04(6)(b)
“Incur”	4.04(1)
“Incurrence”	4.04(1)
“Initial Default”	6.01(1)
“Initial Lien”	4.05(1)
“Initial Notes”	Recitals
“Legal Defeasance”	8.02
“Notes”	Recitals
“Obligations”	10.01(a)
“Party”	2.16(q)
“Paying Agent”	2.03
“Payment Default”	6.01(1)
“Payor”	Exhibit A
“Permitted Debt”	4.04(2)
“Permanent Regulation S Global Notes”	2.01(c)(ii)
“ratio-based permission”	4.16(3)
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	Exhibit A
“Restricted Payments”	4.06(1)
“Required Currency”	12.15
“Reversion Date”	4.15
“Security Register”	2.03
“Successor Guarantor”	5.01(b)(1)(a)
“Surviving Entity”	5.01(a)(1)(a)
“Suspension Event”	4.15
“Temporary Regulation S Global Notes”	2.01(c)(ii)
“Tested Transaction”	4.16(1)
“Testing Party”	4.16(1)
“Transaction Commitment Date”	4.16(1)
“Transfer Agent”	2.03
“UAE”	10.09

Section 1.03 Rules of Construction

Unless the context otherwise requires:

(i)
a term has the meaning assigned to it;
(ii)
an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;
(iii)
“or” is not exclusive;
(iv)
“including” or “include” means including or include without limitation;
(v)
words in the singular include the plural and words in the plural include the singular;
(vi)
whenever in this Indenture there is referenced, in any context, the payment of “interest” under or with respect to any Note or Guarantee, that reference shall be deemed to include the payment of Additional Amounts to the extent that Additional Amounts are payable in respect thereof;
(vii)
unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;
(viii)
the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;
(ix)
for purposes of the covenants and definitions set forth in this Indenture, amounts stated in U.S. dollars shall be deemed to include both U.S. dollars and Dollar Equivalents; and
(x)
for the purposes of any trust created pursuant to this Indenture, in relation to any jurisdiction the courts of which would not recognize or give effect to any trust expressed to be created by this Indenture, the relationship between the relevant Parties shall be construed as one of principal and agent but, to the extent permissible under the laws of that jurisdiction, all the other provisions of this Indenture shall have full force and effect.

Section 1.04 Jersey terms

In this Indenture, where it relates to a person (i) incorporated, (ii) established, (iii) constituted, (iv) formed, (v) which carries on, or has carried on, business, or (vi) that owns immovable property, in each case, in Jersey, a reference to:

(a)
a "composition, compromise, assignment or arrangement with any creditor", "winding-up", "administration", "insolvency", "insolvent", "bankruptcy", "liquidation" or "dissolution" includes, without limitation, "bankruptcy" (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991, any procedure or process referred to in Part 20B or Part 21 of the Companies (Jersey) Law 1991, and any other winding up, liquidation or dissolution under or pursuant to any Jersey law; and
(b)
a "liquidator", "receiver", "administrative receiver", "administrator" or "similar officer" includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés, any administrator appointed pursuant to Part 20B of the Companies (Jersey) Law 1991, any provisional liquidator or liquidator appointed pursuant to Part 21 of the Companies (Jersey) Law 1991 and any other officer or person performing the same or a similar function as any of the foregoing and who is appointed under or pursuant to Jersey law.

ARTICLE II
THE NOTES

Section 2.01 The Notes

(a) Form and Dating.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

(b) Global Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and a “Schedule of Principal Amount” substantially in the form of Schedule A attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee, Common Depositary, Registrar or Paying Agent, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c) Rule 144A Global Notes and Regulation S Global Notes.

The Notes will be issued only in fully registered form without coupons and only in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

(i) Notes sold within the United States to qualified institutional buyers pursuant to Rule 144A will initially be represented by one or more Rule 144A Global Notes. The Rule 144A Global Notes will, on the Issue Date, be deposited with a custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

(ii) Notes sold outside the United States pursuant to Regulation S will initially be represented by one or more temporary Regulation S Global Notes without interest coupons attached (the “Temporary Regulation S Global Notes”). The Temporary Regulation S Global Notes will, on the Issue Date, be deposited with the Common Depositary for the accounts of Euroclear and Clearstream and registered in the name of its nominee. On the first day following the expiration of the Distribution Compliance Period, beneficial interests in each Temporary Regulation S Global Note will be exchanged by the Trustee, with no further action by the Issuer, for beneficial interests in a duly authenticated permanent Regulation S Global Note in registered form without interest coupons attached (the “Permanent Regulation S Global Notes”) (the “Global Notes Exchange”). Simultaneously with the authentication of each Temporary Regulation S Global Note pursuant to the Global Notes Exchange, the Trustee will cancel each Temporary Regulation S Global Note.

(d) Definitive Registered Notes.

Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this

Indenture. Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and the “Schedule of Principal Amount” in the form of Schedule A attached thereto).

(e) Book-Entry Provisions.

The applicable procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC, Euroclear or Clearstream.

Ownership of interests in the Book–Entry Interests and transfers thereof will be subject to restrictions on transfer and certification requirements as set forth herein. In addition, transfers of Book–Entry Interests between Participants in DTC, Participants in Euroclear or Participants in Clearstream will be effected by DTC, Euroclear or Clearstream, as applicable, pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective Participants.

Members of, or participants and account holders in DTC, Euroclear and Clearstream shall have no rights under this Indenture with respect to any Global Note held on their behalf by a Depositary, and the Common Depositary or its nominee may be treated by the Issuer, a Guarantor, the Trustee and any Agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Persons governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.02 Execution and Authentication

An authorized member of the Board of Directors, officer or authorized signatory of the Issuer shall sign the Notes by manual or facsimile signature.

If an authorized member of the Board of Directors, officer or authorized signatory whose signature is on a Note no longer holds that office or appointment at the time a Note is authenticated, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer shall deliver such Note to the Trustee for cancellation as provided for in Section 2.11.

Pursuant to the Issuer Order, the Trustee (or Authenticating Agent) shall authenticate (a) the Initial Notes on the Issue Date in an aggregate principal amount of $425,000,000 and (b) Additional Notes subject to compliance at the time of issuance of such Additional Notes with the provisions of this Indenture.

The Trustee may appoint one or more authenticating agents as “Authenticating Agent” reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer. The Trustee hereby appoints Citibank, N.A., London Branch as the Authenticating Agent for the Notes. Citibank, N.A., London Branch hereby accepts such appointment and the Issuer hereby confirms that such appointment is acceptable to it.

The Trustee or Authenticating Agent shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee or Authenticating Agent in good faith shall determine that such action would expose the Trustee or Authenticating Agent to personal liability to existing Holders.

Section 2.03 Registrar, Transfer Agent and Paying Agent

The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. Upon notice to the Trustee, the Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer and each of the Guarantors hereby appoint Citibank, N.A., London Branch as Paying Agent and Transfer Agent and Citibank Europe Plc as Registrar. Each such Agent accepts its appointment.

The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Subject to any applicable laws and regulations, the Registrar shall keep a register in as current a form as reasonably practicable (the “Security Register”) of the ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, cancelled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled.

If the Issuer fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee may act as such or may appoint a Registrar, Transfer Agent or Paying Agent and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

Section 2.04 Paying Agent to Hold Money

No later than 10:00 a.m. (London time) on the Business Day prior to each due date of the principal, premium, if any, and interest on any Notes (or such shorter period as the Issuer and the Paying Agent may agree), the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to make cash payments due on such date. The Paying Agent shall hold for the benefit of the Holders or the Trustee all money held for the payment of principal of, interest, premium and Additional Amounts, if any, on the Notes. The Issuer shall notify the Trustee and the Paying Agent of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Default under clause (a) or (b) of Section 6.01(1), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

The Issuer shall no later than 10:00 a.m. (London time) on the second Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms via fax or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment.

If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall not later than 11:00 a.m. (London time) on each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided for in this Indenture, and shall promptly notify the Trustee of its action or failure to act. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer (including its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Paying Agent shall serve as an agent of the Trustee.

For the avoidance of doubt, the Paying Agent, the Trustee and any other Agent shall be held harmless and have no liability with respect to the payment or disbursements to be made by the Paying Agent and the Trustee (i) for which payment instructions are not made or received or that are not otherwise deposited by the respective times set forth in this Section 2.04 and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

A Holder of a Note at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case Defaulted Interest shall be paid in accordance with Section 2.12.

Section 2.05 Holder Lists

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and the aggregate principal amount of Notes held by each Holder. If the Trustee or the Paying Agent is not the Registrar, the Issuer shall, upon written request of the Trustee, furnish to the Trustee and each Paying Agent, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee or a Paying Agent may request in writing, a list in such form and as of such Record Date as the Trustee or a Paying Agent may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each registered Holder.

Section 2.06 Transfer and Exchange

(a) Transfer and Exchange of Global Notes.

Ownership of interests in the Global Notes (“Book-Entry Interests”) will be limited to Persons that have accounts with DTC, Euroclear and Clearstream, as applicable, or Persons that may hold interests through such Participants. Ownership of interests in the Book-Entry Interests and transfers thereof will be subject to the restrictions on transfer and certification requirements set forth herein. A Global Note may not be transferred except as a whole by a Depositary to a Common Depositary or a nominee of such Common Depositary or Depositary, by a Common Depositary or a nominee of such Common Depositary or Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof. In addition, transfers of Book-Entry Interests between Participants in DTC, Participants in Euroclear or Participants in Clearstream, as applicable, will be effected by DTC, Euroclear or Clearstream, as applicable, pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream, as applicable, and their respective Participants.

All Global Notes will be exchanged by the Issuer for Definitive Registered Notes if:

(i) DTC, Euroclear or Clearstream notifies the Issuer that they are unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days; or

(ii) DTC, Euroclear or Clearstream so requests following an Event of Default under this Indenture; or

(iii) the holder of a Book-Entry Interest requests such an exchange in writing delivered through either DTC, Euroclear or Clearstream following an Event of Default under this Indenture and enforcement action is being taken in respect thereof under this Indenture.

Upon the occurrence of any of the preceding events in clauses (i) through (iii) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Registrar.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.17. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.17, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b) General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

The transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the applicable procedures. Book-Entry Interests may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, Book-Entry Interests in Temporary Regulation S Global Notes must be held through DTC, Euroclear or Clearstream. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b).

(i) All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. A Holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to this Section 2.06(b)(i) only if the Trustee and the Registrar or the Transfer Agent (copied to the Trustee) receives either:

(A) both:

(1)
a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the applicable procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
(2)
instructions given by the Depositary in accordance with the applicable procedures containing information regarding the Participant’s account to be credited with such increase; or

(B) both:

(1)
a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the applicable procedures directing such Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
(2)
instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the ISIN, Common Code, CUSIP or other similar number identifying the Notes, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(ii) Transfer of Book-Entry Interests to Another Global Note. A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(i) and the Transfer Agent and the Registrar (copied to the Trustee) receive the following:

(A)
if the transferee will take delivery in the form of a Book-Entry Interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)
if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) and/or item (3) thereof.

(c) Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes. If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Transfer Agent and the Registrar (copied to the Trustee) of the following documentation:

(A)
if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1) thereof;
(B)
in the case of a transfer of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);
(C)
in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(D)
if such Book-Entry Interest is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(E)
if such Book-Entry Interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof,
(F)
in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Transfer Agent shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Paying Agent or the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the applicable Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar or the Paying Agent shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and the Definitive Registered Note Legend and shall be subject to all restrictions on transfer contained therein.

(d) Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes. If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Transfer Agent and the Registrar (copied to the Trustee) of the following documentation:

(A)
if the Holder of such Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;
(B)
if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)
if such Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)
if such Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof; and

the Paying Agent or the Registrar will cancel the Definitive Registered Note, and the Paying Agent or the Registrar will increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Global Note, in the case of clause (B) above, the applicable Rule 144A Global Note, and, in the case of clause (C) above, the appropriate Regulation S Global Note.

(e) Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes.

Upon request by a Holder of Definitive Registered Notes, and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer (who have been informed of such cancellation) shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar or Transfer Agent receives the following:

(A)
if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)
if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f) Legends. The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Global Note Legend for the Notes: Each Global Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE CUSTODIAN (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE OR REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.06 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR CUSTODIAN WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CUSTODIAN TO A NOMINEE OF THE CUSTODIAN OR BY A NOMINEE OF THE CUSTODIAN TO THE CUSTODIAN OR ANOTHER NOMINEE OF THE CUSTODIAN OR BY THE CUSTODIAN OR ANY SUCH NOMINEE TO A SUCCESSOR CUSTODIAN OR A NOMINEE OF SUCH SUCCESSOR CUSTODIAN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii) Private Placement Legend: Each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS OUTSIDE THE UNITED STATES AND ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFER AND SALE TO NON‑US PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40‑DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, PAYING AGENT, TRANSFER AGENT OR REGISTRAR (AS APPLICABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(iii) Temporary Regulation S Global Notes Legend. Each Temporary Regulation S Global Note shall bear the legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE GOVERNING THIS NOTE.”

(iv) Original Issue Discount Legend. Each Note shall also bear a legend in substantially the following form:

“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT 22 GRENVILLE STREET, ST HELIER, JERSEY JE4 8PX, CHANNEL ISLANDS, ATTENTION: MARY-ANN ORR.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Registrar or paying agent in accordance with Section 2.11. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, the Registrar, the Paying Agent or the Common Depositary, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interests is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interests in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, the Registrar, the Paying Agent or the Common Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate Global Notes and Definitive Registered Notes upon receipt of an authentication order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge shall be made by the Issuer or the Registrar to a holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.17, 3.07, 4.07, 4.09 and 9.04).

(iii) No Transfer Agent or Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Issuer nor the Registrar shall be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.04; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the Record Date with respect to any Interest Payment Date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.

(vi) The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered on the Security Register as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, and premium and Additional Amounts, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee, the applicable Registrar or any Agent pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

(viii) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Book-Entry Interest in any Global Note or any Definitive Registered Note other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to conformity with the express requirements hereof.

(ix) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07 Replacement Notes

If a mutilated Definitive Registered Note is surrendered to the Registrar or Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall (or cause the Authenticating Agent to), upon receipt of the Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies the requirements of the Trustee and the Issuer, including evidence satisfactory to them of the ownership and destruction, loss or theft of such Note. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note shall be an additional obligation of the Issuer. If, after delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and the Issuer and/or the Trustee shall be entitled to recover upon the security or indemnity provided therefore to the extent of any loss, damage, cost or expense incurred by the Issuer, any Guarantor, the Trustee or any Agent or the Authenticating Agent.

Section 2.08 Outstanding Notes

Notes outstanding at any time are all Notes that have been authenticated by the Trustee or the Authenticating Agent except for: (i) those cancelled by the Paying Agent or the Registrar; (ii) those delivered to it for cancellation; (iii) to the extent set forth in Section 8.02 on or after the date on which the conditions set forth in Section 8.04 have been satisfied, those Notes theretofore authenticated by the Trustee or the Authenticating Agent and delivered by the Registrar hereunder; (iv) Notes in respect of which the Issuer and the Guarantors have been fully discharged for the payment of principal, premium, if any, interest and Additional Amounts, if any; (v) (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, and (vi) those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Registrar and the Issuer receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the principal amount of any Note is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

If one or more Paying Agents hold, in their capacity as such, on a Redemption Date or maturity date of the Notes money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and are not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09 Notes Held by the Issuer

In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

Section 2.10 [Reserved]

Section 2.11 Cancellation

The Issuer at any time may deliver Notes to the Paying Agent or the Registrar for cancellation. The Trustee, the Transfer Agent and the Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Paying Agent or the Registrar, in accordance with its customary procedures, and no one else shall cancel (subject to the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner, unless the Issuer directs the Trustee in writing to return such Notes to the Issuer (unless the Notes are previously destroyed), and, if so disposed, upon request, shall deliver a certificate of disposition thereof to the Issuer. Except as otherwise provided in this Indenture the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest

Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) of this Section 2.12:

(a)
The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee and the Paying Agent of such special record date and, in the name and at the expense of the Issuer, the Paying Agent shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) of this Section 2.12.
(b)
The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable by the Issuer.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 Computation of Interest

Interest on the Notes shall accrue from, and including, the original issuance date or, if interest has already been paid, from the date it was most recently paid. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14 ISIN, Common Code and CUSIP

The Issuer in issuing the Notes may use ISIN, Common Code or CUSIP (if then generally in use), and, if so, the Issuer shall use ISIN, Common Code or CUSIP, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and the Paying Agent of any change in the ISIN, Common Code or CUSIP.

Section 2.15 Issuance of Additional Notes

(a)
Subject to the Issuer’s compliance with this Indenture, including Section 4.04, the Issuer may, from time to time after the Issue Date, in accordance with the procedures of Section 2.02, issue an unlimited principal amount of Additional Notes under this Indenture, which shall have terms substantially identical to the Initial Notes, except in respect of any of the following terms which shall be set forth in an Officer’s Certificate supplied to the Trustee prior to or concurrently with the issuance of such Additional Notes:
(i)
the title of such Additional Notes;
(ii)
the aggregate principal amount of such Additional Notes;
(iii)
the date or dates on which such Additional Notes will be issued;
(iv)
the rate or rates (which may be fixed or floating) at which such Additional Notes shall bear interest and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the method by which such dates will be determined, the Record Dates for the determination of Holders thereof to whom such interest is payable and the basis upon which such interest will be calculated;
(v)
the currency or currencies in which such Additional Notes shall be denominated and the currency in which cash or government obligations in connection with such series of Additional Notes may be payable;
(vi)
the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part;
(vii)
if other than in denominations of $200,000 and in integral multiples of $1,000 in excess thereof, the denominations in which such Additional Notes shall be issued and redeemed; and
(viii)
the ISIN, Common Code, CUSIP or other securities identification numbers with respect to such Additional Notes.
(b)
The Initial Notes issued on the date of this Indenture and any Additional Notes subsequently issued will be treated, along with the applicable series of Initial Notes, as a single class for the purposes of this Indenture with respect to waivers, amendments, redemptions, offers to purchase and all other matters which are not specifically distinguished for such series, except as otherwise provided for in this Indenture. Any Additional Notes may also be designated to be of the same series as the Initial Notes, but only if they have terms substantially identical in all material respects to the applicable series of Initial Notes, and, for all purposes other than U.S. federal income tax purposes, the applicable series of Notes and the applicable series of such Additional Notes shall be deemed to form one series.
(c)
In the event that any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible Additional Notes shall be issued with a separate ISIN, Common Code, CUSIP or other securities identification number, as applicable, so that they are distinguishable from such previously issued Initial Notes.

Section 2.16 Agents

(a)
Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.
(b)
Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. The Agents need have no concern for the interests of the Holders and, except in the case of the Paying Agents as provided in Section 2.04, shall act solely as agents of the Issuer.
(c)
Moneys Held. The Agents hold all funds as banker subject to the terms of this Indenture and, as a result, such money will not be held in accordance with the rules established by the UK Financial Conduct Authority in the UK Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.
(d)
Publication of Notices. Any obligation the Agents may have to publish a notice to Holders on behalf of the Issuer will have been met upon delivery of the notice to DTC, Euroclear and/or Clearstream, as applicable.
(e)
Resignation of Agents. Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Issuer. The Trustee or Issuer may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, appoint a successor Agent reasonably satisfactory to the Issuer and the Trustee, deliver any funds then held hereunder in its possession to the Trustee (or its designee for such purpose) or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) properly incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06 hereof.
(f)
Instructions. In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly and in any event within one Business Day of receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 2.16(f), then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.
(g)
No Duty. In acting under this Indenture and in connection with the Notes, no Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust for or with, any person other than the Issuer and the Guarantors (except as expressly provided in Section 2.16(b) upon an Event of Default).
(h)
Mechanical Nature. The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall (including without limitation duties or obligations of a fiduciary or equitable nature) be implied or read into this Indenture against any of the Agents.

(i)
Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each Party hereto shall, within ten Business Days of a written request by another Party, supply to that other Party such forms, documentation and other information relating to it, its operations, or the Notes as that other Party reasonably requests for the purposes of that other Party’s compliance with Applicable Law or any exchange of information regime (including but not limited to FATCA, and whether compliance with such exchange of information regime is required in the United States of America or elsewhere) and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this Section 2.16(i) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.
(j)
Payment. No Agent shall be required to make any payment under this Indenture unless and until it has received the full amount to be paid in accordance with the terms of this Indenture. To the extent that an Agent has made a payment for which it did not receive the full amount, the Issuer will reimburse the Agent the full amount of any shortfall, and the Issuer will, in addition to paying amounts due, pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding) on the amount (or the unreimbursed portion thereof) until the receipt in full by the Agent of the amount.
(k)
Notice of Possible Withholding under FATCA. The Issuer shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Section 2.16(k) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both. For avoidance of doubt no Agent shall incur any loss or liability pursuant to such payments.
(l)
Agent Right to Withhold. Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount to the extent the Issuer is permitted to do so under Applicable Law.
(m)
Issuer’s Right to Redirect. In the event that the Issuer determines in its sole discretion that withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then the Issuer will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding, provided that any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganization.
(n)
If the Issuer or the Paying Agent are, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any Taxes, the Issuer shall, to the extent that such payment is so subject to withholding or deduction by virtue of characteristics of the Issuer, the Notes, or both, give written notice of that fact to the Paying Agent as soon as the Issuer becomes aware of the requirement to make the withholding or deduction. Each of the Issuer and the Paying Agent shall provide such information as reasonably requested by the other Party to enable the other

Party to assess and comply with any requirement for or on account of any taxes, duties, assessments or similar government charges (including FATCA Withholding); provided, however, that the foregoing shall not apply to require any Party to provide any information to the extent that: (i) any such information is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.
(o)
The Issuer agrees to pay any and all stamp, registration and other documentary taxes or other similar duties, assessments or government charges (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Agents.
(p)
Notwithstanding any other provision of this Indenture, each Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any Applicable Law, or the rules or operating procedures of any relevant stock exchange or other market or clearing system.
(q)
For the purposes of Section 2.16(i) through 2.16(p), the following definitions apply:

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any Party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law or regulation implementing an intergovernmental approach thereto.

“Party” means any party to this Indenture.

Section 2.17 Temporary Notes

Pending the preparation of Definitive Registered Notes, the Issuer may execute and the Trustee or the Authenticating Agent shall, upon receipt of an authentication order in accordance with Section 2.02, authenticate and deliver temporary Notes. Temporary Notes shall be issuable as registered Notes without coupons, of any authorized denomination, and substantially in the form of the Definitive Registered Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee or the Authenticating Agent upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Registered Notes. Without unreasonable delay the Issuer shall execute and shall furnish Definitive Registered Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for such purpose pursuant to Section 2.03, and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of Definitive Registered Notes of authorized denominations. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as Definitive Registered Notes.

ARTICLE III
REDEMPTION; OFFERS TO PURCHASE

Section 3.01 Right of Redemption

The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article III.

Section 3.02 Notices to Trustee

If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee and the Paying Agent in writing at least 5 Business Days before the date notice is to be given to the Holders pursuant to Section 3.04 (unless the Trustee and the Paying Agent consents to a shorter period). Such notice to Holders shall be accompanied by an Officer’s Certificate from the Issuer setting forth: (i) the Redemption Date; (ii) the ISIN, Common Code, CUSIP or other securities identifier number of the Notes to be redeemed; (iii) the principal amount of Notes to be redeemed; (iv) the Redemption Price; and (v) the paragraph of the Notes pursuant to which the redemption will occur.

Section 3.03 Selection of Notes to be Redeemed

In the event that any Global Note (or any portion thereof) is redeemed, DTC, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by them in respect of the redemption of such Global Note. The Redemption Price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC, Euroclear and Clearstream, as applicable, in connection with the redemption of such Global Note (or any portion thereof). If fewer than all of the Notes are to be redeemed at any time, DTC, Euroclear and/or Clearstream will credit their respective participants’ accounts in accordance with the relevant Applicable Procedures on a pro rata pass-through distribution of principal basis (with adjustments to prevent fractions) unless otherwise required by law or applicable stock exchange, clearing system or depositary requirements; provided, however, that no Book-Entry Interest of less than $200,000 principal amount may be redeemed in part. If the Notes are not held through DTC, Euroclear or Clearstream, the Notes will be selected on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $200,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 shall be redeemed. The Trustee, the Paying Agents and the Registrar shall not be liable for selections made in accordance with this Section 3.03.

Section 3.04 Notice of Redemption

(a)
At least 10 days but not more than 60 days before a date for redemption of Notes, the Issuer shall deliver a notice of redemption to the Holders (copied to the Trustee) in accordance with the provisions of Section 12.01, except that redemption notices may be mailed more than 60 days before a date for redemption of Notes if such notices are issued in connection with Article VIII.
(b)
The notice shall identify the Notes to be redeemed (including ISIN, CUSIP and Common Code numbers, as applicable) and shall state:
(i)
the Redemption Date and the Record Date;
(ii)
the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;
(iii)
the name and address of the Paying Agent;
(iv)
that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;
(v)
that, if any Note is being redeemed in part, the portion of the principal amount equal to $200,000 or any integral multiple of $1,000 in excess thereof of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, if a Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant hereto, or, if a Definitive Registered Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original Note;
(vi)
that, if any Note contains an ISIN, CUSIP or Common Code number, no representation is being made as to the correctness of such ISIN, CUSIP or Common Code number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;
(vii)
that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date;
(viii)
the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and
(ix)
whether the redemption is conditioned on any events and, if so, the notice shall specify such conditions.
(c)
At the Issuer’s written request, the Paying Agent shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee and the Paying Agent with the notice and the other information required by this Section 3.04; provided, however, that the Issuer has delivered to the Trustee and the Paying Agent, at least 5 Business Days (or such shorter period as the Issuer, Trustee and Paying Agent may agree) prior to publication of the notice of redemption, an Officer’s Certificate requesting that the Paying Agent give such notice and accompanied by a notice setting forth the information to be stated in such notice as provided in the preceding paragraph.
(d)
Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, without limitation, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering and, in the case of a redemption of the Notes, the incurrence of indebtedness the proceeds of which will be used to redeem the Notes). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, provided, however, that, in any case, such Redemption Date shall not be more than 60 days from the date on which such notice to Holders of the Notes is first given, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.
(e)
Unless the Issuer default in the payment of the Redemption Price plus any accrued interest and any Additional Amounts, interest will cease to accrue on the Notes of such series or portion thereof called for redemption on the applicable Redemption Date.
(f)
Notice of redemption shall be deemed to be given when sent in accordance with this Section 3.04, whether or not the Holder receives the notice. In any event, failure to receive such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.05 Deposit of Redemption Price

No later than 10:00 a.m. London time on any Redemption Date (or such shorter period as the Issuer and Paying Agent may agree), the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or a wholly owned Subsidiary is the Paying Agent, such Person shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall, as soon as reasonably practicable, return to the Issuer any money so deposited that is not required for that purpose.

Section 3.06 Payment of Notes Called for Redemption

Save to the extent that any redemption is conditional on any event or condition specified in the notice related thereto, once notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Section 3.07 Notes Redeemed in Part

(a)
Upon surrender of a Global Note that is redeemed in part, the Paying Agent or the Trustee shall forward such Global Note to the Registrar who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at final Stated Maturity of $200,000 and in integral multiples of $1,000 in excess thereof.
(b)
Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Trustee or the Authenticating Agent, upon receipt of an authentication order in accordance with Section 2.02, shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Registered Note equal in principal amount to the unredeemed portion of the Definitive Registered Note surrendered and cancelled; provided, however, that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $200,000 and in integral multiples of $1,000 in excess thereof.

Section 3.08 Mandatory Redemption

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV
COVENANTS

Section 4.01 Payment of Notes

The Issuer and the Guarantors (subject to Article X) covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Paying Agent (other than the Issuer or any of its Affiliates) holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due and is not prohibited by the terms of this Indenture from paying such funds to Holders. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer or the Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuer or the Guarantors shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Corporate Existence

Subject to Article V, the Issuer and each Restricted Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence; provided, however, that the Issuer shall not be required to preserve the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary if the Board of Directors of the Company or the Issuer or the parent entity of any such Restricted Subsidiary shall determine that such preservation is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.03 Statement as to Compliance

(a)
The Issuer shall deliver to the Trustee no later than the date on which the Issuer is required to deliver annual reports pursuant to Section 4.14, an Officer’s Certificate stating that in the course of the performance by the relevant Officers of their respective duties as an Officer of the Issuer they would normally have knowledge of any Default and whether or not such officers know of any Default that occurred during such period and, if any, specifying such Default, its status and what action the Issuer is taking or proposes to take with respect thereto.
(b)
So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, promptly, but not later than 30 days, upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.04 Limitation on Debt

(1) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to “Incur” or, as appropriate, an “Incurrence”), any Debt (including any Acquired Debt); provided, that the Company and any Restricted Subsidiary will be permitted to Incur Debt (including Acquired Debt) if on the date on which such additional Debt is Incurred the Fixed Charge Coverage Ratio for the Applicable Testing Period, and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, would have been at least 2.0 to 1.0; provided, however, that the maximum aggregate principal amount of Debt that may be Incurred by Restricted Subsidiaries that are not the Issuer or Guarantors pursuant to this Debt that may be Incurred by Restricted Subsidiaries that are not the Issuer or Guarantors pursuant to this Section 4.04(1) and Sections 4.04(2)(l) (but only to the extent such Debt refinances Debt Incurred pursuant to this Section 4.04(1) and Sections 4.04(2)(s), 4.04(2)(u) or 4.04(2)(v)), 4.04(2)(s)

and 4.04(2)(u) below shall not exceed the greater of (x) $46.0 million and (y) 32.5% of Consolidated Adjusted EBITDA at any one time outstanding; and

(2) This Section 4.04 shall not, however, prohibit the following (collectively, “Permitted Debt”):

(a) the Incurrence by the Company or any Restricted Subsidiary of Debt under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the sum of (i) $75.0 million plus (ii) the greater of $35.0 million and 25.0% of Consolidated Adjusted EBITDA, provided, that any Debt Incurred under this clause (a) may be refinanced with additional Debt in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(b) (i) the Incurrence by the Issuer of Debt represented by the Notes (other than any Additional Notes) and (ii) the Incurrence of Debt by the Guarantors pursuant to the Guarantees (other than Guarantees of any Additional Notes);

(c) any Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Debt described in Section 4.04(2)(a) or Section 4.04(2)(b));

(d) the Incurrence by the Company or any Restricted Subsidiary of intercompany Debt between the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided that:

(i) if the Issuer or a Guarantor is the obligor on any such Debt and the lender of such Debt is not the Issuer or a Guarantor, it is unsecured and expressly subordinated in right of payment to the prior payment in full in cash (whether upon Stated Maturity, acceleration or otherwise) and the performance in full of its obligations under the Notes or its Guarantee, as the case may be; and

(ii) (x) any disposition, pledge or transfer of any such Debt to any Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing from the Company, the Issuer or another Restricted Subsidiary ceases to be a Restricted Subsidiary (or any other event which results in any such Debt being beneficially held by a Person other than the Company or a Restricted Subsidiary), will, in each case, be deemed to be an Incurrence of such Debt not permitted by this Section 4.04(2)(d);

(e) (i) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, in each case so long as the Incurrence of such Debt is not prohibited under the terms of this Indenture; provided that if such Debt is subordinated in right of payment to, or pari passu in right of payment with, the Notes or a Guarantee, as applicable, then the Guarantee of such Debt shall be subordinated in right of payment to, or pari passu in right of payment with, the Notes or such Guarantee, as applicable, substantially to the same extent as such guaranteed Debt; or (ii) without limiting Section 4.05, Debt arising by reason of any Lien granted by or applicable to such Person securing Debt of the Company or any Restricted Subsidiary so long as the Incurrence of such Debt is not prohibited under the terms of this Indenture;

(f) the Incurrence by the Company or any Restricted Subsidiary of (i) Debt represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Debt Incurred or assumed in connection with the acquisition, lease, rental or development and improvement of real or personal, movable or immovable, property or assets (including, without limitation, material handling equipment), used or useful in the Company’s or any Restricted Subsidiary’s business or (ii) Debt otherwise Incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of design, construction, installation or improvement of property, plant, equipment or other assets used or useful in the Company’s or any Restricted Subsidiary’s business (including any reasonable related fees or expenses Incurred in connection with such acquisition, lease, rental or development); provided that the principal amount of such Debt so Incurred when aggregated with such other Debt previously Incurred in reliance on this Section 4.04(2)(f) and still outstanding shall not in the aggregate exceed the greater of $28.0 million and 20.0% of Consolidated Adjusted EBITDA; provided, further, that any Debt Incurred under this clause (f)

may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(g) the Incurrence by the Company or any Restricted Subsidiary of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of earnouts or other purchase price adjustments or similar obligations in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by the Company or any Restricted Subsidiary of Debt Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this Section 4.04(2)(g) shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received from the sale of such assets;

(h) the Incurrence by the Company or any Restricted Subsidiary of Debt under Hedging Agreements entered into in the ordinary course of business or consistent with past practice and not for speculative purposes;

(i) the Incurrence by the Company or any Restricted Subsidiary of Debt in respect of workers’ compensation and claims arising under similar legislation, or pursuant to self-insurance obligations, and not in connection with the borrowing of money or the obtaining of advances or credit;

(j) Debt owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business or consistent with past practice of the Company or any Restricted Subsidiary with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and any Restricted Subsidiary;

(k) the Incurrence of Debt by the Company or any Restricted Subsidiary arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business or consistent with past practice; provided that such Debt is extinguished within 30 Business Days of Incurrence, (ii) bankers’ acceptances, performance, surety, judgment, appeal, indemnity, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and (iii) completion, advance payment or customs guarantees provided or letters of credit or similar instruments obtained by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(l) the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to, refund, replace, refinance, defease or discharge Debt Incurred by it pursuant to, or described in Section 4.04(1), Section 4.04(2)(b), Section 4.04(2)(c), this Section 4.04(2)(l) and Section 4.04(2)(s) (other than Debt subject to clause (iii) of such Section 4.04(2)(s)), as the case may be;

(m) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice;

(n) Management Advances;

(o) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business or consistent with past practice or industry practice (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities), including, for the avoidance of doubt, (i) Debt owed to banks and other financial institutions in connection with ordinary banking arrangements to manage cash balances and (ii) Debt in respect of Cash Management Services, including Cash Management Obligations;

(p) without limiting Section 4.10, the guarantee by the Company or any Restricted Subsidiary of Debt that was permitted to be incurred by another provision of this Section 4.04; provided that if the Debt being guaranteed is subordinated to the Notes or is unsecured, then the guarantee shall be subordinated or unsecured to the same extent as the Debt guaranteed;

(q) without limiting Section 4.05, Debt arising by reason of any Lien granted by or applicable to such Person securing Debt of the Company or any Restricted Subsidiary so long as the Incurrence of such Debt is not prohibited under the terms of this Indenture;

(r) Debt consisting of (i) the financing of insurance premiums, (ii) take or pay obligations or customary deferred payment arrangements contained in supply agreements or (iii) rental guarantees, in each case, in the ordinary course of business or consistent with past practice;

(s) (A) the Incurrence of Debt of the Company or any Restricted Subsidiary to finance an acquisition or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) Acquired Debt; provided that, in each case, on the date of such acquisition, merger or consolidation, after giving effect thereto, either (i) the Company would have been able to Incur at least $1.00 of additional Debt pursuant to Section 4.04(1), (ii) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect thereto or (iii) in the case of Section 4.04(2)(s)(B), such Acquired Debt is discharged within six months of the date of such Incurrence;

(t) any lease, concession, license or conveyance of property (or Guarantee thereof) which would be considered an operating lease under IFRS prior to the adoption of IFRS 16;

(u) any Contribution Debt;

(v) the Incurrence of Debt by the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed the greater of $42.0 million and 30.0% of Consolidated Adjusted EBITDA; provided, that any Debt Incurred under this clause (v) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; and

(w) Debt Incurred by the Company or any Restricted Subsidiary under factoring financings, reverse factoring financings, asset securitizations, receivables financings or similar arrangements, including by a Receivables Subsidiary in a Qualified Receivables Financing, in each case on a non-recourse basis to the Company and the Restricted Subsidiaries other than a Receivables Subsidiary (except to the extent customary for such type of non-recourse factoring or similar arrangements or subject to Standard Securitization Undertakings) and in the ordinary course of business or consistent with past practice.

(3) For purposes of determining compliance with this Section 4.04, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) of Section 4.04(2), or is entitled to be Incurred pursuant to Section 4.04(1), the Company shall be permitted to classify such item of Debt on the date of its Incurrence in any manner that complies with this Section 4.04. Debt Incurred under the Revolving Credit Facility outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on Section 4.04(2)(a), and Debt Incurred pursuant to Section 4.04 (2)(a) may not be reclassified as Debt Incurred under Section 4.04(1). In addition, from time to time any item of Debt initially classified as Incurred pursuant to one of the categories of Permitted Debt described in clauses (a) through (w) of Section 4.04(2) (other than Debt Incurred under the Revolving Credit Facility Agreement outstanding on the Issue Date), or entitled to be Incurred pursuant to Section 4.04(1), may later be reclassified by the Company such that it shall be deemed as having been Incurred pursuant to such new clause of Section 4.04(2) or Section 4.04(1) to the extent that such reclassified Debt could be Incurred pursuant to such new clause of Section 4.04(1) or Section 4.04(2) at the time of such reclassification. Debt permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Debt.

(4) For purposes of determining compliance with any restriction on the Incurrence of Debt in U.S. dollars where Debt is denominated in a different currency, the amount of such Debt shall be the Dollar Equivalent determined on the date of such determination; provided that if any such Debt denominated in a different currency is subject to a Currency Agreement (with respect to U.S. dollars) covering principal amounts payable on such Debt, the amount of such Debt expressed in U.S. dollars shall be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced shall be the Dollar Equivalent of the Debt being refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this Section 4.04, for purposes of determining compliance with this Section 4.04, increases in Debt solely due to fluctuations in the exchange rates of currencies shall not be deemed to exceed the maximum amount that an Issuer or a Restricted Subsidiary may Incur under this Section 4.04.

(5) For purposes of determining any particular amount of Debt under this Section 4.04:

(a) obligations in the form of letters of credit, guarantees, Liens, bankers’ acceptance or other similar instrument or obligation, in each case supporting Debt otherwise included in the determination of such particular amount shall not be included;

(b) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.05 shall not be treated as Debt;

(c) accrual of interest, accrual of dividends, the accretion or amortization of original issue discount or of accreted value, the obligation to pay commitment fees and the payment of interest or dividends in the form of additional Debt, shall not, in any case, be treated as Debt; and

(d) notwithstanding anything in this Section 4.04 to the contrary, in the case of any Debt incurred to refinance Debt initially incurred under Section 4.04 (2) measured by reference to a percentage of Consolidated Adjusted EBITDA at the time of Incurrence, if such refinancing would cause the percentage of Consolidated Adjusted EBITDA restriction to be exceeded if calculated based on the percentage of Consolidated Adjusted EBITDA on the date of such refinancing, such percentage of Consolidated Adjusted EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced, plus premiums (including tender premiums), defeasance, costs and fees in connection with such refinancing.

(6)

(i) For purposes of calculating any ratio-based basket under this Section 4.04, with respect to any revolving facility, delayed draw facility or other committed debt financing Incurred under such ratio-based basket, the Company may elect (which election may not be changed with respect to such Debt), at any time, to either (x) give pro forma effect to the Incurrence of the entire committed amount of such Debt, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any ratio-based component of any provision of the Indenture, or (y) test the Incurrence of actual amounts drawn under such revolving Debt, delayed draw facility or other committed debt financing from time to time, in which case, the ability to Incur the commitments made available under such Debt will be subject to such ratio-based test or basket (to the extent being Incurred pursuant to such ratio) at the time of each such Incurrence.

(j) For purposes of determining compliance with, and the outstanding principal amount of, any particular Debt Incurred pursuant to this Section 4.04, if any commitments in respect of revolving or deferred draw Debt are established in reliance on any clause of Section 4.04(2) measured by reference to a percentage of Consolidated Adjusted EBITDA, at the Company’s option (which election may not be changed with respect to such Debt), on the date of the initial borrowing of such Debt or entry into the definitive agreement providing the commitment to fund such Debt after giving pro forma effect to the Incurrence of the entire committed amount of such Debt (such committed amount, a “Grower Tested Committed Amount”) may thereafter be borrowed and reborrowed, in whole or in part, from time to time, irrespective of whether or not such Incurrence would cause such percentage of Consolidated Adjusted EBITDA to be exceeded and such Grower Tested Committed Amount shall be deemed outstanding pursuant to such basket so long as such commitments are in effect.

Section 4.05 Limitation on Liens

(1) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the date of this Indenture or thereafter acquired, securing any Debt of the Company or any Restricted Subsidiary (the “Initial Lien”), unless (i) such Lien is a Permitted Lien or (ii) contemporaneously therewith effective provision is made to secure the Notes and this Indenture or, in respect of Liens on property or assets of any Guarantor, such Guarantee thereof, equally and ratably with (or, in the case of Subordinated Debt of the Issuer or a Guarantor, on a senior basis to) such Debt for so long as such Debt is so secured by such Initial Lien.

(2) Any such Lien created as a result of this Section 4.05 in favor of the Notes or any such Guarantee will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien to which it relates.

(3) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

Section 4.06 Limitation on Restricted Payments

(1) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”):

(a) declare or pay any dividend on or make any distribution (whether made in cash, securities or other property) with respect to any of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger, consolidation, amalgamation or other combination involving the Company or any Restricted Subsidiary) (other than to the Company or any Restricted Subsidiary) except for dividends or distributions payable solely in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock or in Subordinated Shareholder Debt;

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, consolidation, amalgamation or other combination), directly or indirectly, any shares of the Company’s Capital Stock or any Capital Stock of a Holding Company of the Company held by persons other than the Company or a Restricted Subsidiary or any options, warrants or other rights to acquire such shares of Capital Stock;

(c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, any Subordinated Debt (other than (i) any such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement or in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case, due within one year of the date of payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement and (ii) intercompany Debt between the Company and any Restricted Subsidiary or among Restricted Subsidiaries);

(d) make any payment (whether of principal, interest or other amounts) on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Shareholder Debt (other than any payment of interest thereon in the form of additional Subordinated Shareholder Debt); or

(e) make any Restricted Investment in any Person.

If any Restricted Payment as provided in this Section 4.06(1) is not made in cash, the amount of the proposed Restricted Payment shall be the Fair Market Value of the asset to be transferred as at the date of transfer.

(2) Notwithstanding Section 4.06(1), the Issuer, the Company or any Restricted Subsidiary may make a Restricted Payment if, at the time of and after giving pro forma effect to such proposed Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing;

(b) the Company could Incur at least $1.00 of additional Debt pursuant to the ratio set forth in Section 4.04(1); and

(c) the aggregate amount of all Restricted Payments declared or made after the Issue Date, and after giving effect to any reductions required by Section 4.06(4), does not exceed the sum of:

(i) 50.0% of aggregate Consolidated Net Income on a cumulative basis beginning on October 1, 2026 to the last day of the Applicable Reporting Date prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a negative number, minus 100% of such negative amount but with the resulting amount in this clause (i) not being less than zero); plus

(ii) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets or marketable securities received by the Company after the Issue Date as equity capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of the Company’s Qualified Capital Stock (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of the Company’s Qualified Capital Stock (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth in Section 4.06(3) (d) or Section 4.06 (3)(e)) (excluding (x) any Contribution Amounts and (y) the Net Cash Proceeds and the Fair Market Value of property or assets or marketable securities received from the issuance of the Company’s Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(iii) (x) the amount by which the Debt of the Company or Debt of any Restricted Subsidiary is reduced on the Group’s consolidated balance sheet after the Issue Date upon the conversion or exchange (other than by a Subsidiary) of such Debt into the Company’s Qualified Capital Stock and (y) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets or marketable securities received after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary) of Redeemable Capital Stock that has been converted into or exchanged for the Company’s Qualified Capital Stock, to the extent such Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the case of both clauses (x) and (y), the aggregate Net Cash Proceeds and the Fair Market Value of property or assets or marketable securities received by the Company at the time of such conversion or exchange (excluding the Net Cash Proceeds from the issuance of the Qualified Capital Stock of the Company financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(iv) (x) repurchases, redemptions or other acquisitions or retirements of any Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company or any Restricted Subsidiary, less the cost of the disposition of such Investment and net of taxes, (y) if such Investment constituted a guarantee, an amount equal to the amount of such guarantee upon the full and unconditional release of such guarantee and (z) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Company’s interest in such Subsidiary; plus

(v) in the event that the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Fair Market Value of the Company’s or such Restricted Subsidiary’s existing interest in such Person that was previously treated as a Restricted Payment; plus

(vi) $20.0 million.

(3) Notwithstanding Section 4.06 (1) and Section 4.06(2), the Company and any Restricted Subsidiary may take the following actions; provided that, solely with respect to Section 4.06(3)(n) and Section 4.06(3)(o), no Default or Event of Default has occurred and is continuing:

(a) the payment of any dividend or the consummation of any redemption within 60 days after the date of its declaration or giving of notice of redemption, as applicable, if at such date of its declaration or giving of notice of redemption, as applicable, such payment would have been permitted by the provisions of this Section 4.06;

(b) cash payments in lieu of issuing fractional shares pursuant to the exchange or conversion of any exchangeable or convertible securities;

(c) the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), in each case, from, or for the benefit of, any current or former officer, director, consultant, customer or employee of the Company or any Restricted Subsidiaries or any Parent pursuant to any equity subscription agreement, management equity plan, warrant agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed an amount (net of repayments of any such loans or advances) equal to:

(i) the greater of $7.0 million and 5.0% of Consolidated Adjusted EBITDA in any 12-month period (with unused amounts in any calendar year being carried forward to the next two succeeding calendar years and amounts that will not be used in the succeeding calendar year being carried back, as applicable); plus

(ii) the Net Cash Proceeds received by the Company or its Restricted Subsidiaries since the Issue Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Debt to a Parent), or as a contribution to the equity of the Company from the issuance or sale of Capital Stock (including any options, warrants or other rights in respect thereof) to any current or former officer, director or employee of the Company, any Restricted Subsidiary or any Parent; plus

(iii) the Net Cash Proceeds of key person life insurance policies, in each case, to the extent such Net Cash Proceeds are not included in any calculation under Section 4.06 (2)(c)(ii); and

provided, further, that cancellation of Debt owing to the Company or any Restricted Subsidiary from members of management, directors or employees of any Parent, Company or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 4.06 or any other provision of this Indenture;

(d) the repurchase, redemption or other acquisition or retirement for value of any shares of the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock or options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Debt (excluding any Contribution Amounts);

(e) the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds of the issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock or Subordinated Shareholder Debt;

(f) the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of the Incurrence (other than to a Subsidiary) of, Permitted Refinancing Debt permitted to be Incurred pursuant to Section 4.04 above;

(g) the declaration or payment of any dividend or distribution to holders of Capital Stock of a Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than the Company or such Restricted Subsidiary would receive on a pro rata basis;

(h) the repurchase of Capital Stock deemed to occur upon the exercise of stock options with respect to which payment of the cash exercise price has been forgiven if the cumulative aggregate value of such deemed repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

(i) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Stock issued pursuant to Section 4.04;

(j) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities;

(k) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Debt of the Company or any of its Restricted Subsidiaries pursuant to provisions similar to those described in Section 4.09 provided that all Notes validly tendered by Holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value, as applicable;

(l) the purchase, repurchase, redemption, acquisition or retirement of Subordinated Debt of the Company or any Restricted Subsidiary in an amount equal to the amount of any Excess Proceeds remaining after consummation of an Excess Proceeds Offer pursuant to Section 4.07 (immediately prior to the amount of Excess Proceeds being reset to zero);

(m) Permitted Parent Payments;

(n) any other Restricted Payment; provided that the total aggregate amount of Restricted Payments made under this clause (n) does not exceed the greater of $35.0 million or 25.0% of Consolidated Adjusted EBITDA;

(o) any Restricted Payment; provided that the Consolidated Net Leverage Ratio would not be greater than 2.25 to 1.00 on a pro forma basis after giving effect to such Restricted Payment;

(p) payments pursuant to any Tax Sharing Agreement or arrangement among the Company and its Subsidiaries and other Persons with which the Company or any of its Subsidiaries is required or permitted to file a combined tax return or with which the Company or any of its Restricted Subsidiaries is a part of a group for tax purposes; provided, however, that such payments will not exceed the amount of Tax (including, for this purpose, penalties and interest and other similar liabilities related thereto) that the Company and its Subsidiaries would owe on a standalone basis and the related Tax liabilities of the Company and its Subsidiaries are relieved by the payment of such amounts to a relevant taxing authority;

(q) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Debt owed to, the Company or a Restricted Subsidiary by Unrestricted Subsidiaries;

(r) the declaration and payment of dividends on the Capital Stock of the Company and/or purchases, repurchases or other acquisitions or retirements of Capital Stock of the Company as part of a share buyback program approved by the Board of Directors of the Company in an amount per annum not to exceed 7% of the Market Capitalization; provided that after giving pro forma effect to the payment of any such dividends, distributions and/or purchases, repurchases or other acquisitions or retirements of Capital Stock, the Consolidated Net Leverage Ratio shall be equal to or less than 3.00:1.00; and

(s) payment of any Receivables Fees and purchases of receivables and other assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing.

(4) The actions described in Section 4.06(3)(a) are Restricted Payments that shall be permitted to be made in accordance with Section 4.06(3) but that shall reduce the amount that would otherwise be available for Restricted Payments under Section 4.06(2)(c).

(5) In the event an item meets the criteria of more than one category of Permitted Investment and/or Restricted Payment, as applicable, the Company, in its sole discretion, may classify or later reclassify any such Permitted Investment or other Restricted Payment (or portion thereof) as being made in part under one of the clauses or sub-clauses of this Section 4.06 (or, in the case of any Permitted Investment, the clauses or sub-clauses of Permitted Investments) and/or in part under one or more other such clauses or sub-clauses of this Section 4.06 (or, in the case of any Permitted Investment, the definition of “Permitted Investments”) in any manner that complies with this Section 4.06 and/or the definition of “Permitted Investments” as of the date of such reclassification.

(6) Notwithstanding any other provision of this Indenture, (x) no Investment consisting of the transfer of any Material Intellectual Property by the Company or any of the Restricted Subsidiaries to an Unrestricted Subsidiary (including via designation as an Unrestricted Subsidiary) shall constitute a Permitted Investment or a Restricted Payment permitted pursuant to Section 4.06 and (y) neither the Company nor any Restricted Subsidiary will, directly or indirectly, make Investments in Unrestricted Subsidiaries, by way of a Restricted Payment, Permitted Payment or a Permitted Investment (including via designation as an Unrestricted Subsidiary), in an aggregate amount of more than the greater of $35.0 million and 25.0% of Consolidated Adjusted EBITDA at any time outstanding.

Section 4.07 Limitation on Asset Sales

(1) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(a) the consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) the Company or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined in good faith by the Company or the Issuer, and the Company’s or Issuer’s determination (including the Board of Directors’ determination, as applicable) will be conclusive (as to the value of any and all non-cash consideration));

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration the Company or such Restricted Subsidiary receives in respect of such Asset Sale consists of:

(i) cash (including any Net Cash Proceeds received from the conversion to cash within 180 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(ii) Cash Equivalents (including any Net Cash Proceeds received from the conversion to cash or Cash Equivalents within 180 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(iii) the assumption by the purchaser of (x) Debt of the Company or Restricted Subsidiary (other than Subordinated Debt) as a result of which neither the Company nor any of the Restricted Subsidiaries remains obliged in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale;

(iv) Replacement Assets;

(v) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (v), less the amount of Net Cash Proceeds previously realized in cash from prior Designated Non-cash Consideration does not exceed (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $15.0 million and 10.0% of Consolidated Adjusted EBITDA; or

(vi) a combination of the consideration specified in clauses (i) through (v) of this Section 4.07(1)(b).

(2) If the Company or any Restricted Subsidiary consummates an Asset Sale, the Net Cash Proceeds of the Asset Sale, within 365 days of the receipt of the Net Cash Proceeds of such Asset Sale may be used by the Company or such Restricted Subsidiary to (or the Company or any such Restricted Subsidiary may enter into a binding commitment to so use; provided that such Net Cash Proceeds are so used within 180 days after the expiration of the aforementioned 365 day period):

(a) (i) to prepay, repay, purchase or redeem any Pari Passu Debt incurred under Section 4.04(2)(a) (or any Permitted Refinancing Debt in respect thereof); provided, however, that, in connection with any prepayment, repayment or purchase of Debt pursuant to this clause (a)(i), the Company or such Restricted Subsidiary will retire such Debt and will cause the related commitment (if any) (except in the case of any revolving Debt (including the Revolving Credit Facility)) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or redeemed; (ii) unless included in clause (a)(i), to (x) prepay, repay, purchase or redeem any Pari Passu Debt of the Company or a Restricted Subsidiary that is secured in whole or in part by a Lien or (y) prepay, repay, purchase or redeem any Debt of a Restricted Subsidiary that is not a Guarantor, other than, in each case, Debt owed to the Company or any Restricted Subsidiary, at a price of, in each case, no more than 100% of the principal amount of such Pari Passu Debt plus accrued and unpaid interest to the date of such prepayment, repayment, purchase or redemption; (iii) unless included in clause (a)(i) or (a)(ii), to prepay, repay, purchase or redeem any Pari Passu Debt of the Company, the Issuer or a Guarantor, at a price of no more than 100% of the principal amount of such Pari Passu Debt plus accrued and unpaid interest to the date of such prepayment, repayment, purchase or redemption; provided that the Company, the Issuer or such Guarantor, as applicable, shall prepay, redeem, repay or repurchase Pari Passu Debt pursuant to this clause (iii) only if the Company, the Issuer or such Guarantor purchases through open-market purchases or makes an offer to the Holders of the Notes to purchase their Notes at a purchase price in cash equal to at least 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) for, in each case, an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such Pari Passu Debt;

(b) to purchase the Notes through open-market purchases, or to make an offer to the Holders to prepay, repay, purchase or redeem Notes at a purchase price in cash equal to at least 100.0% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and Additional Amounts, if any;

(c) invest in any Replacement Assets or make capital expenditures (including by means of capital expenditure by, or an investment in Replacement Assets by, a Restricted Subsidiary with an amount equal to some or all of the Net Cash Proceeds received by the Company or another Restricted Subsidiary);

(d) acquire all or substantially all of the assets of, or any Capital Stock of, another Similar Business, if, after giving effect to any such acquisition of Capital Stock, the Similar Business is or becomes a Restricted Subsidiary;

(e) acquire other assets (other than Capital Stock and cash or Cash Equivalents) that are used or useful in a Similar Business; or

(f) do any combination of the foregoing.

The amount of such Net Cash Proceeds actually received by the Company or any Restricted Subsidiary but not so used as set forth in this paragraph (2) constitutes “Excess Proceeds.” Pending the final application of any such Net Cash Proceeds, the Company or Issuer may temporarily reduce revolving credit borrowings or otherwise use such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture.

(3) When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer will, within 30 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) from all Holders of Notes and, at the Issuer’s election, from the holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in this Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount, in the case of the Notes (expressed as a minimum amount of $200,000 and integral multiples of $1,000 in excess thereof) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note being repurchased and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt being redeemed or repurchased, plus, in each case, accrued and unpaid interest, if any, to the date of purchase.

To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the aggregate amount of Excess Proceeds, the Issuer may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for any purposes that are not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by holders thereof exceeds the aggregate amount of Excess Proceeds, the Notes and any such Pari Passu Debt to be purchased will be allocated on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each holder). Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

(4) If the Issuer is obliged to make an Excess Proceeds Offer, the Issuer will purchase the Notes and Pari Passu Debt, at the option of the holders thereof, in whole or in part in a minimum amount of $200,000 and integral multiples of $1,000 in excess thereof on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such Holders, or such later date as may be required under the Exchange Act.

If the Issuer is required to make an Excess Proceeds Offer, the Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations, including the requirements of any applicable securities exchange on which Notes are then listed. To the extent that the provisions of any securities laws or regulations or exchange requirements conflict with Section 4.07, the Issuer will comply with such securities laws regulations and exchange requirements and will not be deemed to have breached its obligations described in Section 4.07 by virtue thereof.

Section 4.08 Limitation on Transactions with Affiliates

(1) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Company or any other Restricted Subsidiary having a value in excess of the greater of $11.0 million and 7.5% of Consolidated Adjusted EBITDA, unless such transaction or series of transactions is entered into in good faith and:

(a) such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm’s-length transaction (as determined in good faith by the Company or the Issuer) with a Person that is not an Affiliate; and

(b) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services, in each case having a value in excess of the greater of $21.0 million and 15.0% of Consolidated Adjusted EBITDA, the Board of Directors of the Company or the Issuer will approve a resolution resolving that such transaction complies with clause (a) above and that the fairness of such transaction has been approved by a majority of the Disinterested Members, if any, of such Board of Directors.

(2) Notwithstanding the foregoing, the restrictions set forth in this Indenture will not apply to:

(a) reasonable directors’ fees, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting and advisory fees, employee compensation, employee and director bonuses, directorship, employment or consulting agreements and arrangements, collective bargaining agreements, employee benefit arrangements, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements or legal fees payable to any current or former employee, officer or director as long as the Board of Directors of the Company or the Issuer has approved the terms thereof and deemed the services performed or thereafter to be performed for amounts to be fair consideration therefor;

(b) Permitted Investments (other than pursuant to clause (c)(iii), (q) or (u) of the definition thereof) and any Restricted Payment not prohibited by Section 4.06;

(c) any Management Advances or Permitted Parent Payments and any waiver or transaction with respect thereto;

(d) agreements, instruments and arrangements existing on the Issue Date and any amendment, extension, renewal, refinancing, modification or supplement thereto and any payments or transaction in relation thereto; provided that any such amendment, extension, renewal, refinancing, modification or supplement to the terms thereof is not more disadvantageous (as determined in good faith by the Company or the Issuer), taken as a whole, to the Holders of the Notes and to the Company and the Restricted Subsidiaries, as applicable, in any material respect than the original agreement or arrangement as in effect on the Issue Date;

(e) the issuance of securities or other payments, awards or grants in cash, securities or similar transfers pursuant to, or for the purpose of the funding of, directorship, employment or consulting arrangements, stock options, stock ownership plans and other similar arrangements, as long as the terms thereof are or have been previously approved by the Board of Directors of the Company or the Issuer;

(f) the granting and performance of registration rights for the Company’s securities;

(g) transactions between or among the Company and the Restricted Subsidiaries or between or among Restricted Subsidiaries;

(h) any issuance of Capital Stock (other than Redeemable Capital Stock) of the Company or options, warrants or other rights to acquire such Capital Stock (other than Redeemable Capital Stock);

(i) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement relating thereto) to which it is a party as at the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of, obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (i) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect (as determined in good faith by the Company or the Issuer) to the Holders of the Notes when taken as a whole;

(j) transactions with a Person that is an Affiliate of the Company or any Restricted Subsidiary solely (x) because the Company or a Restricted Subsidiary owns Capital Stock in such Person, (y) because the Company or a Restricted Subsidiary has the right to designate one or more members of the Board of Directors or similar governing body of such Person, or (z) as a result of both such ownership of Capital Stock and such right to so designate;

(k) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or an officer of the Company or the relevant Restricted Subsidiary or are on terms materially no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party (as determined in good faith by the Company or the Issuer);

(l) the execution of, delivery of and performance under any Tax Sharing Agreement; and

(m) any transaction effected as part of a Qualified Receivables Financing.

Section 4.09 Change of Control

(1) If a Change of Control occurs at any time, the Issuer will make an offer (a “Change of Control Offer”) to each Holder of Notes to purchase all or part of (equal to $200,000 aggregate principal amount and integral multiples of $1,000 in excess thereof) such Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”).

(2) Within 60 days following any Change of Control, the Issuer will send notice of the Change of Control Offer, with a copy to the Trustee, Registrar and each Paying Agent, to each Holder of Notes appearing in the security register on such date, which notice will state:

(a) that a Change of Control has occurred and the date it occurred;

(b) the circumstances and relevant facts regarding such Change of Control;

(c) the Change of Control Purchase Price and the Change of Control Purchase Date, which will be a Business Day no earlier than 10 days nor later than 60 days after the date such notice is delivered, or such later date as is necessary to comply with any requirements under the Exchange Act or any other applicable securities laws or regulations;

(d) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid on such date;

(e) that any Note or part thereof not tendered will continue to accrue interest; and

(f) any other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

(3) Upon receipt by the Trustee from the Issuer of an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer in the Change of Control, the Trustee will promptly authenticate and deliver a new Note or Notes in a principal amount equal to any unpurchased portion of Notes surrendered, if any, to the Holder of Notes in global form or to each Holder of certificated Notes; provided that each such new Note will be in a principal amount that is at least $200,000 and integral multiples of $1,000 in excess thereof. All certificated Notes will be issued in registered form. The Issuer will publicly announce (which announcement may be made by posting to the website of the Company or any Subsidiary of the Company or any direct or indirect parent of the Company, in accordance with Section 4.14) the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(4) The Issuer will not be required to make a Change of Control Offer following a Change of Control if (i) the Notes have been irrevocably and unconditionally called for redemption as described under “Optional Redemption” or (ii) a third party has made, and not terminated, a tender offer for all of the Notes in the manner and at the times applicable to a Change of Control Offer, at a tender offer purchase price in cash equal to at least 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, and such third party purchases all of the Notes validly tendered and not withdrawn under such tender offer. No Note will be purchased in part if less than $200,000 in original principal amount of such Note would remain outstanding following such purchase.

(5) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(7) The Issuer and the Guarantors will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer and the Guarantors will comply with such applicable securities laws and regulations and will not be deemed to have breached their obligations under this Indenture by virtue of such conflict.

(8) For so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules and regulations of the Exchange so require, the Issuer will publish a public announcement with respect to the results of any Change of Control Offer to the extent and in the manner permitted by such rules. In addition, for so long as any Notes are represented by Global Notes, such notices to Holders of the Notes may be delivered by or on behalf of the Issuer to DTC, Euroclear or Clearstream, as applicable.

(9) Notwithstanding the foregoing, in connection with any tender offer or exchange offer for the Notes, including without limitation, a Change of Control Offer or Excess Proceeds Offer, if Holders of Notes of not less than 90% in aggregate principal amount of the applicable outstanding Notes validly tender and do not withdraw such Notes in such tender offer or exchange offer and the Issuer, or any third party making such a tender offer or exchange offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of Notes will be deemed to have consented to such tender offer or exchange offer, and accordingly the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to Holders of the Notes, given not more than 30 days following such tender offer or exchange offer expiration date, to redeem the Notes that remain outstanding in whole, but not in part, following such tender offer or exchange offer at a price equal to the price offered to each other Holder of Notes (excluding any early tender or incentive fee) in such tender offer or exchange offer, plus, to the extent not included in the tender offer payment or exchange offer settlement, accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer, exchange offer, Change of Control Offer or Excess Proceeds Offer, as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer, exchange offer, Change of Control Offer or Excess Proceeds Offer, as applicable.

Section 4.10 Limitation on Guarantees of Debt

(1) The Company shall not permit any Restricted Subsidiary that is not a Guarantor or the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or the Issuer outstanding under any Credit Facility Incurred under Section 4.04(2)(a) or any other Public Debt of the Company (other than a Guarantee of the Notes) or the Issuer (other than the Notes) or any Guarantor (other than a Guarantee of the Notes), unless such Restricted Subsidiary either (i) is not a Significant Subsidiary and, in respect of any Debt outstanding under the Revolving Credit Facility (as may be refinanced, amended or restated from time to time) only, has not become a Guarantor under the Revolving Credit Facility, provided that any such Restricted Subsidiary that is not a Significant Subsidiary also would not, in the aggregate when taken together with other Restricted Subsidiaries that are not Significant Subsidiaries, constitute a Significant Subsidiary if considered as a single person or (ii) executes and delivers within 30 days a supplemental indenture to this Indenture in the form of Exhibit D providing for a Guarantee of payment of the Notes by such Restricted Subsidiary on the same terms as the guarantee of such other Debt; and with respect to any guarantee of Subordinated Debt by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to the Notes at least to the same extent as such Subordinated Debt is subordinated to the Notes. Any Guarantee of payment of the Notes may contain limitations on Guarantor liability to the extent reasonably necessary (as determined in good faith by the Company or the Issuer) to recognize certain defenses generally available to guarantors or other considerations under applicable law or regulation.

(2) Section 4.10(1) shall not be applicable to any guarantee of any Restricted Subsidiary:

(a) existing on the Issue Date; or

(b) that existed at the time such Person became a Restricted Subsidiary if the guarantee was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(3) Any Guarantee of the Notes granted pursuant to the provisions described in Section 4.10(1) may provide by its terms that it shall be automatically and unconditionally released and discharged on the terms and conditions and in the circumstances described in Section 10.12. A Guarantee of a future Guarantor may also be released at the option of the Issuer or the Company if at the date of such release there is no Debt of such Guarantor outstanding which was Incurred after the Issue Date and which could not have been Incurred in compliance with this Indenture as at the date of such release if such Guarantor were not designated as a Guarantor as at that date. At the cost and reasonable request of the Issuer, the Trustee shall take all necessary actions to effectuate any release of any Guarantee of the Notes in accordance with these provisions, subject to customary protections and indemnifications.

(4) Notwithstanding the foregoing, the Issuer will not be obligated to cause such Restricted Subsidiary to guarantee the Notes to the extent such Guarantee would reasonably be expected (as determined in good faith by the Company or the Issuer) to give rise to or result in (a) any conflict with or violation of applicable law, rule, regulation or order; (b) any risk of liability (civil, criminal, administrative or other) for the officers, directors, shareholders or partners of such Restricted Subsidiary; or (c) any cost, expense, liability or obligation (including with respect to any Taxes but excluding any reasonable guarantee or similar fee payable to the Issuer or any Restricted Subsidiary) other than reasonable expenses, including intra-group remuneration for such guarantee assessed at arm’s length principle or Taxes due to lack of such remuneration, and other than reasonable governmental expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to Section 4.10(1) undertaken in connection with, such Guarantee.

Section 4.11 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

(1)
The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:
(a)
pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;
(b)
pay any Debt owed to the Company or any other Restricted Subsidiary;
(c)
make loans or advances to the Company or any other Restricted Subsidiary; or
(d)
transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

provided that (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (ii) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Debt Incurred by the Company or any Restricted Subsidiary, in each case, shall not be deemed to constitute such an encumbrance or restriction.

(2)
The provisions of Section 4.11(1) shall not apply to:
(a)
encumbrances and restrictions imposed by the Notes (including Additional Notes), this Indenture, the Guarantees or the Revolving Credit Facility;
(b)
encumbrances or restrictions imposed by Debt permitted to be Incurred under Credit Facilities or any guarantee thereof in accordance with Section 4.04 or pursuant to Section 4.04(1) and 4.04(2); provided that in the case of any such encumbrances or restrictions imposed under any Credit Facilities, such encumbrances or restrictions taken as a whole are not materially less favorable to the Holders taken as a whole than those imposed by the Revolving Credit Facility as at the Issue Date (as determined in good faith by the Company or the Issuer);
(c)
encumbrances or restrictions contained in any agreement or instrument in effect on the Issue Date;
(d)
with respect to restrictions or encumbrances referred to in Section 4.11(1)(d), encumbrances and restrictions: (i) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, sublease, license, sublicense, conveyance or other similar agreement to which the Company or any Restricted Subsidiary is a party; or (ii) contained in operating leases for real property and restricting only the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;
(e)
encumbrances or restrictions contained in any agreement or other instrument of a Person or relating to assets acquired by the Company or any Restricted Subsidiary in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(f)
encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by Section 4.07 with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Company’s Subsidiaries by another Person;
(g)
encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, authorizations, concessions, franchises or permits;

(h)
encumbrances or restrictions on cash or other deposits or net worth imposed by customers or suppliers or surety, insurance or bonding companies under contracts entered into the ordinary course of business or consistent with past practice;
(i)
customary limitations on the distribution or disposition of assets or property of a Restricted Subsidiary in joint venture agreements, asset sale agreements, sale and leaseback agreements, shareholder agreements, stock sale agreements and other similar agreements entered into the ordinary course of business or consistent with past practice and in good faith; provided that:
(i)
the encumbrance or restriction is not materially less favorable to the Holders taken as a whole than is customary in comparable agreements (as determined in good faith by the Company or the Issuer); or
(ii)
the Company or the Issuer determines in good faith that any such encumbrance or restriction shall not materially affect the ability of the Issuer or any Guarantor to make any principal or interest payments on the Notes;
(j)
customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business or consistent with past practice;
(k)
any encumbrance or restriction arising by reason of customary non-assignment or similar provisions in agreements;
(l)
any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Debt not prohibited from being Incurred after the Issue Date pursuant to the provisions of Section 4.04: (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders taken as a whole than the encumbrances and restrictions contained in this Indenture (as determined in good faith by the Company or the Issuer); or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company or the Issuer);
(m)
with respect to restrictions or encumbrances referred to in Section 4.11(1)(d), encumbrances or restrictions existing by reason of any Lien permitted under Section 4.05;
(n)
any encumbrance or restriction pursuant to any Hedging Agreements;
(o)
any encumbrance or restriction pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easements agreements of the Company or any Restricted Subsidiary;
(p)
any encumbrance or restriction that arises or is agreed to in the ordinary course of business or consistent with past practice and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary (as determined in good faith by the Company or the Issuer);
(q)
restrictions effected in connection with a Qualified Receivables Financing that, in the good faith determination by the Board of Directors or an Officer of the Company or the Issuer, are necessary or advisable to effect such Qualified Receivables Financing; and
(r)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q), or in this clause (r), of this Section 4.11(2); provided that such amendments, modifications, restatements, renewals, extension, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company or the Issuer, no more restrictive (taken as a whole) with respect to such encumbrances or restrictions than those contained in the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing.

Section 4.12 Designation of Unrestricted and Restricted Subsidiaries

(1)
The Board of Directors of the Company or the Issuer may designate any Subsidiary (excluding the Issuer, but including newly acquired or newly established Subsidiaries) to cease to be a “Restricted Subsidiary” and instead to be an “Unrestricted Subsidiary” only if:
(a)
no Default has occurred and is continuing at the time of or after giving effect to such designation;
(b)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Debt of, or own or hold any Lien on any property of, the Company, or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and
(c)
the Company would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to Section 4.06 (and may classify such amount within its capacity to make Restricted Payments and ability to make payments that would otherwise be Restricted Payments under Section 4.06 as it sees fit) in an amount equal to the Fair Market Value of the Company’s interest in such Subsidiary (as determined by the Company or the Issuer in good faith).
(2)
In the event of any such designation, the Company will be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.06 for all purposes of this Indenture in an amount equal to the Fair Market Value of the Company’s interest in such Subsidiary (as determined by the Company or the Issuer in good faith), and may classify such amount within its capacity to make Restricted Payments and permissions to make payments that would otherwise be Restricted Payments under Section 4.06 as it sees fit.
(3)
The Board of Directors of the Company or the Issuer may designate any Unrestricted Subsidiary as a Restricted Subsidiary:
(a)
if no Default or Event of Default has occurred and is continuing at the time of, or shall occur and be continuing after giving effect to, such designation; and
(b)
unless such designated Unrestricted Subsidiary shall not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, and after giving pro forma effect to the Incurrence of any such Debt of such designated Unrestricted Subsidiary as if such Debt was Incurred on the date of its designation as a Restricted Subsidiary, the Company could Incur at least $1.00 of additional Debt pursuant to the ratio set forth in Section 4.04(1).
(4)
Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Company’s or the Issuer’s Board of Directors shall be evidenced to the Trustee by filing a resolution of the Company’s or the Issuer’s Board of Directors with the Trustee giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation. Any such filing with the Trustee must occur within 45 days after the end of the Group’s fiscal half year in which such designation is made (or, in the case of a designation made during the second half of the Company’s fiscal year, within 90 days after the end of such fiscal year).

Section 4.13 [Reserved]

Section 4.14 Reports to Holders

(1)
So long as any Notes are outstanding, the Company shall furnish to the Trustee:
(a)
within 125 days following the end of each of the Company’s fiscal years, annual reports containing, to the extent applicable, the following information: (a) audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flows of the Company for the two most recent fiscal years in accordance with IFRS, including complete notes to such financial statements and the report of the independent auditors on the consolidated financial statements; (b) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Group; (c) a description of the business of the Group; and (d) a description of management and shareholders, material debt instruments, material affiliate transactions, material risk factors and material subsequent events; provided that the information in clause (d) of this Section 4.14(1)(a) may be provided in the notes to the audited financial statements;
(b)
within 95 days following the end of the first fiscal half in each fiscal year of the Company, unaudited semi-annual financial information of the Company as of and for the period from the beginning of each fiscal year to the close of the first fiscal half, together with comparable information for the corresponding period of the preceding year, and an operating and financial review of the financial statements, including a discussion of the results of operations, financial condition, and material changes in liquidity and financial resources of the Group; and
(c)
promptly after the occurrence of a material acquisition, disposition or restructuring, any change of the Chief Executive Officer or the Chief Financial Officer of the Company or a change in auditors of the Company or any other material event that the Company reports publicly, a report containing a description of such event.
(2)
No report need include separate financial statements for any Guarantors or non-Guarantor Subsidiaries of the Company or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.
(3)
At any time that any of the Company’s subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or a group of Unrestricted Subsidiaries, taken as a whole, constitutes a Significant Subsidiary of the Group, then the semi-annual and annual financial information required by Section 4.14(1) will include a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto, of the financial condition and results of operations of the Group separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
(4)
For so long as the equity securities of the Company (or any successor thereto) are listed on a Recognized Stock Exchange, and the Company (or any successor thereto) is subject to the disclosure standards under applicable law and/or rules issued by such Recognized Stock Exchange, the requirements of sub-clauses (1)(a), (1)(b) and (1)(c) of this Section 4.14 shall be considered to have been fulfilled if the Company complies with the reporting requirements of such stock exchange.
(5)
Notwithstanding the foregoing, the Company will be deemed to have provided such information to the Trustee, the Holders of the Notes and prospective purchasers of the Notes if such information referenced in sub-clauses (1)(a), (1)(b), (1)(c) and clause (3) of this Section 4.14 or alternatively, in Section 4.14(4), has been posted on a Group website. The Trustee shall have no liability or responsibility for the filing, timeliness or content of any report or for monitoring the Group’s websites to determine whether such reports have been posted in accordance with this Section.
(6)
Delivery of any information, documents and reports to the Trustee pursuant to this Section 4.14 is for informational purposes only and the Trustee’s receipt of such information, documents and reports shall not constitute actual or constructive notice of any information contained therein, including the Company’s compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). All reports provided pursuant to this Section 4.14 shall be made in, or translated to, the English language.
(7)
Notwithstanding anything in this Indenture to the contrary, in the event that any period specified in this Indenture for the Company (or any other member of the Group) to deliver any financial statements, documents or other information expires on a day which is not a Business Day, that period shall be extended so as to expire on the next Business Day.

Section 4.15 Suspension of Covenants on Achievement of Investment Grade Status

(1)
If on any date following the Issue Date, the Notes have achieved Investment Grade Status and no Default or Event of Default has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until such time, if any, at which the Notes cease to have Investment Grade Status (the “Reversion Date”), Section 4.04, Section 4.06, Section 4.07, Section 4.08, Section 4.10, Section 4.11, Section 4.12 and Section 5.01(a)(1)(c) will not apply to the Notes, and, in each case, any related default provision of this Indenture will cease to be effective and will not be applicable to the Company and the Restricted Subsidiaries.

During any period that the foregoing Sections have been suspended, neither the Company nor any Restricted Subsidiary may designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.12 unless such designation would have complied with Section 4.06 as if Section 4.06 would have been in effect during such period.

(2)
Such covenants and any related default provisions shall again apply according to their terms from the first day on which a Suspension Event ceases to be in effect. Such covenants will not, however, be of any effect with regard to actions of the Company or the Restricted Subsidiaries properly taken during the continuance of the Suspension Event, and no action taken prior to the Reversion Date will constitute a Default or Event of Default. Section 4.06 shall be interpreted as if it has been in effect since the date of this Indenture but not during the continuance of the Suspension Event. On the Reversion Date, all Debt Incurred during the continuance of the Suspension Event will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.04(2)(c). In addition, the Company or any of the Restricted Subsidiaries may, without causing a Default or Event of Default, honor any contractual commitments or take actions in the future after any date on which the Notes cease to have an Investment Grade Status as long as the contractual commitments were entered into during the Suspension Event and not in anticipation of the Notes no longer having an Investment Grade Status. Upon the occurrence of a Suspension Event, the amount of Excess Proceeds shall be reset at zero. The Company shall notify the Trustee that the conditions set forth in Section 4.15(1) have been satisfied, provided that, no such notification shall be a condition for the suspension of the covenants listed under this Section 4.15 to be effective. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any duty to notify Holders if the Notes achieve Investment Grade Status or upon the occurrence of a Reversion Date.

Section 4.16 Financial Calculations

(1)
When calculating the availability under any basket or ratio under this Indenture (including those based upon Consolidated Adjusted EBITDA, Fixed Charge Coverage Ratio, Consolidated Senior Secured Net Leverage Ratio and/or Consolidated Net Leverage Ratio), in each case, in connection with (x) any acquisition, disposition, merger, joint venture, investment, Incurrence, Restricted Payment, Change of Control or other similar transaction where there is a time difference between commitment and closing or Incurrence (including in respect of Incurrence of Debt, Restricted Payments and Permitted Investments) and (y) repayment, repurchase or refinancing of Debt, Redeemable Capital Stock or preferred stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered (each transaction referred to in clause (x) and (y), a “Tested Transaction”), the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Company or any of its Restricted Subsidiaries, any direct or indirect Parent of the Company, any successor entity of any of the foregoing or a third party (the “Testing Party”), be (i) the date of the definitive agreements for such Tested Transaction are entered into (or, in the case of a transaction in the form of a tender or exchange offer in connection with which no definitive agreement is entered into with the target company, the date of such tender or exchange offer), (ii) the date of a public announcement of such Tested Transaction is made, (iii) the date of any notice, which may be conditional, of such Tested Transaction is given to the holders of such Debt, Redeemable Capital Stock or preferred stock, (iv) the date of consummation of any Tested Transaction or (v) any other date relevant to the Tested Transaction determined by the Company or the Issuer in good faith (any such date described in (i) through (v), the “Transaction Commitment Date”) and such baskets (including any “grower” portions thereof) or ratios shall be calculated on a pro forma basis after giving effect to such Tested Transaction and the other transactions to be entered into in connection therewith (including any Restricted Payment, Permitted Investment, Asset Sale, Incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such transaction (and not for purposes of any subsequent availability of any basket or ratio).
(2)
For the avoidance of doubt, (1) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated Adjusted EBITDA, Debt, or cash and Cash Equivalents of the Company or the target company) or the applicable exchange rate utilized in calculating compliance with any U.S. dollar-based provision of this Indenture subsequent to such date of determination and at or prior to the consummation of the relevant transaction, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the transactions are permitted hereunder; (2) such baskets or ratios shall not be tested at the time of consummation of such transaction or related transactions (and for the avoidance of doubt, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Commitment Date and not as of any later date); (3) if internal consolidated financial statements for one or more subsequent fiscal quarters, fiscal halves or months shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such internal consolidated financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Commitment Date for purposes of such baskets, ratios and financial metrics; and (4) consolidated interest expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on an indicative interest rate as reasonably determined by the Testing Party in good faith; provided, further, that if the Testing Party elects to have such determinations occur at the time of entry into such definitive agreement (or, in the case of a transaction in the form of a tender or exchange offer in connection with which no definitive agreement is entered into with the target company, the date of such tender or exchange offer), any such transactions (including any Restricted Payment, Permitted Investment, Asset Sale, repayment or redemption or Incurrence of Debt and the use of proceeds thereof or Incurrence of a Lien) shall be deemed to have occurred on the date the definitive agreements (or, in the case of a transaction in the form of a tender or exchange offer in connection with which no definitive agreement is entered into with the target company, the date of such tender or exchange offer) are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such transactions (except to the extent such Tested Transaction is subsequently abandoned).
(3)
Notwithstanding anything in this Indenture to the contrary unless the Company elects otherwise, if, in connection with the same Tested Transaction or otherwise substantially simultaneously: (1) (a) any baskets or ratios required to be determined by reference to a fixed U.S. dollar amount or a percentage of Consolidated Adjusted EBITDA (a “fixed permission”) are intended to be utilized; and/or (b) revolving Debt is intended to be Incurred; and (2) any baskets or ratios required to be determined by reference to the Fixed Charge Coverage Ratio, the Consolidated Net Leverage Ratio, or any other ratio-based basket or ratio (a “ratio-based permission”) are intended to be utilized (including, for the avoidance of doubt, any determination of any increase or decrease in any such basket or ratio), then, unless otherwise elected by the Company, (i) amounts available to be Incurred under the applicable ratio-based permissions shall first be calculated without giving effect to amounts to be Incurred under the applicable fixed permissions or the applicable Incurrence of revolving Debt, or amounts previously Incurred under such fixed permissions and not reclassified that are being repaid in connection with such Tested Transaction; and (ii) thereafter, compliance with any relevant fixed permissions shall be calculated, and in each case, full pro forma effect shall be given to all increases to Consolidated Adjusted EBITDA and repayments or discharges of Debt in connection with such Tested Transaction in accordance with this Indenture.
(4)
Notwithstanding anything to the contrary herein, so long as an action was taken (or not taken) in reliance upon a basket, ratio or financial metric that was calculated or determined in good faith by a responsible financial or accounting officer of a Testing Party based upon financial information available to such officer at such time and such action (or inaction) was permitted hereunder at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket or ratio to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default.
(5)
For purposes of determining the maturity date of any Debt, customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.

(6)
References to (i) any matter being “permitted” under this Indenture shall include references to such matters not being prohibited or otherwise being approved under this Indenture and (ii) any transaction being in the “ordinary course of business” of a member of the Group shall be construed to include any transaction that is consistent with industry practice in the industries in which the Group operates or consistent with past practice of any member of the Group.
(7)
For purposes of the calculation of any applicable covenant, test, definition, basket or ratio (including those based on Consolidated Adjusted EBITDA, Fixed Charge Coverage Ratio, and/or Consolidated Net Leverage Ratio), such calculation shall be made based on the Applicable Testing Period ending on the Applicable Reporting Date or, at the option of the Company, the most recently completed twelve consecutive months ending on the last day of a calendar month for which internal financial statements or management accounts of the Company are available.

ARTICLE V
MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 5.01 Merger, Consolidation or Sale of Assets

The Company and the Issuer

(1)
Neither the Company nor the Issuer shall, directly or indirectly, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or, in the case of the Company, sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the Board of Directors of the Company or shareholders with respect to a demerger or division pursuant to which the Company would dispose of, all or substantially all of the Group’s properties and assets, taken as a whole, to any other Person. The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:
(a)
either: (i) the Company or the Issuer, as applicable, shall be the continuing corporation; or (ii) the Person (if other than the Company or the Issuer, as applicable) formed by or surviving any such merger, consolidation, amalgamation or other combination or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, has been made (the “Surviving Entity”):
(x)
shall be a corporation duly incorporated and validly existing under the laws of any member state of the European Union as at the Issue Date, the United Kingdom, the United States of America, any state thereof, or the District of Columbia, Canada or any province of Canada, Norway, Switzerland, Jersey, the UAE, the DIFC or the Kingdom of Saudi Arabia; and
(y)
will expressly assume, by a supplemental indenture, an accession agreement or one or more other documents or instruments, each in a form reasonably satisfactory to the Trustee, the Company’s or the Issuer’s obligations, as applicable, under the Notes and this Indenture;
(b)
immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt of the Company or any Restricted Subsidiary Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(c)
immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the Applicable Testing Period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), (i) the Company (or the Surviving Entity if the Company is not a continuing obligor under this Indenture) could Incur at least $1.00 of additional Debt pursuant to the ratio set forth in Section 4.04(1) or (ii) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and
(d)
the Issuer, the Company or the Surviving Entity, as applicable, has delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.
(2)
The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Company, as applicable, under the Notes and this Indenture, provided, however, that in the case of a lease of all or substantially all of its assets, the Company or the Issuer, as applicable, will not be released from the obligation to pay the principal of, premium, if any, and interest, on the Notes.
(3)
Nothing in this Indenture will prevent (i) any Restricted Subsidiary from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Issuer, a Guarantor or any other Restricted Subsidiary or (ii) the Issuer or the Company from consolidating or otherwise combining with or merging into an Affiliate in any merger, consolidation or amalgamation that has the effect of reincorporating the Issuer or the Company, as applicable, in another jurisdiction, changing the legal domicile of the Issuer or the Company, as applicable, or changing the legal form of the Issuer or the Company, as applicable, provided that the requirements of Section 5.01(1)(a)(x) and Section 5.01(1)(d) are satisfied, mutatis mutandis.

For so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules and regulations of the Exchange so require, the Issuer will publish a notice of any merger of either the Issuer or the Company to the extent and in the manner permitted by such rules and regulations. In addition, for so long as any Notes are represented by Global Notes, all notices to Holders of the Notes may be delivered by or on behalf of the Issuer electronically to DTC, Euroclear or Clearstream, as applicable, instead of mail.

Guarantors

(1)
Subject to Section 10.12, no Guarantor shall, directly or indirectly, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by such Guarantor’s Board of Directors or shareholders with respect to a demerger or division pursuant to which such Guarantor shall dispose of, all or substantially all of such Guarantor’s properties and assets to any other Person. The previous sentence shall not apply if at the time and immediately after giving effect to any such transaction or series of transactions:
(a)
either: (i) such Guarantor is the surviving corporation, or (ii) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of any member state of the European Union as at the Issue Date, the United Kingdom, the United States of America, any state thereof, or the District of Columbia, Canada or any province of Canada, Norway, Switzerland, Jersey, the UAE, the DIFC or the Kingdom of Saudi Arabia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
(b)
the Successor Guarantor (if other than such Guarantor), by a supplemental indenture, an accession agreement or one or more other documents or instruments, each in a form reasonably satisfactory to the Trustee, expressly assumes the obligations of such Guarantor under its Guarantee and this Indenture;
(c)
immediately after giving pro forma effect to such transaction, no Default or Event of Default exists and is continuing; and
(d)
the Guarantor or the Successor Guarantor has delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.
(2)
The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the relevant Guarantor under its Guarantee and this Indenture.
(3)
Nothing in this Indenture will prevent any Restricted Subsidiary from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Issuer, a Guarantor or any other Restricted Subsidiary.

Section 5.02 Successor Substituted

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Group in accordance with Section 5.01 of this Indenture, any Surviving Entity formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein; provided, however, that the Issuer shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01 Events of Default

(1)
Each of the following shall be an “Event of Default”:
(a)
default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;
(b)
default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);
(c)
failure to comply with any covenant or agreement of the Company or of any Restricted Subsidiary that is contained in this Indenture (other than specified in clauses (a) or (b) of this Section 6.01(1)) and such failure continues for a period of 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes;
(d)
default under the terms of any instrument evidencing or securing Debt for borrowed money (other than any such Debt owed to the Company or any Restricted Subsidiary) of the Company or any Restricted Subsidiary, if that default:
(x)
results in the acceleration of the payment of such Debt; or
(y)
is caused by the failure to pay such Debt at final maturity thereof after giving effect to the expiration of any applicable grace periods (and other than by regularly scheduled required prepayment) and such failure to make any payment has not been waived or the maturity of such Debt has not been extended (a “Payment Default”), and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $40.0 million or more;

(e)
any Guarantee by any Guarantor that is a Significant Subsidiary ceases to be, or shall be asserted in writing by any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any

Guarantor that is a Significant Subsidiary, not to be in full force and effect or enforceable in accordance with its terms (other than as provided for in this Indenture or any Guarantee), if such Default continues for 10 days;
(f)
one or more final judgments, orders or decrees (not subject to appeal and not covered by insurance) shall have been rendered against the Company or any Restricted Subsidiary for the payment of money either individually or in an aggregate amount, in each case in excess of $40.0 million (exclusive of any amounts for which a solvent insurance company has acknowledged liability), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final; and
(g)
the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of either Issuer, any Guarantor, any Significant Subsidiary or of other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person or in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging either Issuer, any Guarantor, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person, bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition (or such other analogous procedure in any applicable jurisdiction) of either Issuer’s, any Guarantor’s or any Significant Subsidiary’s or Restricted Subsidiaries’ that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person’s debts generally under any applicable law, or appointing a custodian, receiver, liquidator, administrative receiver, administrator, judicial manager, assignee, trustee, sequestrator (or other similar official) of either Issuer, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person of any substantial part of their respective properties or ordering the winding up or liquidation (or such analogous procedure in any applicable jurisdiction) of their affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for any similar relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 60 consecutive days; and
(h)
(A) the Issuer, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer or consent seeking reorganization or relief (or any analogous procedure in any applicable jurisdiction) under any applicable Bankruptcy Law, (B) the Issuer, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person consents to the entry of a decree or order for relief in respect of either Issuer, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency (or such analogous procedure in any applicable jurisdiction) case or proceeding against it or, (C) the Issuer, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person (x) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, administrative receiver, judicial manager, examiner, administrator, supervisor, assignee, trustee, sequestrator or similar official of the Issuer, any Significant Subsidiary or other Restricted Subsidiaries that are not Significant Subsidiaries but would, in the aggregate, when taken together (as of the end of the most recently completed fiscal quarter) constitute a Significant Subsidiary if considered as a single Person of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors generally or (z) admits in writing its inability to pay its debts generally as they become due;

A Default under clauses (d), (e) or (f) of this Section 6.01(1) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes under this Indenture notify the Issuer of the Default in writing and, with respect to clauses (d) and (f) of this Section 6.01(1), not cure such default within the time specified in clauses (d) or (f) of this Section 6.01(1), as applicable, after receipt of such notice.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(1)(d) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(1)(d) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default occurs and is continuing and written notice from the Issuer is given to a responsible officer of the Trustee in accordance with the notice provisions of this Indenture, the Trustee will deliver to each Holder of the Notes notice of the Event of Default within 60 Business Days after its occurrence. Except in the case of an Event of Default in the payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the giving of such notice to the Holders of such Notes if it determines in good faith that withholding the giving of such notice is in the best interests of the Holders of the Notes.

(1) if a Default occurs for a failure to deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (2) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.14 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, prior to acceleration, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02 Acceleration

(1)
If an Event of Default (other than as specified in Section 6.01(1)(g) or Section 6.01(1)(h)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable.
(2)
If an Event of Default specified in Section 6.01(1)(g) or Section 6.01(1)(h) occurs and is continuing, then the principal of, premium, if any, Additional Amounts and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.
(3)
At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may waive all past Defaults (except a Default in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note in which case, the consent of the Holders of 90% of the then outstanding Notes shall be required) and rescind and annul such declaration of acceleration and its consequences if:

(a) (i) the Issuer or a Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A)
all overdue interest, if any, and Additional Amounts, if any, on all Notes then outstanding;

(B)
all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;
(C)
to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate borne by the Notes; and
(D)
all sums paid or advanced by the Trustee under this Indenture and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
(b)
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(c)
all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest, if any, on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.04 Waiver of Past Defaults

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past or existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

(a)
in respect of the payment of the principal of (or premium, if any), Additional Amounts, if any, or interest on any Note, or
(b)
in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of 90% in principal amount of the outstanding Notes,

in each case which may be waived by the Holders of not less than 90% in principal amount of the outstanding Notes.

Upon any such waiver pursuant to this Section 6.04, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05 Control by Majority

The Holders of not less than a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits

Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity and/or security and/or prefunding satisfactory to the Trustee against any loss, liability or expense.

A Holder may not institute any proceedings with respect to this Indenture or the Notes or pursue any remedy hereunder unless:

(a)
the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;
(b)
such Holder or Holders offer the Trustee indemnity and/or security satisfactory and/or prefunding to the Trustee against any costs, liability or expense;
(c)
the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and/or security; and
(d)
during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder. The Trustee has no obligation to ascertain whether a Holder’s actions are unduly prejudicial to other Holders.

Section 6.07 Unconditional Right of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of Holders of not less than 90% in principal amount of the outstanding Notes, in accordance with Section 9.02(b) hereof.

Section 6.08 Collection Suit by Trustee

(1)
The Issuer covenants that if default is made in the payment of:
(a)
any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)
the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any, and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.06 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(2)
If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 6.09 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents, the Agents and their counsel, and any other amounts due under Section 7.06.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Application of Money Collected

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:

to the Trustee and Agents and their agents and attorneys for amounts due under Section 7.06, including payment of all fees, costs, compensation, disbursements, expenses and liabilities incurred, and all advances made, by the Trustee and the Agents (as the case may be) and the costs and expenses of collection;

SECOND:

to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD:	to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Issuer shall provide the Trustee with any additional information in their possession necessary for the Trustee to make the payments mentioned above, upon request.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs

A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

Section 6.12 Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in each case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission not Waiver

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15 Record Date

The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Section 6.04 and Section 6.05.

Section 6.16 Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
TRUSTEE

Section 7.01 Duties of Trustee

(a)
If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge or written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)
Subject to Section 7.01(a): (i) the Trustee and Agents undertake to perform such duties and only such duties as are specifically and expressly set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents and the permissive rights of the Trustee and Agents to take or refrain from taking any action enumerated in this Indenture will not be constructed as an obligation or duty; and (ii) in the absence of gross negligence, wilful misconduct or fraud on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the

Trustee, the Trustee shall examine the same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein).
(c)
The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)
this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)
the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)
the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, Section 6.04 or Section 6.05.
(d)
The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or a Guarantor. Money held in trust or otherwise by the Trustee need not be segregated from other funds except to the extent required by law.
(e)
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds against such risk or liability is not reasonably assured to it (in its sole discretion).
(f)
Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02 Certain Rights of the Trustee

(a)
Subject to Section 7.01:
(i)
the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;
(ii)
before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 12.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, as the case may be;
(iii)
the Trustee may act through its respective attorneys and agents and shall not be responsible for monitoring them or the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;
(iv)
the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders provide to the Trustee security and/or indemnity and/or prefunding satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(v)
the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that this clause shall not apply to the extent that the Trustee’s conduct constitutes gross negligence, wilful default or fraud;

(vi)
whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of fraud on its part, rely absolutely upon an Officer’s Certificate; and
(vii)
the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at reasonable times upon written request to examine the books, records and premises of the Issuer personally or by agent or attorney.
(b)
The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(c)
The Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.
(d)
The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(e)
The Trustee may consult with legal and other professional advisors or any Opinion of Counsel and the written advice of such professional advisor or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(f)
The Trustee shall not have any duty to inquire as to the performance of the covenants of the Issuer, any Guarantor and/or any of its Subsidiaries. In addition, the Trustee shall not be deemed to have knowledge of any matter, including without limit, any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(1)(a) or Section 6.01(1)(b) (provided it is acting as a Paying Agent) and that a written notice has been delivered by the Issuer and received by the Trustee (with copy to the Paying Agent (attention: Agency & Trust)) with clear reference to such Event of Default; and (ii) any matter of which a Trust Officer shall have received written notification. Delivery of reports, information and documents to the Trustee under Section 4.14 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(g)
The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.
(h)
The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including its right to be indemnified and/or secured and/or prefunded to its satisfaction, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, each agent, custodian and other person employed to act hereunder, including each Agent. Absent willful misconduct or gross negligence, each Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(i)
In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.
(j)
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by force majeure events or circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)
The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.
(l)
The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
(m)
The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(n)
The Trustee shall not under any circumstances be liable for any special, indirect, punitive or consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer, any Restricted Subsidiary or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable and even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damages is made in gross negligence, willful default or fraud.
(o)
Notwithstanding anything else herein contained, the Trustee and the Agents may refrain without liability from doing anything that would or might in their opinion be contrary to any law of any state or jurisdiction (including but not limited to the European Union, the United States of America, or, in each case, any jurisdiction forming a part of it, and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
(p)
The Trustee may assume without inquiry, in the absence of actual knowledge or written notice, that the Issuer is duly complying with its obligations contained in this Indenture required to be observed and performed by them, and that no Default or Event of Default or other event that would require repayment of the Notes has occurred.
(q)
The Trustee shall be entitled to make payments net of any Taxes or other sums required by any applicable law to be withheld or deducted.
(r)
No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

Section 7.03 Individual Rights of Trustee

The Trustee, any Agent or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Agent or such other agent.

Section 7.04 Trustee’s Disclaimer

The statements or recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee does not assume any responsibility for their correctness. The Trustee will not be responsible for and makes no representations as to the validity or sufficiency of this Indenture, of the Notes or of any Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 60 days after it occurs. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default, if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium and interest or Additional Amounts, if any, on the Notes.

Section 7.06 Compensation and Indemnity

The Issuer, failing which (subject to Article X) the Guarantors, jointly and severally shall pay to the Trustee and the Agents such compensation as shall be agreed in writing for its services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which, the Guarantors, jointly and severally shall reimburse the Trustee and the Agents promptly upon request for all disbursements, advances and expenses properly incurred or made by it, including costs of collection, in addition to the compensation for its services. Upon request and delivery of reasonably detailed supporting documentation, such expenses shall include the properly incurred compensation, disbursements and expenses of the Trustee’s and the Agents’ agents and counsel. The fees, commissions and expenses payable to the Trustee for services rendered and the performance of its obligations under this Indenture shall not be abated by any remuneration or other amounts or profits receivable by any Agent (or to its knowledge by any of its associates) in connection with any transaction effected by any Agent with or for the Issuer, unless separately agreed in writing with the Issuer. In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuer shall pay to the Trustee such additional properly incurred remuneration for such duties. These expenses shall include any costs or charges incurred by the relevant Agent in carrying out instructions to clear and/or settle transfers of securities under this Agreement (including cash penalty charges that may be incurred under Article 7 of the Central Securities Depositaries Regulation (EU) No 909/2014 if a settlement fail occurs due to the Issuer’s failure to deliver any required securities or cash or other action or omission).

The Issuer, failing which (subject to Article X) the Guarantors, jointly and severally, shall indemnify the Trustee and the Agents and their respective officers, directors, employees and agents against any and all loss, damage, cost, claim, liability or expense (including attorneys’ fees and expenses and any value added tax with respect thereto) properly incurred by it without willful misconduct, gross negligence or fraud on its part arising out of or in connection with the administration of this Indenture and the performance of its duties hereunder (including the costs and expenses of defending itself against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person). The indemnity further includes the costs and expenses of enforcing this Indenture against the Issuer including this Section 7.06. The Trustee and the Agents shall notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee or the Agents to so notify the Issuer shall not relieve the Issuer or the Guarantors of its obligations hereunder. Except in cases where the interests of the Issuer and the Trustee may be adverse, the Issuer shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Issuer shall pay the properly incurred fees and expenses of such counsel. The Issuer and the Guarantors need not pay for any settlement made without their consent, which consent may not be unreasonably withheld. The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or fraud.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

When the Trustee incurs expenses or renders services after the occurrence of an Event of Default with respect to the Issuer, any Guarantor, or any Restricted Subsidiary, such expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s and any Guarantor’s obligations and the Trustee’s lien under this Section 7.06 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article VIII, and the termination of this Indenture. The indemnity contained in this Section 7.06 shall survive the discharge or termination of this Indenture and shall continue for the benefit of the Trustee or any Agent notwithstanding its resignation or retirement.

Section 7.07 Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign at any time by so notifying the Issuer. The Holders holding a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer shall be entitled to remove the Trustee if:

(a)
the Trustee fails to comply with Section 7.09;
(b)
the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)
a Custodian or other public officer takes charge of the Trustee or its property; or
(d)
the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders, which shall include the name and address of the principal corporate trust office of the successor Trustee. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.06 hereof.

If the Trustee fails to comply with Section 7.09 after a written request from any Holder who has been a Holder for at least six months, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s and the Guarantors’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09 Eligibility

There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of England and Wales, any member state of the European Union or the United States of America or any state thereof that is authorized under such laws to exercise corporate trustee power and that is generally recognized as an entity that customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum. No obligor under the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.

ARTICLE VIII
DEFEASANCE; SATISFACTION AND DISCHARGE

Section 8.01 Issuer’s Option to Effect Defeasance or Covenant Defeasance

The Issuer may, at its option by a resolution of its Board of Directors, at any time, with respect to the Notes of a series, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02 Legal Defeasance and Discharge

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of a series and to have satisfied all its other obligations under the Notes of such series and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, Additional Amounts and interest on such Notes when such payments are due, (b) the provisions set forth at Section 8.06 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Issuer and the Guarantors in connection therewith. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than an Event of Default described in Section 6.01(1)(a) or Section 6.01(1)(b)).

Section 8.03 Covenant Defeasance

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall be released from its obligations under any covenant contained in Article IV (other than Section 4.01 and Section 4.02) and Section 5.01 with respect to the Notes of a series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04 Conditions to Defeasance

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)
the Issuer must irrevocably deposit or cause to be deposited on trust (or as agent) with the Trustee, or such other entity as may be designated for this purpose, (i) for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities or a combination thereof in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, Additional Amounts and interest, on such outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must:
(i)
specify whether the Notes are being defeased to maturity or to a particular redemption date; and
(ii)
if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of the applicable series;
(b)
in the case of Legal Defeasance, the Issuer must have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee stating that: (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (ii) since the Issue Date, there has been a change in applicable U.S. federal income tax law, in either case to the effect that (and based thereon such opinion shall confirm that) the beneficial owners of the outstanding Notes of the applicable series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)
in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes of the applicable series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)
no Default or Event of Default shall have occurred and be continuing: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (ii) insofar as bankruptcy or insolvency events described in Section 6.01(1) (h) are concerned, at any time during the period ending on the 123rd day after the date of such deposit;
(e)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), this Indenture or any material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

(f)
the Issuer must have delivered to the Trustee an opinion of counsel (subject to customary assumptions, exceptions, reservations and qualifications, in each case including as to enforceability) in the country of the Issuer’s incorporation to the effect that after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and an opinion of counsel (subject to customary assumptions, exceptions, reservations and qualifications, in each case including as to enforceability) reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the Holders of the Notes of the applicable series;
(g)
the Issuer must have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes of the applicable series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or other creditors, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors;
(h)
no event or condition exists that would prevent the Issuer from making payments of the principal of, premium, if any, Additional Amounts and interest on the Notes of the applicable series on the date of such deposit or at any time ending on the 123rd day after the date of such deposit; and
(i)
the Issuer must have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee or such other entity to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, Additional Amounts and interest on the Notes of the applicable series when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

Section 8.05 Satisfaction and Discharge of Indenture

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder (except as provided in Section 8.06) when:

(a)
the Issuer has irrevocably deposited or caused to be deposited with the Trustee (or such other entity as is designated for this purpose) as funds on trust (or as agent) for such purpose an amount in U.S. dollars, U.S. Government Securities or a combination thereof sufficient to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee or the Paying Agent for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and the Issuer has delivered irrevocable instructions to the Trustee (or such other entity as is designated for this purpose) under this Indenture to apply the deposited money toward the payment of Notes at Stated Maturity or on the Redemption Date, as the case may be and either:

(i) all of the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for which payment money has been deposited on trust (or as agent) or segregated and held on trust (or as agent) by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in this Indenture) have been delivered to the Paying Agent for cancellation; or

(ii) all Notes that have not been delivered to the Paying Agent for cancellation: (x) have become due and payable (by reason of the sending, or delivery to the clearing systems in the case of a Global Note, of a notice of redemption or otherwise); (y) will become due and payable within one year of Stated Maturity; or (z) are to be called for redemption within one year of the proposed discharge date under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Issuer and at the expense of the Issuer;

(b)
the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture; provided that if requested by the Issuer in writing to the Trustee and the Paying Agent (which request may be included in the applicable notice of redemption or pursuant to an Officer’s Certificate) no later than five (5) Business Days or such shorter period as the Trustee or the Paying Agent may agree prior to such distribution, the Trustee or the Paying Agent may distribute any amounts deposited prior to maturity or the Redemption Date, as the case may be; provided, further, that in such case, the payment to each Holder shall equal the amount such Holder would have been entitled to receive at maturity or on the relevant Redemption Date, as the case may be, and, for the avoidance of doubt, the distribution and payment to Holders prior to the maturity or relevant Redemption Date as set forth above shall not include any negative interest, present value adjustment, break cost or any other premium on such amounts;
(c)
the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity, on the Redemption Date or such earlier date as instructed by the Issuer in accordance with clause (b) of this Section 8.05, as the case may be; and
(d)
the Issuer has delivered to the Trustee (i) an Officer’s Certificate and (ii) an Opinion of Counsel (subject to customary assumptions, exceptions, reservations and qualifications, in each case including as to enforceability), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

The Trustee shall be entitled to rely conclusively on such Officer’s Certificate and Opinion of Counsel without independent verification, provided that any such counsel may rely on an Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (a), (b), (c) and (d)(i) of this Section 8.05).

Section 8.06 Survival of Certain Obligations

Notwithstanding Section 8.01 and Section 8.03, any obligations of the Issuer and the Guarantors in Article II (except for Section 2.01 and Section 2.12), Section 6.07, Section 7.06, Section 7.07, Section 8.07, Section 8.08 and Section 8.09 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer and the Guarantors in Section 7.06, Section 8.07 and Section 8.08 shall survive such satisfaction and discharge.

Section 8.07 Acknowledgment of Discharge by Trustee

Subject to Section 8.09, after the conditions of Section 8.02 or Section 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in this Article VIII.

Section 8.08 Application of Trust Money

Subject to Section 8.09, the Trustee (or such other entity as may be designated for this purpose) shall hold in trust all cash deposited with it pursuant to this Article VIII, as applicable, in U.S. dollars, U.S. Government Obligations or a combination thereof. It shall apply such deposited cash through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.09 Repayment to Issuer

Subject to Section 7.06, and Section 8.01 through Section 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published through the newswire service of Bloomberg or any similar agency or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.10 Reinstatement

If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars, U.S. Government Securities or a combination thereof in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each of the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any such Paying Agent is permitted to apply all such cash in U.S. dollars, U.S. Government Securities or a combination thereof in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars, U.S. Government Securities or a combination thereof held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of Holders

The Issuer, the Guarantors and the Trustee may modify, amend or supplement this Indenture, the Notes or the Guarantees, without the consent of any Holder to:

(i)
evidence the succession of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants in this Indenture, the Notes or any Guarantee, as applicable, in accordance with Article V or a Permitted Reorganization or to add a co-issuer of the Notes;
(ii)
add to the Issuer’s covenants or those of any Guarantor or any other obligor in respect of the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor in respect of the Notes, as applicable, in this Indenture, the Notes or any Guarantee;
(iii)
cure any ambiguity, omission, defect error or inconsistency;
(iv)
conform the text of this Indenture, the Notes, or any Guarantee to any provision of the section in the Offering Memorandum entitled “Description of the Notes” to the extent that such provision in the Description of the Notes was intended to be a verbatim or substantially verbatim recitation of a provision of this Indenture, the Notes or any Guarantee;
(v)
release any Guarantor in accordance with (and if permitted by) the terms of this Indenture;
(vi)
provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 4.04 or Section 4.10, to add Guarantees, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is not prohibited by this Indenture;
(vii)
evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;
(viii)
make any change that would provide additional rights of or benefits to the Trustee or the Holders or that does not adversely affect the rights of or benefits to the Trustee or any of the Holders in any material respect under this Indenture, the Notes, or any Guarantee (as determined by the Company or the Issuer in good faith in respect of Holders); and
(ix)
provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in this Indenture.

The Trustee shall be entitled to receive and rely absolutely on an Officer’s Certificate and an Opinion of Counsel as to the permissibility of any such amendment, supplement or waiver.

Section 9.02 With Consent of Holders

(a)
Except as provided in Section 9.02(b) and Section 6.04 and without prejudice to Section 9.01, the Issuer, the Guarantors and the Trustee may:
(i)
amend or supplement this Indenture, the Notes or the Guarantees; or
(ii)
waive any default or compliance by the Issuer with any provision of this Indenture, the Notes or the Guarantees,

with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), unless a modification or amendment will only affect one series of the Notes, in which case only the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding in such series shall be required.

(b)
Without the consent of the Holders holding no less than 90% in principal amount of the Notes then outstanding (or, if a modification or amendment will only affect one series of the Notes, the Holders of at least 90% of the aggregate principal amount of the Notes then outstanding in such series), no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04 and an amendment, modification or supplement pursuant to Section 9.01, may:
(1)
extend the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note;
(2)
reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of or extend the stated time for payment of interest on any Note;
(3)
reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as set forth in Paragraph 6 of the Forms of Note as set forth in Exhibit A;
(4)
change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable on or after the due dates thereof;
(5)
impair the right to institute suit for the enforcement of any payment of any Note in accordance with the provisions of such Note and this Indenture;
(6)
make any change to the amendment or waiver provisions which require the Holders’ consent described in this Section 9.02(b);
(7)
waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(8)
release any Guarantee, other than in compliance with the guarantor release provisions of this Indenture; and
(9)
make any change to the contractual ranking of the Notes or the Note Guarantees with respect to the right of payment, in each case in a manner that adversely affects the rights of the Holders.
(c)
The consent of the Holders is not necessary to approve the particular form of any proposed amendment to this Indenture, the Notes or any Guarantee. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of the Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. In addition, any such supplemental indenture will not require the consent or signature of any Guarantor unless (in the Company’s or Issuer’s sole discretion) such supplemental indenture directly modifies the obligations of such Guarantor under its Guarantee or otherwise directly and adversely affects the rights or obligations of such Guarantor, in which case such Guarantor shall also be a party thereto.

Section 9.03 Supplemental Indentures

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.04 Notation on or Exchange of Notes

If an amendment, modification or supplement changes the terms of a Note, the Issuer or Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee or the Authenticating Agent shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.05 Notice of Amendment or Waiver

Promptly after the effectiveness of any amendment, supplemental indenture or waiver pursuant to the provisions of Section 9.01, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.01, setting forth in general terms the substance of such amendment, supplemental indenture or waiver. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Section 9.06 Process for Consents

Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer and, if applicable, the Guarantors in the execution of such amended or supplemental indenture or other waiver or amendment unless such amended or supplemental indenture imposes any personal obligations on the Trustee or directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or other waiver or amendment.

ARTICLE X
GUARANTEE

Section 10.01 Guarantee

(a) Each of the Guarantors hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors will remain bound under this Section 10.01 notwithstanding any extension or renewal of any Obligation. All payments under such Guarantees will be made in U.S. dollars.

(b) Each of the Guarantors hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, unaffected by, and irrespective of, any validity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of each of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter any Stated Maturity in respect thereof. Nothing in this Indenture prevents the assertion of any claim, set-off or other rights, whether by separate suit, compulsory counterclaim or otherwise, which any Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee (including, for the avoidance of doubt, any right which the Guarantors may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against the Guarantors or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.03. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c) The Guarantors also agree to pay any and all costs and expenses (including properly incurred attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02 Subrogation

The Guarantors shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by a Guarantor pursuant to the provisions of their respective Guarantees.

Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each of the Guarantors further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.

Section 10.03 General Limitation of Guarantee

Any term or provision of this Indenture to the contrary notwithstanding, each party to this Indenture, and by its acceptance of Notes, each Holder, hereby confirms that is the intention of all such Persons that the obligations of each Guarantor under its Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor by law to or without resulting in its obligations under its Guarantee, as it relates to such Guarantor, being voidable or unenforceable under applicable laws relating to maintenance of share capital, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of the creditors generally and applicable to the Guarantors and their respective shareholders, directors and officers. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to contribution from any other Guarantor.

Section 10.04 Limitation of Guarantee – DIFC

Notwithstanding any other provision of this Indenture, the guarantees, obligations, liabilities and undertakings granted by a Guarantor incorporated under the laws of the DIFC may be reduced, discharged or extinguished including as a result of the invalidity of, or inability to enforce, the primary obligation for any reason, the alteration of the primary obligation or any failure to take (or the release of or any alteration to) guarantees, security or other credit support given by the principal debtor or any other person (including other guarantors), as further described in the Offering Memorandum under the caption “Service of Process and Enforceability of Judgments—DIFC— Enforcement of Guarantees”.

Section 10.05 Limitation of Guarantee – Germany

(a) This Section 10.05 shall apply to the extent a Guarantor incorporated under the laws of Germany as a limited liability company (“GmbH”) (a “German Guarantor”) guarantees the indebtedness of its direct or indirect shareholder(s) or of a Subsidiary of such shareholder.

“Guarantee” in the context of this Section 10.05 means, a guarantee granted pursuant to this Indenture by a German Guarantor.

“Liquidity Impairment” means, in relation to a German Guarantor, that German Guarantor being deprived of the liquidity necessary to fulfil its liabilities towards its creditors and thereby violating Section 15b (5) of the German Insolvency Code (Insolvenzordnung) (“InsO”).

“Subsidiary” in the context of this Section 10.05 means a person in which another person holds the majority of shares.

(b) The restrictions set out in paragraph (ii) below shall not apply to the extent:

(i) the German Guarantor secures any indebtedness under this Indenture and the Notes in respect of any proceeds raised under the Notes to the extent they are passed on (directly or indirectly) to the relevant German Guarantor or its Subsidiaries and such amount passed on is not repaid; or

(ii) a profit transfer and/or domination agreement (Gewinnabführungs- und/oder Beherrschungsvertrag) according to Section 291 of the German Stock Corporation Act (Aktiengesetz) (“DPLA”) (either directly or via a chain of profit transfer and/or domination agreements) exists (besteht) between the German Guarantor and:

(A)
the Issuer or another Guarantor or any other obligor in respect of the Notes (hereinafter each referred to as an “Obligor”) as dominating or parent company, provided that the German Guarantor is a Subsidiary of that Obligor and that Obligor’s indebtedness is guaranteed by the Guarantee; or
(B)
a (direct or indirect) holding company as dominating or parent company, of both that German Guarantor and an Obligor, provided that the German Guarantor is an affiliated company of that Obligor and that Obligor’s indebtedness is guaranteed by the Guarantee, in each case to the extent that German Guarantor has a fully valuable recourse claim (vollwertiger Verlustausgleichsanspruch) against the dominating company, unless a decision of the German Federal Supreme Court (Bundesgerichtshof) explicitly confirmed with reasons (and not, for example, as an obiter dictum) in a third-party case that the mere existence of such DPLA leads to the inapplicability of § 30 (1) sentence 1 GmbHG; or

(iii) the payment under the Guarantee is covered (gedeckt) by means of a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the German Guarantor or its Subsidiaries against the affiliate or shareholder whose obligations are guaranteed; and

(iv) paragraph (iii) above shall not apply if the relevant German Guarantor provides a final judgement (rechtskräftiges Urteil) of a Higher Regional Court (Oberlandesgericht) or a judgment of the Federal Court of Justice (Bundesgerichtshof) setting out that:

(A)
the mere existence of a profit transfer and/or domination agreement is no reason not to apply Section 30 paragraph 1 of the German Limited Liabilities Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”) (and the additional preconditions necessary to disregard Section 30 paragraph 1 GmbHG set out in the judgment are not met); and
(B)
enforcement of a guarantee would result in a violation of Section 30 paragraph 1 GmbHG.

(c) The Parties agree that if payment under the Guarantee would cause the amount of a German Guarantor’s net assets, as calculated pursuant to paragraph (d)(i) below, to fall below the amount of its registered share capital (Stammkapital) (or increase an existing shortage of its registered share capital) in violation of Section 30 GmbHG (such event is hereinafter referred to as a “Capital Impairment”), then the Trustee and the Holders shall demand payment under the Guarantee from such German Guarantor only to the extent such Capital Impairment would not occur.

(d)

(i) The calculation of net assets (the “Net Assets”) shall be determined in accordance with the principle of orderly bookkeeping (Grundsätze ordnungsmäßiger Buchführung) applying the same accounting principles (Bilanzierungsgrundsätze) which have been consistently applied by the relevant German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) (Section 42 GmbHG, Sections 242, 264 of the German Commercial Code (Handelsgesetzbuch)) in the previous years, save that the following balance sheet items shall be adjusted as follows:

(A)
the amount of any increase in the registered share capital of that German Guarantor, which was carried out after that German Guarantor became a party to this Indenture, shall be deducted from the amount of the registered share capital of that German Guarantor if it is expressly prohibited under this Indenture and the Notes and has been carried out without the prior written consent of the Trustee;
(B)
loans provided to that German Guarantor by a member of the Group shall be disregarded, if and to the extent that such loans are subordinated pursuant to Section 39 paragraph 1 Nr. 5 or Section 39 paragraph 2 of InsO (or would be subordinated in case of insolvency) provided that a waiver or conversion into equity of, or other form of extinguishing, the relevant repayment claim under such loans does not lead to personal liability of the directors of the relevant member of the Group as lender and is permitted under this Indenture and the Notes; and
(C)
financial liabilities incurred by that German Guarantor in breach of this Indenture and the Notes shall not be taken into account as liabilities.

(ii) The relevant German Guarantor will notify the Trustee in writing in reasonable detail within fifteen (15) days after the Trustee notified that German Guarantor of its (or any Holder’s) intention to demand payment under the Guarantee whether and to what extent a Capital Impairment would occur if a payment under the Guarantee was made (the “Management Notification”).

(iii) Demanding payment under the Guarantee from such German Guarantor up to the amount which, according to the Management Notification, would not result in a Capital Impairment is permitted without limitation.

(iv) The relevant German Guarantor will provide a determination by its Auditors within twenty (20) calendar days from the date on which the Trustee received the Management Notification (the “Auditors’ Determination”). Such Auditors’ Determination shall set out:

(A)
the amount of Net Assets of that German Guarantor taking into account the adjustments set out in paragraph (d)(i) above; and
(B)
the extent of the Capital Impairment taking into account the anticipated payment.

(v) Demanding payment under the Guarantee from such German Guarantor up to the amount which, according to the Auditors’ Determination, would not result in a Capital Impairment is permitted without limitation. The results of the Auditors’ Determination are, save for manifest errors, binding on all parties.

(vi) If the relevant German Guarantor does not provide the Management Notification or the Auditors’ Determination within the time frame set out above, demanding payment under the Guarantee shall not be limited by the provisions of this Section 10.05 and paragraph (c) above shall not be applicable in that regard. In particular neither the Trustee nor any Holder shall be obliged to make available to that German Guarantor any proceeds realised if the relevant German Guarantor has not complied with its obligations pursuant to paragraphs (ii) and (iii) above; however, if and to the extent that the Guarantee has been enforced without regard to the restrictions contained in this Section 10.05 because the Management Determination and/or the Auditors’ Determination has not (or not in a timely manner) been delivered pursuant to paragraphs (ii) and/or (iii) (as applicable) above, but the Auditors’ Determination has then been delivered within four (4) months from its due date (or, if no Management Determination has been delivered, within four (4) months after the Trustee notified that German Guarantor of its (or any Holder’s) intention to demand payment under the Guarantee) in accordance with paragraph (iii) above, the Holders shall upon demand of the German Guarantor to the Trustee repay any amount received from the German Guarantor which pursuant to the Auditors’ Determination would not have been available for enforcement, if the Auditors’ Determination had been delivered in a timely manner.

(e) If the Management Notification and/or the Auditors Determination shows that a Capital Impairment would occur upon payment under the Guarantee, the relevant German Guarantor shall realise all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under this Indenture and the Notes. If the relevant assets are necessary for that German Guarantor business (betriebsnotwendig), it will use its best efforts to realise the higher market value by sale and lease back or similar measures.

(f) If the Trustee ascertains that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in paragraph (e) above), the Trustee may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the auditors of the Relevant German Guarantor who prepared the Auditors’ Determination in order for such auditors to determine whether (and, if so, to what extent) no Capital Impairment would occur upon payment under the Guarantee as a result of the improvement of the financial condition of the relevant German Guarantor. The Trustee and each Holder may consequently demand payment under this Guarantee to the extent that the auditors determine that no Capital Impairment would occur.

(g)

(i) Save as otherwise set out in this paragraph (g), the Trustee and the Holders shall not enforce, and any German Guarantor shall have a defence (Einrede) against, any guarantee or other liability (including any future obligation) under this Article X (the “Limited Obligation”) if and to the extent (i) such Limited Obligation secures or relates to liabilities which are owed by direct or indirect shareholders of that Guarantor (upstream) or Subsidiaries of such shareholders (other than that Guarantor and its Subsidiaries, except to the extent such Subsidiaries’ liabilities arise under any guarantee, indemnity or other assurance against loss for the liabilities of direct or indirect shareholders of that Guarantor or Subsidiaries of such shareholder (other than that Guarantor or Subsidiaries of that Guarantor)) (cross-stream) and (ii) a payment and/or enforcement in respect of that obligation described in paragraph (i) would cause a Liquidity Impairment for such German Guarantor.

(ii) Paragraphs (d)(iii), (d)(iv), (e) and (f) above (including the repayment contemplated in paragraph (d)(v) above) shall apply mutatis mutandis to the restriction in paragraph (g)(i) above.

(h) This Section 10.05 shall not affect the enforceability (other than as specifically set out herein), legality or validity of this Guarantee and the Trustee and each Holder is entitled to claim in court that making payments under this Guarantee by the relevant German Guarantor does not fall within the scope of Section 30 GmbHG or, as applicable, Section 15b (5) InsO. The Trustee’s and the Holders’ rights to any remedies they may have against the relevant German Guarantor shall not be limited if it is finally ascertained in court that Section 30 GmbHG or, as applicable, Section 15b (5) InsO did not apply. The agreement of the Trustee and the Holders to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Indenture or the Notes to the Trustee or any Holder.

(i) In the case of a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) the provisions under this Section 10.05 shall apply mutatis mutandis and all references to Capital Impairment and Net Assets shall be construed as a reference to capital impairment and net assets of the general partner of such German Guarantor.

Section 10.06 Waiver of Jersey law customary guarantee rights

(a) Any right which at any time any Guarantor incorporated or established under the laws of Jersey (a "Jersey Guarantor") may have under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such Jersey Guarantor in respect of the obligations assumed by a Jersey Guarantor under or in connection with any Transaction Document is hereby waived.

(b) Any right which at any time a Jersey Guarantor may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity given in or in connection with any Transaction Document be divided or apportioned with any other person or reduced in any manner whatsoever is hereby waived.

Section 10.07 Limitation of Guarantee – Kingdom of Saudi Arabia

Notwithstanding anything to the contrary contained in this Indenture, the guarantees, obligations, liabilities and undertakings granted by a Guarantor incorporated under the laws of the Kingdom of Saudi Arabia may be reduced, discharged or extinguished under the laws of the Kingdom of Saudi Arabia, including the provisions of Royal Decree No. M/191 dated 20/11/1444H (corresponding to June 18, 2023), and to the extent that any of the guaranteed obligations of the Issuer under the Transaction Documents prove to be illegal or unenforceable under the laws of the Kingdom of Saudi Arabia, as further described in the Offering Memorandum under the caption “Service of Process and Enforceability of Judgments—KSA— Enforcement of Guarantees”.

Section 10.08 Limitation of Guarantee – England and Wales

Notwithstanding any other provision of this Article Ten, the guarantee, indemnity and other obligations of any Guarantor incorporated under the laws of England and Wales expressed to be assumed in this Article Ten shall be deemed not to be assumed by such Guarantor to the extent that it would result in such Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of England and Wales.

Section 10.09 Limitation of Guarantee – United Arab Emirates

Notwithstanding anything to the contrary contained in this Indenture, the guarantees, obligations, liabilities and undertakings granted by a Guarantor incorporated under the laws of the United Arab Emirates may be reduced, discharged or extinguished under the laws of the United Arab Emirates, including to the extent that it falls under any of the exemptions set out in the Offering Memorandum.

Section 10.10 Limitation of Guarantee – United States and California

Notwithstanding any provision to the contrary in this Indenture, the obligations and liabilities of any Guarantor incorporated or formed under the laws of the United States or any state or territory thereof shall be liable under this Agreement or any other Transaction Document or document in connection with any Transaction Document shall in no event exceed an amount equal to the largest amount that would not render such Guarantor’s guarantees, obligations, liabilities and/or undertakings subject to avoidance under the laws of the United States, in all cases taking into account any liabilities under any other guarantee by such Guarantor.

Section 10.11 Notation Not Required

Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

Section 10.12 Release of the Guarantees

A Guarantee will be automatically and unconditionally released (and thereupon will terminate and be discharged and be of no further force and effect):

(1)
other than the Note Guarantee of the Company, upon the sale or disposition (including through merger, consolidation, amalgamation or other combination) or conveyance, transfer or lease of, substantially all of the Capital Stock, or all or substantially all of the assets, of the Guarantor (or a Holding Company thereof) to a Person that is not (either before or after giving effect to the transaction) the Company or a Restricted Subsidiary, if such sale or other disposition does not violate Sections 4.07 or 5.01;
(2)
other than the Note Guarantee of the Company, in connection with any sale or other disposition of the Capital Stock of the Guarantor (or Capital Stock of any Holding Company of such Guarantor (other than the Company)) (whether by direct sale or through a Holding Company) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.07 and as a result of such disposition such Guarantor no longer qualifies as a Subsidiary of the Company; provided that such Subsidiary Guarantor shall only be released from its

Subsidiary Guarantee as a result of ceasing to be a Restricted Subsidiary if such sale, disposition, exchange or transfer is (1) for a bona fide business purpose (as determined by the Issuer in good faith) and (2) on an arm’s-length basis;
(3)
upon payment in full of principal, interest and all other obligations on the Notes or upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture that complies with the provisions under Article VIII;
(4)
upon the designation by the Company or the Issuer of the Guarantor (or a Holding Company thereof) as an Unrestricted Subsidiary in compliance with the terms of this Indenture;
(5)
upon the liquidation or dissolution of the Guarantor; provided that no Default or Event of Default has occurred and is continuing;
(6)
upon the implementation of a Permitted Reorganization;
(7)
in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to Section 4.10, the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the obligation to guarantee the Notes; or
(8)
as described under Article IX.

Upon any occurrence giving rise to a release of a Guarantee as specified in this Section 10.12, at the Issuer’s request, the Trustee will execute any documents reasonably requested in order to evidence or effect such release, discharge and termination in respect of such Guarantee. Each of the releases and amendments set forth above shall be effected by the Trustee without any consent of the Holders or any other action or consent on the part of the Trustee.

Section 10.13 Successors and Assigns

This Article X shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.14 No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.15 Modification

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE XI
[RESERVED]

ARTICLE XII
MISCELLANEOUS

Section 12.01 Notices

(a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:

Section 12.03 Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such covenants and conditions precedent, if any, provided for in this Indenture have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officer’s Certificate.

Section 12.04 Statements Required in Certificate or Opinion

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; and

(e) customary assumptions, exceptions, reservations and qualifications in each case including as to the enforceability

Section 12.05 Rules by Trustee, Paying Agent and Registrar

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.06 Legal Holidays

If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.07 Governing Law

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

Section 12.08 Jurisdiction

The Issuer and each Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, the Notes or the Guarantees; provided that nothing in this Section 12.08 shall limit the right of the Trustee or any Agent to bring proceedings against the Issuer or any Guarantor in the courts of any other jurisdiction of competent jurisdiction. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which such Person is subject by a suit upon such judgment; provided, however, that service of process is effected upon the Issuer or the applicable Guarantor, as the case may be, in the manner provided by this Indenture. Each of AIR Limited and the Guarantors has appointed Cogency Global Inc. authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Guarantees or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding Each of AIR Limited and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and AIR Limited and the Guarantors agree to take any and all action, including the filing of any and all documents, that may be reasonably necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon AIR Limited and the Guarantors.

Section 12.09 No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any Parent, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10 Successors

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of any Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.13. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Counterparts

This Indenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Indenture. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Indenture and the transactions contemplated hereby (including, without limitation, any amendments, waivers or supplemental indentures) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.12 Table of Contents, Cross-Reference Sheet and Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13 Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Power of Attorney

If any party to this Indenture is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Indenture or any agreement or document referred to herein or made pursuant hereto, including any Note, and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

Section 12.15 Currency Indemnity

The U.S. dollar is the required currency (the “Required Currency”) of account and payment for all sums payable under the Notes, the Guarantees and this Indenture. Any amount received or recovered in respect of the Notes or the Guarantees in a currency other than the Required Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Subsidiary or otherwise) by the Trustee and/or a Holder of the Notes in respect of any sum expressed to be due to such Holder from the Issuer or the Guarantors will constitute a discharge of their obligation only to the extent of the amount of the Required Currency which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase the Required Currency on that date, on the first date on which it is possible to do so).

If the amount of the Required Currency that could be recovered following such a purchase is less than the Required Currency amount expressed to be due to the recipient or the Trustee under any Note, the Issuer and the Guarantors will jointly and severally indemnify the recipient or the Trustee against the cost of the recipient’s or the Trustee’s making a further purchase of the Required Currency in an amount equal to such difference. For the purposes of this Section 12.15, it will be sufficient for the Trustee and/or Holder to certify that it would have suffered a loss had the actual purchase of the Required Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of the Required Currency on that date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law:

(a) constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations;

(b) give rise to a separate and independent cause of action;

(c) apply irrespective of any waiver granted by any Holder of a Note or the Trustee; and

(d) will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

Section 12.16 No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, deed, loan, intercreditor or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, deed, loan, intercreditor or debt agreement may not be used to interpret this Indenture.

Section 12.17 Waiver of Jury Trial

Each of the parties to this Indenture hereby irrevocably waives its right to trial by jury in any legal suit, action or proceeding against it arising out of or in connection with this Indenture.

Section 12.18 Entire Agreement

This Indenture, the Notes, the Guarantees and the fee letters between the Agents, the Trustee and the Issuer constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 12.19 Contractual Recognition of EU Bail-In

Notwithstanding any other terms of this Indenture or any other agreement, arrangement or understanding between the parties, each counterparty to a BRRD Party acknowledges and accepts that any liability of a BRRD Party to it under or in connection with such agreement may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(A)
a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(B)
a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(C)
a cancellation of any such liability; and

(b) a variation of any terms of such agreement to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

For the purposes of this Section 12.19:

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(1)
in relation to Ireland, the European Union (Bank Recovery and Resolution) Regulations 2015 (S.I. No. 289/2015);
(2)
in relation to Germany, (i) the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, "SAG") which implements the Directive 2014/59/EU and (ii) the Regulation (EU) No 806/2014; and
(3)
in relation to the UK or an EEA Member Country (other than Ireland or Germany) which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

"BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"BRRD Party" means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published and amended by the Loan Market Association (or any successor person) on its website from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Write-down and Conversion Powers" means:

(1)
in relation to Ireland, any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Ireland, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which:
(A)
any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period); and
(B)
any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised;
(2)
in relation to Germany, any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Germany, relating to the Bail-In Legislation and the instruments, rules and standards created thereunder, pursuant to which:
(A)
any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period); and
(B)
any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised; and
(3)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time (other than in respect of Ireland or Germany), the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

(Signature pages follow.)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

AIR Limited,
as Issuer

By:	/s/ Mary-Ann Orr
Name:	Mary-Ann Orr
Title:	Director

(Signature Page to the Indenture)

AIR Global PLC,
as a Guarantor

By:	/s/ Stuart Brazier
Name:	Stuart Brazier
Title:	Chief Executive Officer

(Signature Page to the Indenture)

AIR Group Ventures Limited,
as a Guarantor

By:	/s/ Bassem Lotfy
Name:	Bassem Lotfy
Title:	Director

AIR Group Ventures Limited,
as a Guarantor

By:	/s/ Stuart Brazier
Name:	Stuart Brazier
Title:	Director

(Signature Page to the Indenture)

Al Fakher Tobacco Factory FZE,
as a Guarantor

By:	/s/ Ashok Bhat
Name:	Ashok Bhat
Title:	Manager

(Signature Page to the Indenture)

Al Fakher Tobacco FZE,
as a Guarantor

By:	/s/ Ashok Bhat
Name:	Ashok Bhat
Title:	Manager

(Signature Page to the Indenture)

Al Fakher Pioneers for Trading,
as a Guarantor

By:	/s/ Moath Melhem
Name:	Moath Melhem
Title:	Sr. Finance Manager

By:	/s/ Safwat William Michail
Name:	Safwat William Michail
Title:	Area Commercial Director

(Signature Page to the Indenture)

AIR Distribution USA, Inc.,
as a Guarantor

By:	/s/ Jacobo Sarmiento
Name:	Jacobo Sarmiento
Title:	President

(Signature Page to the Indenture)

emtrada GmbH,
as a Guarantor

By:	/s/ Ziad Houdeib
Name:	Ziad Houdeib
Title:	Managing Director

(Signature Page to the Indenture)

AIR Global Brands Limited,
as a Guarantor

By:	/s/ Mary-Ann Orr
Name:	Mary-Ann Orr
Title:	Director

(Signature Page to the Indenture)

Citibank, N.A., London Branch,
as Trustee, Paying Agent and Transfer Agent

By:	/s/ Kieran Odera
Name:	Kieran Odera
Title:	Vice President

(Signature Page to the Indenture)

Citibank Europe Plc,
as Registrar

By:	/s/ Kieran Odera
Name:	Kieran Odera
Title:	Delegated Signatory

(Signature Page to the Indenture)

EXHIBIT A-1

[FORM OF NOTE]

7.875% Senior Note Due 2031

[Global Note Legend]1

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE OR REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.06 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]2

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS OUTSIDE THE UNITED STATES AND ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF

1 Use the Global Note Legend if the Note is in Global Form.

2 Use the Private Placement Legend if required by Section 2.06(f)(iii) of the Indenture.

ANY NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFER AND SALE TO NON‑US PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40‑DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, PAYING AGENT, TRANSFER AGENT OR REGISTRAR (AS APPLICABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]3

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE GOVERNING THIS NOTE.

[Original Issue Discount Legend]

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT IMMEUBLE LE CAP, 8, RUE FÉLIX PYAT, 92800 PUTEAUX, FRANCE, ATTENTION: CHIEF FINANCIAL OFFICER.

3 Include for each Temporary Regulation S Global Note.

[Regulation S][Rule 144A]

CUSIP: ____________

ISIN: ____________

7.875% Senior Note Due 2031

AIR Limited

No. ____________

$ ____________

AIR Limited, a registered private company with limited liability incorporated under the laws of Jersey (the “Issuer”), for value received promises to pay to ___________________ or registered assigns the sum of _____________ DOLLARS (or such lesser or greater amount as indicated in Schedule A (Schedule of Principal Amount) on the reverse hereof) on October 1, 2031.

Interest Payment Dates: April 1 and October 1.

Record Dates: Business Day immediately preceding the Interest Payment Date.

Date: ____________

From _____________ or from the most recent Interest Payment Date to which interest has been paid or provided for, cash interest on this Note will accrue at 7.875% payable semi-annually on the relevant Interest Payment Date of each year, beginning on _____________ to the Person who is the registered Holder of this Note (or any predecessor Note) at the close of business on the Record Date for the next Interest Payment Date.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms not otherwise defined shall have the meanings set forth in the Indenture.

IN WITNESS WHEREOF, AIR Limited has caused this Note to be signed manually or by facsimile by its duly authorized signatories.

AIR LIMITED

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

CITIBANK, N.A., LONDON BRANCH

as Authenticating Agent, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

7.875% Senior Note Due 2031

1. Interest

AIR Limited, a registered private company with limited liability incorporated under the laws of Jersey (the “Issuer”), for value received promises to pay interest on the principal amount of this Note from April 1, 2027 at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2. Additional Amounts

All payments made under or with respect to the Notes or the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or similar governmental charges (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Issuer or Guarantor making the relevant payment is incorporated, organized, established (including in a free zone), engaged in business for tax purposes or resident for tax purposes, or from or through which payment on the Notes or the Guarantees is made by or on behalf of the Issuer or any Guarantor, or any political subdivision or authority or agency thereof or therein having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is required by law. In the event that the Issuer or a Guarantor making such payment (including any successor entity) (each, a “Payor”) is required to so withhold or deduct any amount for or on account of any such Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Guarantees, the Payor shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of the Notes after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) shall be not less than the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted.

Notwithstanding the foregoing, no such Additional Amounts shall be payable to a Holder of any Note in respect or on account of:

(a)
any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of an actual or deemed present or former connection of the Holder or beneficial owner of any Note (or a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) with such Relevant Taxing Jurisdiction (including, but not limited to, citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a place of business or a place of management present or deemed present within the Relevant Taxing Jurisdiction) other than the mere receipt or holding of any Note or solely by reason of the receipt of payments thereunder;
(a)
any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of any Note to comply with the Payor’s written request addressed to the Holder (including to such Holder on behalf of the beneficial owner) or the beneficial owner, providing at least 30 calendar days’ notice, to provide such reasonable documentation or information concerning nationality, tax residence, identity, tax status or beneficial owner status (within the meaning of the laws of the Relevant Taxing Jurisdiction) or connection with the Relevant Taxing Jurisdiction, or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which the Holder or such beneficial owner is required to provide, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(b)
any estate, inheritance, gift, sales, capital gains, excise, wealth, net worth, transfer, personal property or similar Taxes;
(c)
any Tax that is payable other than by deduction or withholding from payments made under or with respect to any Note or Guarantee;
(d)
any Tax which would not have been so imposed but for the presentation (where presentation is required in order to receive payment) by the Holder for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting the same for payment on any day (including the last day) within such 30-day period;
(e)
any withholding or deduction required to be made from a payment pursuant to Sections 1471 through 1474 of the Code, as of the Issue Date (or any amended or successor version of such sections), any current or future regulations or official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (collectively, “FATCA”);
(f)
any Tax imposed on or with respect to any payment by the Payor to any Person who is a fiduciary or partnership (or an entity treated as a partnership for tax purposes) or Person other than the sole beneficial owner of such payment to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership (or such other entity treated as partnership for tax purposes) or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.

In addition, Additional Amounts shall not be payable with respect to any Taxes that are imposed or withheld in respect of any combination of the above items.

The Payor shall also make or cause to be made such withholding or deduction of Taxes and remit the full amount of Taxes so deducted or withheld to the relevant taxing authority in accordance with all applicable laws. The Payor shall, upon written request, make available to the Holders, as soon as reasonably practicable, certified copies of tax receipts evidencing such payment by the Payor or if, notwithstanding the Payor’s reasonable efforts to obtain such receipts, the same are not obtainable, other evidence reasonably satisfactory to the Trustee of such payment by the Payor.

At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Payor shall be obliged to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises less than the 45th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date), the Payor shall deliver to the Trustee and the Paying Agent an Officer’s Certificate stating that such Additional Amounts shall be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee or Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

In addition, the Payor shall pay (x) any present or future stamp, issue, registration, transfer, documentary, court, excise or other similar taxes, charges and duties, including interest or penalties with respect thereto, imposed or levied by any Relevant Taxing Jurisdiction, in respect of the execution, issue, delivery or registration of the Notes, the Indenture or the Guarantees, or any other document or instrument referred to thereunder (other than transfers of the Notes); and (y) any such taxes, charges or duties under clause (x) imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

The foregoing provisions shall survive any termination, defeasance or discharge of the Indenture and any transfer of a Note by a Holder and shall apply mutatis mutandis to any jurisdiction in which any Surviving Entity or successor Person to the Payor is incorporated, organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision or authority or agency thereof or therein having the power to tax.

Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premiums, if any), Redemption Price, interest or any other amount payable under or with respect to any Note (including payments thereof made pursuant to any Guarantee), such mention shall be deemed to include mention of the payment of Additional Amounts thereon.

3. Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of this Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Note to the Paying Agent.

4. Paying Agent and Registrar

Initially, Citibank, N.A., London Branch or one of its affiliates will act as Paying Agent and Transfer Agent and Citibank Europe Plc will act as Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

5. Indenture

The Issuer issued the Notes under an indenture dated as of October 1, 2026 (the “Indenture”), among, inter alios, the Issuer, the Guarantors and Citibank, N.A., London Branch, as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.

The Notes are senior guaranteed obligations of the Issuer and are issued in an initial aggregate principal amount of $425,000,000. The Indenture imposes certain limitations on the Issuer, the Guarantors and their respective affiliates, including, without limitation, limitations on the incurrence of indebtedness, the payment of dividends and other payment restrictions affecting the Issuer and its subsidiaries, the sale of assets, transactions with and among affiliates of the Issuer and the Restricted Subsidiaries, change of control and Liens. In the event of any conflicts or inconsistencies between the terms of this Note and the Indenture, the provisions of the Indenture shall control and govern.

6. Optional Redemption

Optional Redemption prior to October 1, 2028 upon Equity Offering

At any time prior to October 1, 2028, upon not less than 10 nor more than 60 days’ notice to holders of the Notes, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes that were initially issued under the Indenture (calculated after giving effect to the issuance of any Additional Notes) at a redemption price of 107.875% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the Redemption Date, with the net proceeds from one or more Equity Offering following the Issue Date. The Issuer may only do this, however, if:

(a)
at least 50% of the aggregate principal amount of Notes that were initially issued (calculated after giving effect to the issuance of any Additional Notes) would remain outstanding immediately after the proposed redemption; and
(b)
the redemption occurs within 180 days after the closing of such Equity Offering.

Optional Redemption prior to October 1, 2028

At any time prior to October 1, 2028, upon not less than 10 nor more than 60 days’ notice to holders of the Notes, the Issuer may also redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Redemption Premium and accrued and unpaid interest and Additional Amounts, if any, to, but not including, the Redemption Date.

Optional Redemption on or after October 1, 2028

At any time on or after October 1, 2028, and prior to maturity, upon not less than 10 nor more than 60 days’ notice to holders of the Notes, the Issuer may redeem all or part of the Notes. These redemptions will be in amounts of $200,000 or integral multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of their principal amount at the Redemption Date), plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the Redemption Date, if redeemed during the 12-month period beginning October 1 in each of the years set forth below:

Year	Redemption Price
2028	103.9375%
2029	101.9688%
2030 and thereafter	100.0000%

In connection with any tender offer or exchange offer for the Notes, including without limitation a Change of Control Offer or Excess Proceeds Offer, if Holders of Notes of not less than 90% in aggregate principal amount of the applicable outstanding Notes validly tender and do not withdraw such Notes in such tender offer or exchange offer and the Issuer, or any third party making such a tender offer or exchange offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of Notes will be deemed to have consented to such tender offer or exchange offer, and accordingly the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to Holders of the Notes, given not more than 30 days following such tender or exchange offer expiration date, to redeem the Notes that remain outstanding in whole, but not in part, following such tender offer or exchange offer at a price equal to the price offered to each other Holder of Notes (excluding any early tender or incentive fee) in such tender offer or exchange offer, plus, to the extent not included in the tender offer payment or exchange offer settlement, accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, such Redemption Date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer, exchange offer, Change of Control Offer or Excess Proceeds Offer, as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer, exchange offer, Change of Control Offer or Excess Proceeds Offer, as applicable.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, without limitation, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering and, in the case of a redemption of the Notes, the incurrence of indebtedness the proceeds of which will be used to redeem the Notes). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, provided, however, that, in any case, such Redemption Date shall not be more than 60 days from the date on which such notice to holders of the Notes is first given, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

7. Redemption Upon Changes in Withholding Taxes

The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but not including, the redemption date and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuer determines in good faith that any Payor is or, on the next date on which any amount would be payable in respect of the Notes, would be obliged to pay Additional Amounts in respect of the Notes or the Guarantees of such Notes pursuant to the terms and conditions thereof, which the Issuer or the relevant Payor cannot avoid by the use of reasonable measures available to them (including making payment through a paying agent located in another jurisdiction, provided that changing the jurisdiction of the Issuer or a Guarantor, or assignment of the obligation to make payment with respect to the Notes, is not a reasonable measure for purposes of this section and provided, further, that no Payor shall be required to take any measures that in the Issuer’s good-faith determination would result in the imposition on such Person of any material legal or regulatory burden or the incurrence by such Person of additional material costs, or would otherwise result in any material adverse consequences to such Person), as a result of:

(a)
any change in, or amendment to, the laws or treaties (or any regulations, protocols, official guidance or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which is enacted or issued and becomes effective on or after the Issue Date or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction after the Issue Date, on or after such later date; or
(b)
any change in, or amendment to, the official application, administration, or interpretation of the laws, treaties, regulations, protocols, official guidance or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice) on or after the Issue Date or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction after the Issue Date, on or after such later date (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes or the Guarantees were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

Prior to the publication or, where relevant, sending of any notice of redemption pursuant to the foregoing, the Issuer will deliver to the Trustee:

(a)
an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have been satisfied (including that such obligation to pay such Additional Amounts cannot be avoided by the Issuer or the relevant Payor taking reasonable measures available to it); and
(b)
an opinion of counsel reasonably satisfactory to the Trustee, to the effect that the Payor is or would be obliged to pay such Additional Amounts as a result of a Change in Tax Law.

The Trustee will accept, and is entitled to rely conclusively on, such Officer’s Certificate and opinion as sufficient evidence, without further enquiry, of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders and beneficial owners.

The foregoing provisions will apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

8. Notice of Optional Redemption

Notice of redemption will be made at least 10 days but not more than 60 days before the Redemption Date. If this Note is in a denomination larger than $200,000 of principal amount, it may be redeemed in part but only in integral multiples of $1,000 in excess of $200,000. In the event of redemption of less than all of the Notes, the Notes for redemption will be selected in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the applicable Paying Agent on or before the Redemption Date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after the Redemption Date.

9. Repurchase at the Option of Holders

If a Change of Control occurs (as defined in the Indenture) at any time, the Issuer shall be required to offer to purchase on the Change of Control Purchase Date all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of this Note at a purchase price in cash in an amount equal to 101% of the principal amount hereof, plus any accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the rights of holders of record on the relevant Record Dates to receive interest due on the relevant Interest Payment Date), which date shall be no earlier than 10 days nor later than 60 days from the date notice of such offer is mailed, other than as required by law. The Issuer shall purchase all Notes properly and timely tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in such notice. The Change of Control Offer will state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer.

When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall, within 30 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) to all Holders of Notes and, at the Issuer’s election, from the holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in the Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount, in the case of the Notes (expressed as a minimum amount of $200,000 and integral multiples of $1,000 in excess thereof) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt shall be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note being repurchased and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt being redeemed or repurchased, plus, in each case, accrued and unpaid interest, if any, to the date of purchase.

10. Denominations

The Notes are in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge that may be imposed and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. [This Temporary Regulation S Global Note will be exchanged by the Trustee, with no further action by the Issuer, for one or more Permanent Regulation S Global Notes on the first day following the expiration of the Distribution Compliance Period. Upon exchange of this Temporary Regulation S Global Note for one or more Permanent Regulation S Global Notes pursuant to the Global Notes Exchange, the Trustee shall simultaneously cancel this Temporary Regulation S Global Note.]4

11. Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or the Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law and certain optional notice provisions, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits with the Trustee

4 Include for each Temporary Regulation S Global Note.

U.S. dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Supplement and Waiver

The Indenture and the Notes may be amended, supplemented or modified as set forth in, and in accordance with the terms of, the Indenture.

14. Defaults and Remedies

The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default (other than as specified in Section 6.01(1)(g) or (h) occurs and is continuing), the Trustee, by notice to the Issuer, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, subject to certain limitations, declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity and/or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default, remedies, waivers and rescissions thereof is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

15. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with such rights.

16. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under this Note, Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note will waive and release all such liability. The waiver and release will be part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

17. Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. CUSIP, ISIN and Common Code Numbers

The Issuer in issuing the Notes may use CUSIP, ISIN and Common Code numbers (if then generally in use), and, if so, the Issuer shall use CUSIP, ISIN and Common Code numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

19. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

AIR Limited

22 Grenville Street

St Helier, Jersey JE4 8PX

Channel Islands

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ____________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranty:
(Participant in a recognized signature guaranty medallion program)

Date:

Certifying Signature:

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE LINE BELOW

(1) ☐ to the Issuer;

(2) ☐ pursuant to a registration statement which has been declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”);

(3) ☐ pursuant to offers and sales that occur outside the United States in compliance with Regulation S under the Securities Act; or

(4) ☐ pursuant to any other available exemption from the registration requirements of the Securities Act.

If line (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably request to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act.

Signature:

Signature Guaranty:
(Participant in a recognized signature guaranty medallion program)

Certifying Signature:

Date:

Signature Guaranty
(Participant in a recognized signature guaranty medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.07 or

Section 4.09 of the Indenture, check the line: _______

If the purchase is in part, indicate the portion (in denominations of $200,000 or any integral multiple of $1,000 in excess thereof) to be purchased: $

Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guaranty:
(Participant in a recognized signature guaranty medallion program)

Date:

Certifying Signature:

[SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT]5

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/ Increase	Notation Made by or on Behalf of the Paying Agent or the Registrar

5 To be included for Global Notes.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Citibank, N.A., London Branch

Citigroup Centre

25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom

Attention: Citi Agency & Trust

Citibank, N.A., London Branch

Citigroup Centre

25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom

Attention: Citi Agency & Trust

AIR Limited

22 Grenville Street

St Helier, Jersey JE4 8PX

Channel Islands

Re: [7.875% Senior Notes due 2031 of AIR Limited]

Reference is hereby made to the Indenture, dated October 1, 2026 (the “Indenture”), among, inter alios, AIR Limited (the “Issuer”), the Guarantors and Citibank, N.A., London Branch, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ ___________ (the “Transfer”), to ______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. Check if transfer is pursuant to Rule 144A: ______

The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A under the U.S. Securities Act and such Transfer is in compliance with any applicable “blue sky” securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Rule 144A Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2. Check if transfer is pursuant to Regulation S: ______

The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that: (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, (A) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser) and (B) the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the private placement legend and in the Indenture and the U.S. Securities Act.

3. Check if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S: ______

The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for the benefit the Trustee, the Issuer and any Guarantor.

[Insert Name of Transferor]

By:
Name:
Title:
Dated

ACCEPTED:

[Insert Name of Transferor]

By:
Name:
Title:
Dated

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a) ______ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No. ________, in the:

(i) ______ Rule 144A Global Note (ISIN ____________ or CUSIP ____________),

(ii) ______ Regulation S Global Note (ISIN ____________ or CUSIP ____________),

(b) ______ a Rule 144A Definitive Registered Note; or

(c) ______ a Regulation S Definitive Registered Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ______ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No. ________, in the:

(i) ______ Rule 144A Global Note (ISIN ____________ or CUSIP ____________),

(ii) ______ Regulation S Global Note (ISIN ____________ or CUSIP ____________),

(b) ______ a Rule 144A Definitive Registered Note; or

(c) ______ a Regulation S Definitive Registered Note.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Citibank, N.A., London Branch

Citigroup Centre

25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom

Attention: Citi Agency & Trust

Citibank, N.A., London Branch

Citigroup Centre

25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom

Attention: Citi Agency & Trust

AIR Limited

22 Grenville Street

St Helier, Jersey JE4 8PX

Channel Islands

Re: [7.875% Senior Notes due 2031 of AIR Limited]

Reference is hereby made to the Indenture, dated October 1, 2026 (the “Indenture”), among, inter alios, AIR Limited (the “Issuer”), the Guarantors and Citibank, N.A., London Branch, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ __________ in such Note[s] or interests (the “Exchange”) to be held following such Exchange as specified below and in Annex A hereto. In connection with the Exchange, the Owner hereby certifies that:

[CHECK ALL THAT APPLY]

1. _______ Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes.

In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer. The Definitive Registered Notes issued pursuant to the Exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2. _______ Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note.

In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

[CHECK ONE]

(a)  a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No. __________ in the:

(i)  Rule 144A Global Note ([CUSIP][ISIN] ____________), or

(ii)  Regulation S Global Note ([CUSIP][ISIN] ____________), or

1. The Transferor owns and proposes to exchange the following:

[CHECK ONE]

(a) ______ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No. ________, Account No. ________, in the:

(i) ______ Rule 144A Global Note (ISIN ____________ or CUSIP ____________),

(ii) ______ Regulation S Global Note (ISIN ____________ or CUSIP ____________),

(b) a Definitive Registered Note.

After the Transfer the Transferee will hold:

[CHECK ONE]

((a) ______ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No. ________, Account No. ________, in the:

(i) ______ Rule 144A Global Note (ISIN ____________ or CUSIP ____________),

(ii) ______ Regulation S Global Note (ISIN ____________ or CUSIP ____________),

(b) a Definitive Registered Note.

in each case, in accordance with the terms of the Indenture.

Exhibit D

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _______________, 20__, among ____________________ (the “Guaranteeing Entity”), AIR Limited (the “Issuer”), the Guarantors and Citibank, N.A., London Branch, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 1, 2026 providing for the issuance of U.S. dollar-denominated 7.875% Senior Notes due 2031 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Article IX of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.
CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.
AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article X thereof. Such guarantee includes the limitations set out in Article X and may include limitations to the extent a similar guarantee is also made to holders of other Debt and such guarantee includes such limitations.
3.
NO RECOURSE AGAINST OTHERS. No director, member of any supervisory or management board, shareholders’ committee, officer, employee, incorporator, or shareholder of the Guaranteeing Entity, as such, shall have any liability for any obligations of the Issuer or any of its Subsidiaries or any parent of the Issuer under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.
4.
GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.
5.
COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.
EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING ENTITY]

By:
Name:
Title:

By:
Name:
Title:

AIR Limited

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

By:
Name:
Title:

Citibank, N.A., London Branch
as Trustee

By:
Name:
Title: